Exhibit 10.24

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED

OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS

IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THE PROPOSED

SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED

WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE

STATE SECURITIES OR “BLUE SKY” LAWS.

DATED AS OF March 30, 2023

Amended and Restated LIMITED LIABILITY COMPANY AGREEMENT
OF

SAFEHOLD GL HOLDINGS LLC

A DELAWARE LIMITED LIABILITY COMPANY

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THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, modified or supplemented from time to time in accordance with the terms hereof, this “Agreement”) of Safehold GL Holdings LLC, Delaware limited liability company (the “Company”), dated as of March 30, 2023 (the “Effective Date”), is entered into by and among, the Company, Safehold Inc., a Maryland corporation (“SAFE” or the “Managing Member”) and the Additional Members (defined below) and Substituted Members (defined below) as may in the future be admitted to the Company from time to time as set forth on Exhibit A (as amended, modified or supplemented from time to time).

WHEREAS, Safehold Operating Partnership LP (the “Partnership”) was formed as a Delaware limited partnership on October 17, 2016;

WHEREAS, on March 30, 2023, the general partner of the Partnership adopted a resolution approving the conversion of the Partnership to a limited liability company, pursuant to Section 17-219 of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17 101, et seq.), as amended from time to time (the “LP Act”);

WHEREAS, on March 30, 2023, the Partnership was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. § 18 101, et seq.), as amended from time to time (the “Act”), and Section 17-219 of the LP Act by causing the filing with the Secretary of State of the State of Delaware of a Certification of Conversion to Limited Liability Company and a Certificate of Formation of the Company (the “Conversion”);

WHEREAS, pursuant to the Conversion, the general partner interests in the Partnership were cancelled for no consideration;

WHEREAS, in connection with the Conversion, on March 30, 2023, the Company and SAFE entered into a limited liability company agreement (the “Original Agreement”);

WHEREAS, SAFE, as sole Member of the Company, desires to amend and restate the Original Agreement and enter this Agreement in order to, among other things, (i) provide for the management of the Company generally; (ii) set forth the respective rights and obligations for Members of the Company generally; and (iii) continue the Company as a limited liability company in accordance with the Act;

WHEREAS, immediately after the Effective Time, Additional Members intend to join the Company and be admitted to this Agreement as a result of (i) that certain reorganization of the capital structure of SAFE (the “SAFE Restructuring”), pursuant to which all outstanding equity interests of CARET Ventures LLC, a Delaware limited liability company (“CARET Ventures”), shall be exchanged for GL Units and CARET Units of the Company, and (ii) certain additional subscriptions for CARET Units of the Company; and

WHEREAS, following the SAFE Restructuring (a) CARET Ventures will be a wholly owned direct subsidiary of the Company, (b) CARET Ventures will be an entity disregarded as separate from the Company for U.S. federal income tax purposes, and (c) the Company is intended to be a continuation of CARET Ventures pursuant to Section 708 of the Code (as defined herein) and Revenue Ruling 66-264, 1966-2 C.B. 248.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and among the parties hereto as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. The following definitions shall apply for all purposes, unless otherwise clearly indicated to the contrary, to the terms used in this Agreement.

“Acceptance Notice” has the meaning set forth in Section 13.8(c). “Acceptance Period” has the meaning set forth in Section 13.8(c).

“Accrued Unpaid Rent Amount” means, with respect to any Company GL Asset, the aggregate amount of accrued unpaid rent due under the applicable Ground Lease as of the date of the Disposition of such Company GL Asset determined without regard to any termination of such GL or acceleration of the rent thereunder.

“Act” has the meaning set forth in the recitals.

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“Additional Funds” has the meaning set forth in Section 4.4(a).

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to Article IV and Section 14.1 and who is shown as such on the Books and Records.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Company Year (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Company Year or other applicable period.

“Advisory Committee” has the meaning set forth in Section 9.4(b).

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Arms-Length Terms” means, with respect to a transaction involving the Company, that such transaction is determined by the Managing Member to be on terms that are in the aggregate not materially less favorable to the Company than those that could reasonably be obtained with a Person that is not SAFE or an Affiliate thereof. The following is a non-exclusive list of methods that may be used to establish that a transaction is on Arms-Length Terms: (i) a bona fide quote or proposal for a comparable third-party transaction obtained by SAFE or the Company from an unaffiliated third party, or (ii) the written advice of an unaffiliated outside expert, broker or appraiser, such as a fairness opinion issued by a financial advisor, received by SAFE or the Company, stating that such transaction is fair or on market terms for a comparable third-party transaction.

“as Originally in Effect” means with respect to any Ground Lease, such Ground Lease as in effect on its Origination Date as the same may be modified, amended, supplemented or replaced pursuant to any right of the applicable Lessee (or leasehold mortgagee) in effect as of such Origination Date without the consent or approval of the applicable Lessor (or if such Lessor’s consent or approval is required, such Lessor is not entitled to withhold the same under the applicable circumstances as determined by the Managing Member in its sole discretion).

“Assignee” means a Person to whom one or more Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 13.4.

“Award Agreement” means any applicable award or grant agreement memorializing the issuance of Profits Interests or any other incentive equity or equity-linked award or grant, and, solely to the extent memorializing any terms and conditions of any of the foregoing, any other written agreement between a holder of any such award or grant and the Company.

“Books and Records” means those records and documents required to be maintained by the Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company’s business, including records as to the Members of the Company and the Units issued hereunder, in all cases, as may be amended from time to time in accordance with this Agreement.

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“Capital Account” means, with respect to any Member, the Capital Account maintained by the Managing Member for such Member on the Company’s books and records in accordance with the following provisions:

(a)	To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 7.3, and the principal amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(b)	From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 7.3, and the principal amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(c)	In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d)	In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations.

(e)	The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member determines that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing Member may make such modification; provided that such modification will not have a material effect on the amounts distributable to any Member without such Member’s consent. The Managing Member may, in its sole discretion, (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Contribution” means, with respect to any Member, the amount of money and the fair market value of any Contributed Property that such Member contributes to the Company in exchange for Units or is deemed to contribute to the Company pursuant to Article IV as determined by the Managing Member.

“Capital Transaction” has the meaning set forth in Section 7.2(b).

“CARET Economics” means the amounts which the CARET Holders are entitled to receive under Article VIII.

“CARET Financing” means any Debt financing (a) in which the Company and/or its Subsidiaries are, together, the sole borrowers and (b) that is serviced solely by cash proceeds that would be distributable to the CARET Holders in accordance with Article VIII but for such Debt financing, but excluding, for the avoidance of doubt, any Debt financing that is supported, in whole or in part, by any other cash proceeds including any cash proceeds that would be distributable to the GL Units or available to service other Debt or liabilities of the Company and its Subsidiaries (such as secured or unsecured ordinary course corporate facilities or asset based facilities).

“CARET Holder” means a Holder of a CARET Unit, in its capacity as such.

“CARET LLC Units” means CARET Units (as such term is defined in the amended and restated limited liability company agreement of CARET Ventures, dated as of August 15, 2018).

“CARET Management” means CARET Management Holdings LLC, a Delaware limited liability company.

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“CARET Operating Expenses” means any net out-of-pocket operating expenses of the Company that are (i) attributable to the administration, management, Transfer, redemption or issuance of any CARET Units or company or governance matters with respect thereto (including the expenses of external advisors) (subject to first applying the proceeds of such issuance against expenses relating to such issuance), (ii) in connection with a Liquidity Transaction of the Company, (iii) following a Liquidity Transaction, in connection with the status of the Company or a successor entity as a public registrant (including board of director expenses, customary director and officer insurance and related coverages, cost of outside auditors and attorneys, transfer agent fees, listing fees and franchise taxes), (iv) indemnity payments made by the Company or any of its Subsidiaries that are primarily related to the CARET Units (including in connection with any issuance thereof) or the holders thereof, (v) expenses incurred in connection with any CARET Financing and (vi) reasonable reserves for other CARET Operating Expenses, in each case as determined by the Managing Member. For the avoidance of doubt, CARET Operating Expenses shall not include overhead allocation or charge through of employees or other platform expense (including financing costs and expenses (including those incurred in connection with the issuance or distribution of any Preferred Units, or in connection with the REIT Conversion or maintaining qualification as a REIT thereafter), other than those incurred in connection with any CARET Financing).

“CARET Operating Expenses Amount” means, at any time, the excess of (i) the aggregate sum of all CARET Operating Expenses, over (ii) the aggregate amount previously applied to the CARET Operating Expenses Amount pursuant to the terms of Article VIII and/or Section 9.7(b).

“CARET Preferred Units” means any preferred unit of the Company senior to the CARET Units that is serviced solely by cash proceeds that would be distributable to the CARET Holders in accordance with Article VIII but for such preferred unit, but excluding, for the avoidance of doubt, any preferred unit that is supported, in whole or in part, by any other cash proceeds including any cash proceeds that would be distributable to the GL Units or available to service other Debt, securities or liabilities of the Company and its Subsidiaries.

“CARET Unit” means each limited liability company interest in the Company authorized pursuant to Section 6.1 and includes any and all benefits to which the holder of such interest may be entitled as provided in this Agreement, together with all obligations of such holder to comply with the terms and provisions of this Agreement.

“CARET Ventures” has the meaning set forth in the recitals.

“Certificate of Conversion” means the Certificate of Conversion of the Company filed in the office of the Secretary of State of the State of Delaware on March 30, 2023, as amended from time to time in accordance with the terms hereof and the Act.

“Certificate of Formation” means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware on March 30, 2023, as amended from time to time in accordance with the terms hereof and the Act.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Company filed in the office of the Secretary of State of the State of Delaware on October 17, 2016, as amended from time to time in accordance with the Act.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” has the meaning set forth in the preamble; provided that “Company” shall, as the context requires, include those direct and indirect Subsidiaries through which the Company conducts its GL Business activities.

“Company GL Asset” means any Ground Lease Asset owned or, if the context requires, previously owned directly or indirectly by the Company or its Subsidiaries (including, for the avoidance of doubt, any Ground Lease Asset owned directly or indirectly by any Non-Controlled JV).

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“Company Item” has the meaning set forth in Section 16.3(c).

“Company Personnel” means the Officers of the Company as appointed by the Managing Member or any authorized agent, employee, or representative of the Company or any Subsidiary.

“Company Record Date” means the record date established by the Managing Member in its sole discretion (i) for determining the Members entitled to notice of or to vote at any meeting of Members or to consent to any matter or (ii) for distributions to Holders.

“Company Year” means the fiscal year of the Company and the Company’s taxable year for U.S. federal income tax purposes, each of which shall be the calendar year unless otherwise required under the Code.

“Conditions of Transfer” has the meaning set forth in Section 13.2(a).

“Contributed Property” means each item of Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company net of any liabilities assumed by the Company relating to such Contributed Property and any liability to which such Contributed Property is subject.

“Conversion” has the meaning set forth in the recitals.

“Conversion Shares” has the meaning set forth in Section 13.7(a).

“Covered Person” means, as applicable, (i) the Managing Member, members of the Advisory Committee, members of the Independent Directors Committee, any Officer, or other Company Personnel of, or controlling Person of the Company or a Subsidiary thereof (including by reason of being named a Person who is about to become an Officer, a member of the Advisory Committee, a member of the Independent Directors Committee, or other Company Personnel); (ii) any member of the SAFE Group; (iii) the Taxpayer Representative; (iv) any Designated Individual; and (v) such other Persons as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability).

“Crossed GL Asset” means any Company GL Asset which has been Disposed following an Involuntary Ground Lease Termination Event of the applicable Ground Lease whose Invested Amount is greater than zero dollars ($0.00) after giving effect to the application of its Net Sale Proceeds to such Invested Amount in accordance with Section 8.1. Such amount remaining that is greater than zero dollars ($0.00) being the “Remaining Crossed Amount.”

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) any lease by such Person as lessee that is reflected on such Person’s consolidated balance sheet and classified as a finance lease in accordance with U.S. GAAP; provided, however, that in the case of this clause (iv), Debt excludes operating lease liabilities on such Person’s balance sheet in accordance with U.S. GAAP.

“Delaware Courts” has the meaning set forth in Section 17.8(b).

“Depreciation” means, for each Company Year or other applicable period, an amount equal to the U.S. federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

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“Designated Individual” has the meaning set forth in Section 16.3(a).

“Development GL Asset” means a Company GL Asset pertaining to real property held for development or redevelopment, as determined by the Managing Member, at the time it became a Company GL Asset in its sole discretion.

“Disposition” means the sale, assignment, conveyance, exchange, condemnation, transfer or other disposition of all or any portion of a Company GL Asset by the Company directly or indirectly including by way of merger or consolidation. The terms “Dispose” and “Disposed” have correlative meanings. For avoidance of doubt, none of the following shall constitute a Disposition: (i) the sale or other transfer of direct or indirect interest in Units; (ii) any transfer or conveyance directly or indirectly of a Company GL Asset for collateral purposes or as part of a so called “preferred equity financing” or (iii) any direct or indirect transfer (including by way of merger or consolidation) of a Company GL Asset which alone or together with related transactions does not result in a substantial reduction in the Company’s direct or indirect interest in the Company GL Asset.

“Drag-Along Member” has the meaning set forth in Section 13.6(a).

“Drag-Along Pro Rata Share” has the meaning set forth in Section 13.6(a).

“Drag-Along Transaction” has the meaning set forth in Section 13.6(a).

“Effective Date” has the meaning set forth in the preamble.

“Equity Securities” means, with respect to any Person, any (a) shares of capital stock, (b) equity, ownership, voting, profit or participation interests or (c) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Lessee GL” means a commercial ground lease or sublease and any other commercial lease or sublease that the Managing Member determines has characteristics of a ground lease or ground sublease where the Company (or the Person through whom the Company has directly or indirectly invested in such Excluded Lessee GL) is lessee but not a Lessor thereunder.

“Fair Market Value” means, with respect to each Unit, the fair value of such Unit as determined by the Managing Member as it in good faith deems to be reasonable, using all factors, information and data it deems to be pertinent, on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s length transaction. The following is a non-exclusive list of methods that may be used to establish Fair Market Value: (i) a bona fide quote or proposal for a comparable transaction obtained by SAFE or the Company from an unaffiliated third party, or (ii) the written advice of an unaffiliated outside expert, broker or appraiser, such as a fairness opinion issued by a financial advisor, received by SAFE or the Company, stating that such price is fair from a financial perspective.

“GL Business” means the business of owning, operating, constructing, reconstructing, developing, redeveloping, altering, improving, maintaining, operating, Disposing, financing, leasing, transferring, encumbering, conveying and exchanging Ground Leases, as operated by and through the Company from time to time.

“GL Business Sale” means a transaction or series of related transactions involving the transfer directly or indirectly of all or substantially all of the consolidated assets of the GL Business to a Person or Group, whether by merger, business combination consolidation, sale, exchange, issuance, transfer or redemption of securities, tender offer, by sale, exchange or transfer of assets, or otherwise.

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“GL Material Change” means with respect to a Company GL Asset (i) a Lease Extension with respect to such Company GL Asset or (ii) another voluntary act done (or consented to) directly or indirectly by the Company with respect to such Company GL Asset with the applicable Lessee or at its request, or with a third party, which the Company was not previously obligated to do (or consent to) that materially reduces the value, or extends the timing for the realization, of CARET Economics with respect to such Company GL Asset (as determined by the Managing Member in its sole discretion) including the granting to a Lessee of a fixed price purchase option at the end or the term of its Ground Lease. For the avoidance of doubt, no determination by the Company to obtain debt or equity financing or to secure such financing directly or indirectly with Company GL Assets shall constitute a GL Material Change.

“GL Material Change Consideration” means with respect to a Company GL Asset all Net Operating Income paid or payable to the Company (directly or indirectly) in connection with a GL Material Change of such Company GL Asset including any Upsize Rent pertaining thereto.

“GL Unit” means each limited liability company interest in the Company authorized pursuant to Section 5.1 and includes any and all benefits to which the Holder of such interest may be entitled as provided in this Agreement, together with all obligations of such Holder to comply with the terms and provisions of this Agreement.

“GL Unit Holder” means a Holder of a GL Unit, in its capacity as such.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)	The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset on the date of the contribution as determined by the Managing Member in its sole discretion using such method of valuation as it may determine in good faith is reasonable.

(b)	The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii) or clause (iv) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member in its sole discretion, as of the following times:

(i)	the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement but including acquisitions pursuant to Section 4.2 or contributions or deemed contributions by SAFE pursuant to Section 4.2) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii)	the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company, if the Managing Member determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)	the liquidation of the Company within the meaning of Regulations Section 1.704- 1(b)(2)(ii)(g); and

(iv)	at such other times as the Managing Member shall in good faith determine is reasonably necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)	The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member.

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(d)	The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member determines in good faith that an adjustment pursuant to subsection (b) above is reasonably necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)	If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Ground Lease” or “GL,” subject to the terms of Section 9.6, means a commercial ground lease or sublease and any other commercial lease or sublease that the Managing Member determines has characteristics of a ground lease or ground sublease, together with any related documents or instruments binding (directly or indirectly) on the Company (or the Person through whom the Company has directly or indirectly invested in such Ground Lease) and the Lessee thereunder and/or its Affiliates; provided, however, that the terms “Ground Lease” or “GL:” shall not include a ground lease with respect to property that is intended for individual residential use; any Excluded Lessee Interest; or any Pre-Development Ground Lease.

“Ground Lease Asset” means the fee or other interest in Real Property that is or (while the Company or SAFE directly or indirectly owned all or a part of such fee or other interest) was subject to a Ground Lease together with the Lessor’s interest under such Ground Lease and, if appropriate in the context, the direct or indirect owner of all or a part of a Ground Lease Asset, which, for the avoidance of doubt, shall only include commercial Ground Lease Assets.

“Group” means a “group”, as used in Section 13(d) of the Exchange Act.

“Holder” means either (i) a Member or (ii) an Assignee, owning one or more Units that is treated as a member of the Company for federal income tax purposes.

“Incapacity” or “Incapacitated” means, (i) as to any Member or Assignee who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member or Assignee incompetent to manage his or her person or his or her estate; (ii) as to any Member or Assignee that is a corporation, the filing of a certificate of dissolution, or its equivalent, or the revocation of the corporation’s charter; (iii) as to any Member or Assignee that is a partnership or a limited liability company, the dissolution and commencement of winding up of the partnership or the limited liability company; (iv) as to any Member or Assignee that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member or Assignee, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member or Assignee, the bankruptcy of such Member or Assignee. For purposes of this definition, bankruptcy of a Member or Assignee shall be deemed to have occurred when (a) the Member or Assignee commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member or Assignee under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member or Assignee is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member or Assignee, (c) the Member or Assignee executes and delivers a general assignment for the benefit of the Member’s or Assignee’s creditors, (d) the Member or Assignee files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member or Assignee in any proceeding of the nature described in clause (b) above, (e) the Member or Assignee seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or Assignee or for all or any substantial part of the Member’s or Assignee’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred and twenty (120) days after the commencement thereof, (g) the appointment without the Member’s or Assignee’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

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“Independent Directors Committee” means such committee of the Company as may be established by the Managing Member, in its discretion, and which shall be composed entirely of one or more persons who meet the independence standards required to serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the SEC thereunder or by any national securities exchange or automated trading system.

“Initial Expiration Date” means with respect to any Company GL Asset and its Ground Lease, the scheduled expiration date of the Ground Lease as Originally in Effect but after giving effect to any extension or renewal options in favor of the applicable Lessee (or rights to obtain new or replacement Ground Leases) under such Ground Lease as Originally in Effect as though exercised.

“Invested Amount” means, at any time, with respect to any Company GL Asset, the excess of

(i)	the sum of the following (without duplication):

(A)	the value of cash or other consideration (for the avoidance of doubt, other than any primary issuance of CARET Units or securities convertible into CARET Units issuable in a primary issuance) paid or otherwise remitted (directly or indirectly) by the Company or on its behalf (including by a qualified intermediary in connection with a like kind exchange under Section 1031 of the Code) in connection with the acquisition or development of such Company GL Asset either on or prior to the Origination Date for such Company GL Asset or pursuant to the Ground Lease as Originally in Effect (the “Acquisition Amount”); plus

(B)	any unreimbursed third party out of pocket costs pertaining to such acquisition or development; plus

(C)	all out of pocket expenditures for items which are capitalized under U.S. GAAP borne (without reimbursement) (directly or indirectly) by the Company pursuant to the terms of the applicable Ground Lease as Originally in Effect (including any such costs or expense which the Company has borne (directly or indirectly) pursuant to the terms of any agreement or other arrangement binding on the Company or the applicable Company GL Asset as in effect as of the applicable Origination Date for which the Company is not entitled to reimbursement (directly or indirectly) from the Lessee under the applicable Ground Lease as Originally in Effect); plus

(D)	Protective Advances for such Company GL Asset; plus

(E)	Other out of pocket expenditures by the Company similar to (A) – (D) above that (i) are specific to such Company GL Asset, (ii) are not considered to be, or are expressly excluded from being, a CARET Operating Expense and (iii) the Managing Member in good faith determines should reasonably be included or excluded in the Invested Amount thereof (which, for the avoidance of doubt, shall not include any amounts expended to obtain Upsize Rents); over

(ii)	The aggregate amount previously applied to such Invested Amount pursuant to the terms of Article VIII.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Involuntary Ground Lease Termination Event” means any termination of a Ground Lease other than a Voluntary Ground Lease Termination Event; provided, however, that if the Company enters into a new lease in replacement of such Ground Lease, and such new lease is required by the terms of such Ground Lease as of the Origination Date, such Involuntary Ground Lease Termination Event shall be deemed not to have occurred.

“IRS” means the United States Internal Revenue Service.

“Issuance Limitation” has the meaning set forth in Section 6.1.

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“iStar” means iStar Inc., a Maryland corporation.

“Lease Extension” means with respect to any Company GL Asset or its Ground Lease, an extension or renewal of the term of such Ground Lease (or any new or replacement Ground Lease) voluntarily entered into directly or indirectly by the Company such that the term thereof (or the term of the new or replacement Ground Lease) after giving effect to all remaining renewal or extension options (or rights to obtain new or replacement Ground Lease) extends beyond its Initial Expiration Date (determined for this purpose as though all extension or renewal options in favor of the applicable Lessee (or rights to obtain new or replacement Ground Leases) under such Ground Lease as Originally in Effect were exercised).

“Lessee” means the lessee under any Ground Lease, including its Affiliates, where appropriate.

“Lessor” means, with respect to any Ground Lease, the fee owner of the related Real Property and/or lessor under such Ground Lease.

“Liquidating Event” has the meaning set forth in Section 15.1.

“Liquidator” has the meaning set forth in Section 15.2(a).

“Liquidity Transaction” means a transaction whereby the CARET Units or securities into which CARET Units may be exchanged become tradeable on the New York Stock Exchange, NASDAQ or other nationally recognized public exchange or electronic quotation system (which may include a public offering by the Company, CARET Ventures or SAFE).

“Losses” has the meaning set forth in Section 9.10(a).

“LP Act” has the meaning set forth in the recitals.

[“Management Agreement” means the Management Agreement, between Spinco and Spinco Manager, as the same maybe amended from time to time, providing for Spinco Manager to manage the day to day operations of [Spinco] and its Subsidiaries.]

“Management Incentive Plan” means (a) the Safehold Inc. CARET Performance Incentive Plan, as it may be amended, modified, supplemented or restated from time to time, and (b) all other equity or equity-linked incentive plans that are adopted or approved by SAFE or the Managing Member and established for the benefit of any Service Provider.

“Managing Member” means SAFE, in its capacity as managing member of the Company, including any Substituted Managing Member, as reflected on the Books and Records.

“Materially Changed GL Asset” means a Company GL Asset with respect to which a GL Material Change has occurred.

“Member” means any Person named as a member of the Company, including the Managing Member, or any Substituted Member, Substituted Managing Member or Additional Member, in such Person’s capacity as a Member in the Company, as reflected on the Books and Records.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act or any other exchange (domestic or foreign, and whether or not so registered) designated by the Managing Member as a National Securities Exchange.

“Net Income” or “Net Loss” means, for each Company Year or other period of the Company, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(a)	Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

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(b)	Any expenditure of the Company described in Section 705(a)(2)(B) of the Code or treated as a Section 705(a)(2)(B) of the Code expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)	In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)	Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)	In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Company Year or other period;

(f)	To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)	Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 7.3 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 7.3 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“Net Operating Income” means with respect to a Company GL Asset for any period, the excess of its Operating Revenues for such period over its Operating Expenses for such period.

“Net Sale Proceeds” means, with respect to any Company GL Asset, the amount or value received (or deemed received) directly or indirectly by the Company from (i) the Disposition of such Company GL Asset (including any amounts paid on account of Accrued Unpaid Rent due under the applicable Ground Lease) net of the out-pocket costs and expenses borne directly or indirectly by the Company in the transaction resulting in the applicable Net Sale Proceeds (specifically excluding any amounts paid or incurred in connection with discharging any financing or any lien securing the same but specifically including brokerage fees, attorneys’ fees and transfer taxes) and (ii) any casualty or other property insurance proceeds received directly or indirectly by the Company attributable to such Company GL Asset (other than rent or business interruption insurance) net of collection cost therefore not applied to the restoration of the applicable Company GL Asset. Net Sale Proceeds shall be “grossed up” to account for any financing assumed by the acquiror or subject to which the acquiror takes title. Any consideration received directly or indirectly by the Company relating to a condemnation or transfer in lieu thereof with respect to a Company GL Asset which is applied to the restoration of such Company GL Asset shall be excluded from Net Sale Proceeds.

“Non-Controlled JV” means any joint venture of which the Company or any of its Subsidiaries owns Equity Securities, but which joint venture is either not controlled by the Company or any of its Subsidiaries or the Company or its Subsidiaries do not have the right to cause a Disposition or other revenue generation of such joint venture’s properties without the consent or approval of a third party.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Company Year or other period shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

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“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Offer Notice” has the meaning set forth in Section 13.8(b).

“Offer Period” means the earlier of (i) fifteen (15) business days after delivery of a ROFO Notice by the Selling Party and (ii) delivery by SAFE to the Selling Party of a written notice indicating SAFE’s election not to make an offer to purchase the Offered Units (such notice, a “Rejection Notice”).

“Offer Price” has the meaning set forth in Section 13.8(b).

“Offered Units” has the meaning set forth in Section 13.8(a).

“Officers” has the meaning set forth in Section 9.2(a).

“Operating Expenses” means with respect to a Company GL Asset for any period, the operating expenses borne directly or indirectly by the Company in connection with such Company GL Asset (including, if applicable, real estate taxes and insurance premiums) for such period or incurred in connection with generating any particular Operating Revenue (including, if applicable, attorneys’ fees incurred in connection with negotiating any lease amendment or other instrument giving rise to such Operating Revenue). Operating Expenses specifically excludes debt service on, or any other cost or expense relating to obtaining or maintaining any, direct or indirect financing of the Company.

“Operating Revenue” means with respect to a Company GL Asset for any period, the operating revenues (including rent, interest charges, late fees, consent fees, modification fees, GL Material Change Consideration, proceeds from rent or business interruption insurance and other amounts paid under or in connection with the applicable Ground Lease) received or receivable directly or indirectly by the Company for such period in connection with such Company GL Asset.

“Original Agreement” has the meaning set forth in the recitals.

“Origination Date” means with respect to each Company GL Asset and its Ground Lease, the date on which such Company GL Asset first became a Company GL Asset or, in the case of a Development GL Asset, the later of such date and the date on which construction of the applicable initial project(s) at such Development GL Asset has (have) been completed, as determined by the Managing Member in its discretion.

“Origination Economics” means with respect to each Materially Changed GL Asset and its Ground Lease, without duplication, the Origination Rent under such Ground Lease first coming due after such Materially Changed GL Asset became a Materially Changed GL Asset, plus such Materially Changed GL Asset’s Invested Amount, minus amounts applied to the reduction of such Origination Economics pursuant to the terms of Article VIII.

“Origination Rent” means with respect to each Materially Changed GL Asset and its Ground Lease, the Operating Revenues payable directly or indirectly to the Company under such Ground Lease other than any GL Material Change Consideration (net of actual applicable Operating Expenses). Origination Rent dependent on the level of future inflation shall be determined by the Managing Member based on consistently applied inflation assumptions until the actual inflation level is known; provided that inflation for these purposes shall be 2% unless the Managing Member determines otherwise. Otherwise, if the Ground Lease provides for a payment of an additional component of Origination Rent upon the occurrence of an event or circumstance (other than the mere passage of time), such component shall be excluded from Origination Rent but only until the event or circumstances occurs. By way of example only, if a Ground Lease provides for the fixed rent component to increase based on the fair market value of the asset in the future or future operating revenues of the Lessee, then until the amount of increase is determined, such increase shall be excluded from Origination Rent. However, if the Ground Lease provides for an automatic increase in rent in the future, such increase shall be included in Origination Rent.

“OU Consent” means (a) prior to the consummation of a Liquidity Transaction, the affirmative vote or consent of the Outside Unitholders holding a majority of CARET Units held by Outside Unitholders and (b) following a Liquidity Transaction, the affirmative vote or consent of a majority of the members of the Independent Directors Committee and, in the event the proposed amendment is to (i) increase the Issuance Limitation, (ii) amend Section 4.2 (Capital Contributions of the Members), Section 9.6 (SAFE Commitment), or (b) (Use of Proceeds), or (iii) materially adversely amend Article VIII (Economics) or Section 9.5 (Certain Decisions with Respect to Company GL Assets) on a portfolio basis (excluding asset level decisions, which may be made on a case by case basis), then, in each case of the foregoing clauses (i) — (iii), the affirmative vote or consent of the Outside Unitholders holding a majority of CARET Units held by Outside Unitholders. Notwithstanding the foregoing, following a Liquidity Transaction only the affirmative vote or consent of a majority of the members of the Independent Directors Committee (and no affirmative vote or consent of any Outside Unitholder) will be required for any such amendment that is made as to a particular Property or group of related Properties and not to the Properties taken as a whole.

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“Outside Unitholders” means all holders of Units other than SAFE and Persons that are employed by SAFE and/or any of its Subsidiaries.

“Partnership” has the meaning set forth in the recitals.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company Year or other period shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Company Year or other period shall be determined in accordance with the rules  of Regulations Section 1.704-2(d).

“Permitted Transfer” means any of the following, in each case (other than clause (ii)) subject to compliance with the Conditions of Transfer: (i) Transfers by a Member to any of its Related Persons, (ii) pursuant to a Drag-Along Transaction or Liquidity Transaction, and (iii) direct or indirect Transfers of shares of stock publicly traded on a nationally recognized stock exchange.

“Person” means an individual, corporation, joint venture, limited liability company, unincorporated organization, partnership, estate, state or political subdivision thereof, government agency, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a Group, but does not include an underwriter participating in an offering of Units and/or convertible securities of the Company.

“Plan Asset Regulations” means the regulations of the United States Department of Labor found at Title 29, Section 2510.3-101 of the United States Code, including the amendment of such regulations by Section 3(42) of ERISA.

“Preferred Unit” means each unit of the Company that the Managing Member has authorized pursuant to Article IV that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the GL Units and CARET Units.

“Pre-Development Ground Lease” means a commercial pre-development ground lease as determined by the Managing Member.

“Primary CARET Issuance” means the issuance of any CARET Units by the Company.

“Profits Interest” means a CARET Unit intended to satisfy the requirements for a partnership profits interest transferred in connection with the performance of services, as set forth in the Code, the Regulations and any IRS guidance published with respect thereto.

“Properties” means any assets and property of the Company, whether held directly or indirectly, including interests in Real Property and personal property, including fee interests in Real Property, interests in Ground Leases, interests in leases other than Ground Leases, interests in Debt instruments, interests in mortgages, interests in securities, easements and rights of way, and interests in limited liability companies, corporations, joint ventures, partnerships or other entities as the Company may hold from time to time, and “Property” means any one such asset or property.

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“Protective Advances” means with respect to any Company GL Asset, the sum, without duplication, of the following:

(a)	the amount of all real estate taxes and insurance premiums or other property related expenses borne directly or indirectly by the Company (without reimbursement) following a default by the applicable Lessee under its Ground Lease or the expiration or earlier termination of the applicable Ground Lease; plus

(b)	the amount of all third-party out of pocket costs borne (without reimbursement) directly or indirectly by the Company in connection with (i) enforcing the Ground Lease pertaining to such Company GL Asset and/or in exercising any self-help (or similar) right under such Ground Lease (including completing any construction which the Lessee was to have completed) and/or (ii) making the applicable Company GL Asset safe or secure, preparing the same for Disposition or lease (including incurring expenditures to optimize the Company GL Asset for a potential Disposition or lease) or maintaining the Company GL Asset.

“PublicCo” means the entity contemplated by Section 13.7 to be formed (newly or by way of conversion) in a Conversion or in connection with an IPO.

“Qualified Transferee” means an “Accredited Investor” within the meaning of Regulation D under the Securities Act.

“Real Property” means any real property owned directly or indirectly through one or more Subsidiaries of the Company or a Non-Controlled JV.

“Recoverable Amount” means, at any time, the excess of (i) the aggregate sum of all Remaining Crossed Amounts, over (ii) the aggregate amount previously applied to the Recoverable Amount pursuant to the terms of Article VIII.

“Regulations” means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 7.3(a)(vii).

“REIT” means a real estate investment trust qualifying under Section 856 of the Code.

“REIT Agreement” has the meaning set forth in Section 12.1.

“REIT Conversion” has the meaning set forth in Section 12.1.

“Related Person” means, with respect to any Person, (i) such Person’s individual ultimate beneficial owner or (ii) Trusts for the benefit of a Person identified in the foregoing clause (i).

“Relatives” means, with respect to any Person, such Person’s spouse, parents, grandparents and lineal descendants, and the parents, grandparents and lineal descendants of such Person’s spouse.

“Restructuring” has the meaning set forth in Section 13.7(a). “ROFO” has the meaning set forth in Section 13.8.

“ROFO Notice” has the meaning set forth in Section 13.8(a).

“SAFE” means Safehold Inc., a Maryland corporation, in its individual capacity.

“SAFE Group” means SAFE, its Subsidiaries and any other Person in which any of the foregoing holds any Equity Securities.

“SAFE Restructuring” has the meaning set forth in the recitals.

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“SAFE Sale” means a transaction or series of related transactions (i) pursuant to which a Person or Group in the aggregate directly or indirectly acquire a majority of the outstanding Equity Securities of SAFE, or (ii) involving the transfer of all or substantially all of the consolidated assets of SAFE and its Subsidiaries to a Person or Group, in each case of the foregoing clauses (i) and (ii), whether by merger, business combination consolidation, sale, exchange, issuance, transfer or redemption of securities, tender offer, by sale, exchange or transfer of assets, or otherwise.

“Safehold Group” means SAFE, CARET Management, iStar and any entity in which SAFE, CARET Management or iStar owns a direct or indirect interest.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Party” has the meaning set forth in Section 13.8.

“Service Provider” means each employee, manager, consultant, advisor, or other individual providing services to or for the benefit of the Company or any if its Affiliates.

“Services Agreement” means any brokerage, management, construction, development or advisory agreement with a property and/or asset manager for the provision of brokerage, property management, asset management, leasing, construction, development and/or similar services with respect to the Properties and any agreement for the provision of services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, financial advisors and other professional services.

“Spinco” means Star Holdings, a Maryland statutory trust.

“Spinco Manager” means Star Holdings Manager LLC, or any successor external manager selected by the Managing Member.

“Subsidiary” means, with respect to any Person, any other Person (which is not an individual) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Managing Member” means a Person who is admitted as the Managing Member to the Company pursuant to Section 13.3(b), and who is shown as such on the Books and Records.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 13.3(a), and who is shown as such on the Books and Records.

“Tax Distributions” has the meaning set forth in Section 6.2(f).

“Tax Items” has the meaning set forth in Section 7.4(a).

“Taxable REIT Subsidiary” means any Subsidiary of the Company that is a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code.

“Taxpayer Representative” has the meaning set forth in Section 16.3(a).

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

“Transfer,” when used with respect to a Unit, means any Upstream Transfer or any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XIII, “Transfer” does not include any redemption of Units pursuant to any Unit Designation. The terms “Transferred” “Transferring”, “Transferor”, “Transferee” and all conjugations of “Transfer” shall have correlative meanings.

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“Trust” means, with respect to any Person, (i) a revocable trust that is treated as a grantor trust for income tax purposes; provided that, and only so long as, (a) the beneficiaries of such Trust include only such Person and such Person’s Relatives and (b) the Transferor retains exclusive voting control over the CARET Units or other securities so Transferred, in a trustee capacity or otherwise or (ii) any other trust or other estate planning vehicle that is solely for bona fide estate planning purposes that shall not, and shall not be used to, circumvent the provisions herein; provided that, and only so long as, the beneficiaries of such Trust or other similar estate planning vehicle include only such Person and such Person’s Relatives.

“Unit” means a GL Unit, a CARET Unit, a Preferred Unit or any other fractional share of a limited liability company interest in the Company that the Managing Member has authorized pursuant to Article IV.

“Unit Designation” has the meaning set forth in Section 4.3(a).

“Unvested Profits Interest” means any Profits Interest with respect to which one or more unsatisfied vesting conditions continues to apply at the relevant time of determination, as determined in accordance with the terms of the applicable Management Incentive Plan and the applicable Award Agreement.

“Upsize” means with respect to any Company GL Asset or its Ground Lease, an agreement or other arrangement that: (i) is entered into after the Origination Date thereof; (ii) is not required by the terms of the applicable Ground Lease as Originally in Effect; and (iii) provides for an increase in the amount of rent or other additional amounts payable by the Lessee under the applicable Ground Lease that the Lessee was not previously required to pay (collectively, “Upsize Rent”) for any reason including the Lessor paying or agreeing to pay additional funds or consideration, granting a consent, waiving any right or modifying the terms of its Ground Lease.

“Upstream Transfer” means, with respect to a CARET Unit Holder (other than SAFE or its Affiliates), any direct or indirect sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation of beneficial ownership of Equity Securities or of control of such Member or of another Person in any chain of ownership of Equity Securities or chain of control of such Member, including through direct or indirect sale, conveyance, exchange, assignment, gift, bequest, hypothecation, pledge, issuance, grant of a security interest or other transfer, issuance or disposition by any other means of equity interests or of control of one or more other Persons directly or indirectly controlling or beneficially owning any Equity Securities in such Member.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

“Vested Profits Interest” means any Profits Interest that is not an Unvested Profits Interest.

“Voluntary Ground Lease Termination Event” means any expiration of a Ground Lease at the end of its term or termination thereof by agreement of the applicable Lessor and Lessee; provided, however, that if the Company enters into a new lease in replacement of such Ground Lease, and such new lease is required by the terms of such Ground Lease as of the Origination Date, such Voluntary Ground Lease Termination Event shall be deemed not to have occurred.

Section 1.2 Terms and Usage Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The terms “clause(s)” and “subparagraph(s)” shall be used herein interchangeably. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, references to a Person are also to its permitted successors and permitted assigns, including by operation of law pursuant to any merger, consolidation or other transaction. Unless otherwise expressly provided herein, references to a Person owning or holding any asset or property directly or indirectly shall be deemed to include the assets and properties owned or held by such Person’s Subsidiaries and all other Persons in which such Person directly or indirectly owns Equity Securities. Unless otherwise expressly provided herein, any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified, supplemented or restated, including by succession of comparable successor statutes. Unless otherwise expressly provided herein, any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, supplemented or restated, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, but in the case of each of the foregoing, only to the extent that such amendment, modification, supplement, restatement, waiver or consent is effected in accordance with this Agreement. Unless otherwise expressly provided herein, the word “or” is inclusive.

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ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Company is a limited liability company formed pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and dissolution, winding up and termination of the Company shall be governed by the Act. The Units held by each Member shall be personal property for all purposes. Each Person executing this Agreement on the date hereof is hereby admitted to the Company as, or continues as, a member of the Company upon its execution of a counterpart signature page to this Agreement.

Section 2.2 Name. The name of the Company is “SAFEHOLD GL HOLDINGS LLC.” The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Company in the State of Delaware is located at 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Company is located at 1114 Avenue of the Americas, 39th Floor, New York, New York 10036 or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

Section 2.4 Power of Attorney.

(a)            By executing this Agreement, each Member and Assignee irrevocably constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i)            execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including this Agreement and the Certificate of Conversion and all amendments, supplements or restatements thereof) that the Managing Member or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managing Member or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; (d) all conveyances and other instruments or documents that the Managing Member or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Company pursuant to the terms of this Agreement; (e) all instruments relating to the admission, resignation, removal or substitution of any Member pursuant to, or other events described in, Article XIII, Article XIV or Article XV or the Capital Contribution of any Member; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Units;

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(ii)            execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the Managing Member or the Liquidator, to effectuate the terms or intent of this Agreement; and

(iii)            execute, deliver and become party to the REIT Agreement pursuant to Section 12.1.

(b)            The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managing Member or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the Transfer of all or any portion of such Member’s or Assignee’s Units and shall extend to such Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the Managing Member or the Liquidator, acting in good faith pursuant to such power of attorney; and, to the fullest extent permitted by law, each such Member or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member or the Liquidator, taken in good faith under such power of attorney. Each Member or Assignee shall execute and deliver to the Managing Member or the Liquidator, within fifteen (15) days after receipt of the Managing Member’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company. Notwithstanding anything else set forth in this Section 2.4(b), to the fullest extent permitted by law, no Member shall incur any personal liability for any action of the Managing Member or the Liquidator taken under such power of attorney.

Section 2.5 Term. The term of the Company commenced on the date that the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware, has continued through the filing of the Certificate of Conversion with the Secretary of State of the State of Delaware, and shall continue perpetually, unless the Company is dissolved pursuant to the provisions of Article XV or as otherwise provided by law.

Section 2.6 Units as Securities. Each limited liability company interest in the Company shall constitute a “security” within the meaning of and governed by (i) Article 8 of the Uniform Commercial Code (including Section 8 102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each limited liability company interest in the Company shall be treated as such a “security” for all purposes, including perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code).

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ARTICLE III

PURPOSE

Section 3.1 Purpose and Business.

(a)            The Members hereby agree to continue the Company as a limited liability company pursuant to the Act, upon the terms and subject to the conditions set forth in this Agreement. The purpose and nature of the Company is to conduct any business, enterprise or activity permitted by or under the Act, including to (a) conduct the business of owning, constructing, reconstructing, developing, redeveloping, altering, improving, maintaining, operating, Disposing, financing, leasing, transferring, encumbering, conveying and exchanging of the Properties, (b) acquire and invest in any securities and/or loans relating to the Properties, (c) enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (d) conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (e) do anything necessary or incidental to the foregoing. Subject to Article XII, it is specifically a purpose of the Company to be operated so as to qualify for taxation as a REIT under Sections 856 through 860 of the Code and Regulations thereunder following a REIT Conversion, and to own, directly or indirectly, one or more Taxable REIT Subsidiaries of SAFE or, following a REIT Conversion, of the Company. The Company’s business and arrangements and interests shall be limited to and conducted in such a manner as to permit SAFE and, following a REIT Conversion, the Company, at all times to qualify as a REIT unless SAFE or the Company, as applicable, in accordance with its respective governing documents, has determined to cease to qualify as a REIT or chosen not to attempt to qualify as a REIT for any reason, and to permit the Company to be able to effect a REIT Conversion. Without limiting any of the foregoing, the Members acknowledge that the qualification of each of SAFE and, following a REIT Conversion, the Company as a REIT and the ability of the Company to effect a REIT Conversion shall inure to the benefit of all Members.

(b)            In connection with the foregoing, the Company shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue and guarantee evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire and originate additional Properties necessary, useful or desirable in connection with its business.

Section 3.2 Powers.

(a)            The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company.

(b)            The Company may contribute from time to time Company capital to one or more newly formed entities solely in exchange for equity interests therein (or in a wholly owned subsidiary entity thereof).

(c)            Notwithstanding any other provision in this Agreement, the Managing Member may cause the Company not to take, or to refrain from taking, any action that, in the judgment of the Managing Member, in its discretion, (i) could in the Managing Member’s good faith determination reasonably be expected to adversely affect the ability of SAFE or, following a REIT Conversion, the Company, to qualify as a REIT or for the Company to effect a REIT Conversion, (ii) could subject SAFE or, following a REIT Conversion, the Company, to any additional taxes under Section 857 of the Code or Section 4981 of the Code or any other related or successor provision of the Code or comparable provision of state or local law or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over SAFE, the Company, or their respective securities.

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Section 3.3 Company Only for Company Purposes Specified. This Agreement shall not be deemed to create a company, venture or partnership between or among the Members with respect to any activities whatsoever other than the activities within the purposes of the Company as specified in Section 3.1. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, and the Company shall not be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Certain Representations and Warranties. Each Member acquiring Units (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents, warrants and agrees that it has acquired and continues to hold its Units for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such Units or any portion thereof at any particular time or under any predetermined circumstances in violation of applicable laws. The representations and warranties contained in this Section 3.4 shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

ARTICLE IV

UNITS; CAPITAL CONTRIBUTIONS

Section 4.1 Issuance of Units. The Company shall have authority to issue the following types of limited liability company interests in the Company: GL Units, CARET Units, and such other Units as authorized in this Article IV, each with such rights, preferences and obligations as set forth in this Agreement. Each Person named as a Member in the Books and Records has made Capital Contributions to the Company as set forth in the Books and Records in exchange for the Units as specified therein. The Books and Records may be amended from time to time by the Managing Member to the extent necessary to reflect accurately sales, exchanges, conversions or other Transfers, redemptions, Capital Contributions, the issuance of additional Units, or similar events having an effect on a Member’s ownership of Units. All Units are uncertificated. The terms and provisions of the GL Units and CARET Units are further detailed in Article V and Article VI, respectively, below.

Section 4.2 Capital Contributions of the Members. Except as provided by law or otherwise as expressly set forth in this Agreement, the Members shall have no obligation or right to make any additional Capital Contributions or loans to the Company; provided that SAFE shall have the right to make, in its sole discretion, additional Capital Contributions to the Company.

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Section 4.3 Issuances of Additional Units.

(a)            General. Subject to the Issuance Limitation on CARET Units, the Managing Member, in its sole discretion, is hereby authorized (1) to cause the Company to issue additional Units (or classes or series thereof) (including Units that may be senior to existing Units, other than CARET Preferred Units (unless approved by OU Consent), to existing or newly admitted Members in exchange for any Capital Contributions by such Members, the provision of services by such Members at any time or from time to time, or for any other purpose for any or no consideration, and (2) to admit such newly admitted Members as Additional Members, for such consideration and on such terms and conditions as shall be established by the Managing Member in its sole and absolute discretion, all without the approval of any Member. Without limiting the foregoing, the Managing Member, in its sole discretion, is expressly authorized to cause the Company to issue Units (i) upon the conversion, redemption or exchange of any Debt, Units or other securities issued by the Company, (ii) for less than fair market value, so long as the Managing Member determines that such issuance is in the best interests of the Company and (iii) in connection with any merger of any other Person into the Company or any Subsidiary of the Company if the applicable merger agreement provides that Persons are to receive Units in exchange for their interests in the Person merging into the Company or any Subsidiary of the Company. Any Unit that is not specifically designated by the Managing Member as being of a particular class or series shall be deemed to be a GL Unit. Subject to Delaware law, any additional Units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties (including designations, preferences and relative, participating, optional or other special rights, powers and duties that may be senior to existing Units, as shall be determined by the Managing Member, in its sole discretion, without the approval of any Member, other than CARET Preferred Units (unless approved by OU Consent), and set forth in a written document thereafter attached to and made an exhibit to this Agreement which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Unit Designation”). Without limiting the generality of the foregoing, the Managing Member shall have authority to specify (a) the right of each such class or series of Units to share (on a pari passu, junior or preferred basis) in Company distributions; (b) the rights of each such class or series of Units upon dissolution and liquidation of the Company; (c) the voting rights, if any, of each such class or series of Units; and (d) the conversion, redemption or exchange rights applicable to each such class or series of Units. Upon the issuance of any additional Units, the Managing Member shall amend its Books and Records as appropriate to reflect such issuance. Notwithstanding anything to the contrary in this Agreement, no Unit in a given class or series shall have any preferential rights within the meaning of Section 562(c) of the Code and the Regulations thereunder relative to any other Unit in such class or series.

(b)            No Preemptive Rights. Except as may be set forth in any agreement between a Member and the Company or any of its Affiliates, no Person, including any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Units.

(c)            Profits Interests.

(i)            The Company may from time to time issue Profits Interests pursuant to a Management Incentive Plan.

(ii)            Subject to the terms of this Agreement, such Profits Interests may be issued to any Service Provider to the extent permitted under applicable securities laws as determined by the Managing Member in its sole discretion, in each case, in respect of any such Service Provider’s service to or for the benefit of the Company or any of its Affiliates (subject to the terms and conditions of the applicable Management Incentive Plan and the applicable Award Agreement).

(iii)            For clarity no Service Provider shall be deemed to be a “manager” within the meaning of the Act by virtue of the issuance of such Profits Interests. Any Profits Interests issued hereunder may be subject to such vesting, forfeiture, restrictive covenants, transfer, repurchase and such other terms, conditions and/or obligations as the Managing Member may determine in its sole discretion and set forth in an applicable Award Agreement, and subject to the applicable Management Incentive Plan and the terms and conditions of this Agreement.

(iv)            Profits Interests shall vest in accordance with any applicable vesting terms set forth in the applicable Award Agreement or other plan or agreement governing such Profits Interests. Any Profits Interests forfeited by a Service Provider, shall be deemed cancelled for no consideration as of the date of forfeiture and shall again be available for issuance to the extent provided under the applicable Management Incentive Plan. No Service Provider will have any claim or right to receive any grant or issuance of Profits Interests hereunder or under any Management Incentive Plan. Neither this Agreement nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Service Provider any right (A) to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates or (B) to interfere with or to limit in any way the right of the Company or any of its Subsidiaries or Affiliates to terminate the employment or engagement of such Service Provider at any time.

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(v)            Any Profits Interests issued on or after the date hereof pursuant to an Award Agreement shall be entitled to the rights, preferences, and obligations (including vesting) set forth herein and therein, and, unless otherwise determined by the Managing Member, are intended to constitute “profits interests” as defined in IRS Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by IRS Revenue Procedure 2001-43, 2001-2 C.B. 191 (or the corresponding requirements of any subsequent guidance promulgated by the IRS or other applicable law), and all provisions of this Agreement shall be applied and interpreted consistently with such intent. Accordingly, unless otherwise determined by the Managing Member, the Profits Interests are interests solely in profits and the Capital Accounts associated therewith at the time of their issuance shall be equal to zero dollars ($0.00). The Profits Interests shall not at any time receive any distribution that would cause the Capital Account associated therewith to have a negative value. Accordingly, is the intention of the parties to this Agreement that, unless otherwise determined by the Managing Member, distributions in respect of Profits Interests (as well as any conversion of Profits Interests into CARET Units in connection with a REIT Conversion) be limited to the extent necessary so that the Profits Interests constitute “profits interests” for U.S. federal income tax purposes within the meaning of IRS Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by IRS Revenue Procedure 2001-43, 2001-2 C.B. 191 (or the corresponding requirements of any subsequent guidance promulgated by the IRS or other applicable law), except to the extent of any Capital Contributions in respect of such Profits Interests. In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, the Managing Member may limit distributions in respect of the Profits Interests under Article VIII or Article XV, as applicable, or the conversion of Profits Interests into CARET Units as provided in Article XII so that such distributions or amounts received do not exceed the amount of available profits (as determined by the Managing Member in its sole discretion) in respect of such Profits Interests. Notwithstanding anything to the contrary in this Agreement, the Award Agreement, the Management Incentive Plan or any other relevant agreement, the Profits Interests shall not have any superior rights or preferences to the interests of the other CARET Holders (other than Tax Distributions provided in Section 6.2(f) and allocations provided in Section 7.2(b)). The Managing Member may, in its sole discretion, require any Person who is granted Profits Interests to make a timely election under Section 83(b) of the Code with respect to the Profits Interests, and if the Managing Member so requires, the grant of such Profits Interests shall be conditioned on such Person making such Section 83(b) election, timely filing it with the IRS, and delivering to the Company a copy of such election promptly after its filing.

Section 4.4 Additional Funds and Capital Contributions.

(a)            General. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the acquisition or origination of additional Properties or for such other purposes as the Managing Member may determine in its sole and absolute discretion. Additional Funds may be obtained by the Company, at the election of the Managing Member, in any manner provided in, and in accordance with, the terms of this Section 4.4 without the approval of any Members.

(b)            Additional Capital Contributions. The Managing Member, on behalf of the Company, may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution, the Managing Member is hereby authorized to cause the Company from time to time to issue additional Units (as set forth in Section 4.3 above) in consideration therefor, subject to the Issuance Limitation on CARET Units.

Section 4.5 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 4.6 Other Contribution Provisions. In the event that any Member is admitted to the Company and is issued Units in exchange for services rendered to the Company, unless otherwise determined by the Managing Member in its sole and absolute discretion, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash and such Member had contributed the cash to the capital of the Company. In addition, solely with the consent of the Managing Member, one or more Members may enter into contribution agreements with the Company which have the effect of providing a guarantee of certain obligations of the Company.

ARTICLE V

GL UNITS

Section 5.1 Designation and Number. The Company is authorized to issue an unlimited number of GL Units. The GL Units shall be issued to the Members listed in the Books and Records as GL Unit Holders.

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Section 5.2 Distributions.

(a)            Requirement and Characterization. Subject to the terms of any Unit Designation, the Managing Member may cause the Company to distribute on a pro rata basis all, or such portion as the Managing Member may in its sole and absolute discretion determine, of the amounts distributable to GL Unit Holders under Article VIII. Each distribution in respect of a GL Unit shall be paid by the Company, directly or through any other Person or agent, only to the GL Unit Holder of such GL Unit as shown on the Books and Records as of the Company Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of a Person who may have an interest in such payment by reason of an assignment or otherwise.

(b)            Distributions In-Kind. No right is given to any Member to demand and receive property other than cash as provided in this Agreement. The Managing Member may determine, in its sole and absolute discretion, to make a distribution in-kind of Company assets, including in relation to any restructuring of SAFE or its Subsidiaries.

(c)            Amounts Withheld. All amounts, if any, withheld pursuant to Section 16.4 with respect to any payment or distribution to a GL Unit Holder shall be treated as amounts paid or distributed to such GL Unit Holder pursuant to this Section 5.2(c) for all purposes under this Agreement.

(d)            Distributions Upon Dissolution and Winding Up. Notwithstanding the other provisions of this Article V, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the dissolution and winding up of the Company, shall be distributed to all Holders in accordance with Section 15.2.

(e)            Distributions to Reflect Issuance of Additional Units. In the event that the Company issues additional GL Units pursuant to the provisions of Article IV, the Managing Member is hereby authorized to amend this Agreement as required or desirable to reflect such issuance or the terms thereof (as determined by the Managing Member) without the consent of any Member, except as provided in Section 9.3(a).

(f)            Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to any GL Unit Holder in respect of its GL Units if such distribution would violate the Act or other applicable law.

Section 5.3 Redemptions. GL Unit Holders shall not be entitled to any redemption rights with respect to their GL Units.

ARTICLE VI

CARET UNITS

Section 6.1 Designation and Number. The Company is authorized to issue up to 12,000,000 CARET Units, in the aggregate, including any Profits Interests (the “Issuance Limitation”); provided, however, that the Issuance Limitation shall not prevent the Company from undertaking one or more splits or reverse splits of the then-outstanding CARET Units in the sole discretion of the Managing Member, subject to Section 9.3 and any applicable law. The CARET Units issued hereunder shall all be a single class of Units that are pari passu within the class as to economic matters.

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Section 6.2 Distributions.

(a) Requirement and Characterization. (i) Subject to (A) the terms of any Unit Designation, (B) tolling in order to comply with Debt or other material contractual obligations of SAFE, the Company, their respective Subsidiaries and any other Person in which they own Equity Securities, and (C) tolling for up to two (2) years in order for SAFE, the Company and their respective Subsidiaries to take action to prevent or mitigate any matter that the Managing Member in good faith determines is reasonably likely to result in a material detriment to SAFE (together with its Subsidiaries, taken as a whole), or the Company, and (ii) except as may be required or advisable for SAFE and, following a REIT Conversion, the Company, to qualify as a REIT and to prevent the Company and SAFE from incurring income and excise taxes, in each case as determined by the Managing Member in its sole and absolute discretion, the Company shall distribute all of the amounts distributable to CARET Holders on account of Net Sale Proceeds under Section 6.2 within 180 days following actual receipt thereof. The Managing Member may in its sole and absolute discretion cause the Company to make pro rata distributions to the CARET Holders on a more frequent basis and provide for an appropriate Company Record Date. Each distribution in respect of a CARET Unit shall be paid by the Company, directly or through any other Person or agent, only to the CARET Holder of such CARET Unit as shown in the Books and Records as of the Company Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of a Person who may have an interest in such payment by reason of an assignment or otherwise.

(b)            Distributions In-Kind. No right is given to any CARET Holder to demand and receive property other than cash as provided in this Agreement. The Managing Member may determine, in its sole and absolute discretion, to make a distribution in-kind of Company assets, including in relation to any restructuring of SAFE or its Subsidiaries.

(c)            Amounts Withheld. All amounts, if any, withheld pursuant to Section 16.4 with respect to any allocation, payment or distribution to any CARET Holder shall be treated as amounts paid or distributed to such CARET Holder pursuant to this Section 6.2(c) for all purposes under this Agreement.

(d)            Distributions Upon Dissolution and Winding Up. Notwithstanding the other provisions of this Article VI, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the dissolution and winding up of the Company, shall be distributed to all Holders in accordance with Section 15.2.

(e)            Distributions to Reflect Issuance of Additional Units. In the event that the Company issues additional CARET Units pursuant to the provisions of Article IV (subject to the Issuance Limitation and the terms of Section 9.3 and Section 4.3(a)), the Managing Member is hereby authorized, without the consent of any other Person, to make such revisions to amend this Agreement as required or desirable to reflect such issuance or the terms thereof (as determined by the Managing Member) without the consent of any Member.

(f)            Distributions to Profits Interests. Notwithstanding anything to the contrary contained in this Agreement, distributions in respect of any Profits Interests will be subject to Section 4.3(c)(v) and in no event shall any distribution be made in respect of any Profits Interest to the extent that such distribution would cause the Capital Account associated with such Profits Interest to have a negative value (or otherwise cause such Profits Interest to fail to qualify as a “profits interest” for U.S. federal income tax purposes). Any distribution, or portion thereof, payable in respect of any Profits Interest that is an Unvested Profits Interest shall be payable to the extent provided in, and in accordance with, the applicable Management Incentive Plan and/or the underlying Award Agreement. Unless otherwise determined by the Managing Member, to the extent that the applicable Management Incentive Plan and/or underlying Award Agreement requires that no distribution or solely Tax Distributions shall be made in respect of any Unvested Profits Interest, then any distribution, or portion thereof, that would have been payable in respect of such Unvested Profits Interest had such Profits Interest been a Vested Profits Interest as of the date of such distribution shall be retained by the Company and shall be payable as soon as practicable following the date (if any) on which such Unvested Profits Interest vests and becomes a Vested Profits Interest. Except as set forth in the applicable Management Incentive Plan and/or underlying award agreement, to the extent the Managing Member determines there is sufficient net cash, the Managing Member may, in its sole discretion, make distributions (“Tax Distributions”) to CARET Holders who hold Profits Interests at such time and in such amounts as reasonably determined by the Managing Member to enable such CARET Holder to pay, with respect to a taxable year, such CARET Holder’s deemed federal, state, and local income taxes with respect to income or gain allocated to such CARET Holder with respect to such Profits Interest for such taxable year. Upon a Liquidating Event, the CARET Holders who hold Profits Interests shall contribute to the Company, and the Company shall, promptly following receipt, distribute to the CARET Holders in accordance with Section 15.2, the amount (if positive) by which the aggregate distributions that the CARET Holders who hold Profits Interests received as Tax Distributions exceeds the amount that would have been distributable to the CARET Holders who hold Profits Interests with respect to such CARET Holder had all distributions under this Agreement been made on the date of the final distribution of the assets of the Company. Any such distributions will be taken into account as advance distributions to such CARET Holders in making subsequent distributions with respect to such Profits Interests. Any amounts retained by the Company pursuant to this Section 6.2(f) in respect of Unvested Profits Interest that is forfeited without becoming a Vested Profits Interest shall thereafter be available for distribution by the Company to the Members in accordance the applicable terms of this Agreement.

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For clarity, and notwithstanding the foregoing or anything herein to the contrary, any distributions to be made in respect of any Profits Interest in accordance with this Section 6.2 shall be subject to the limitations described in Section 4.3(c)(v).

(g)            Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to any CARET Holder in respect of its CARET Units if such distribution would violate the Act or other applicable law.

Section 6.3 Redemptions. CARET Holders shall not be entitled to any redemption rights with respect to their CARET Units.

ARTICLE VII

ALLOCATIONS

Section 7.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each Company Year of the Company as of the end of each such year. Except as otherwise provided in this Article VII, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 7.2 General Allocations.

(a)            Allocations of Net Income and Net Loss from Events other than Capital Transactions. After the application of Section 7.3, all Net Income and Net Loss from events other than Capital Transactions shall be allocated to holders of GL Units pro rata in accordance with their ownership of GL Units.

(b)            Allocations of Net Income and Net Loss from Capital Transactions. After the application of Section 7.3, all Net Income and Net Loss resulting from the sale of a Company GL Asset held by the Company (a “Capital Transaction”), shall be allocated among the Holders in a manner such that the Adjusted Capital Account of each Holder, immediately after making such allocation, and after taking into account actual distributions made during such taxable year, or portion thereof, is, as nearly as possible, equal (proportionately) to the distributions that would be made to such Member pursuant to Article V, Article VI and Article VIII if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities, including the Company’s share of any liability of any entity treated as a partnership for U.S. federal income tax purposes in which the Company is a partner, were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Article V, Article VI and Article VIII) to the Holders immediately after making such allocation. Subject to the other provisions of this Article VII, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

(c)            Allocations to Reflect Issuance of Additional Company Units. In the event that the Company issues additional Units pursuant to the provisions of Article IV, the Managing Member is hereby authorized, without the consent of any other Person to amend this Section 7.2 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Units.

(d)            Profits Interests. For purposes of allocating Net Income and Net Loss, and all other items of income, gain, deduction and loss, pursuant to this Section 7.2 (and otherwise in this Article VII, to the extent applicable), all outstanding Unvested Profits Interests shall be treated as if they were Vested Profits Interests.

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Section 7.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article VII:

(a) Regulatory Allocations.

(i)             Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 7.2, or any other provision of this Article VII, if there is a net decrease in Partnership Minimum Gain during any Company Year, each Holder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.3(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)            Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 7.3(a)(i), if there is a net decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt during any Company Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 7.3(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)            Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Company Year shall be specially allocated to the Holders of Units in accordance with their Capital Accounts. Any Partner Nonrecourse Deductions for any Company Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv)            Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible. It is intended that this Section 7.3(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v)            No Excess Deficit. Loss or items thereof shall not be allocated to any Holder to the extent such allocation would cause an Adjusted Capital Account Deficit with respect to such Holder at the end of any Company Year. The loss or items thereof that would, absent the application of the preceding sentence, otherwise be allocated to such Holder shall be allocated to the other Holders in proportion to their relative Capital Account balances, subject to the limitations of this Section 7.3(a)(v).

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(vi)            Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(vii)            Curative Allocations. The allocations set forth in Sections 7.3(a)(i), (ii), (iii), (iv), (v), and (vi) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 7.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(viii)            Allocation of Excess Nonrecourse Liabilities. The Company shall allocate “nonrecourse liabilities” (within the meaning of Regulations Section 1.752-1(a)(2)) of the Company that are secured by multiple Properties under any reasonable method chosen by the Managing Member.

Section 7.4 Tax Allocations.

(a)            In General. Except as otherwise provided in this Section 7.4, for income tax purposes under the Code and the Regulations each Company item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders of Units in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 7.2 and Section 7.3.

(b)            Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 7.4(a), Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Holders of Units for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code so as to take into account such variation. The Company shall account for such variation under any method approved under Section 704(c) of the Code and the applicable Regulations as chosen by the Managing Member. In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article I), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable Regulations or under any method approved under Section 704(c) of the Code and the applicable Regulations as chosen by the Managing Member.

(c)            For any Company Year or other period during which any Units are Transferred between the Members or to another person, the portion of the Net Income, Net Loss and other items of income, gain, loss, deduction and credit that are allocable with respect to such Units shall be apportioned between the transferor and the transferee using any method allowed pursuant to Section 706 of the Code and the applicable Regulations as chosen by the Managing Member. The Members hereby agree that any such selection by the Managing Member is made by “agreement of the partners” within the meaning of Regulations Section 1.706-4(f).

(d)            Notwithstanding the foregoing provisions of this Agreement, the Managing Member in its sole discretion shall make such allocations as may be needed to ensure that allocations are in accordance with the interests of the Members of the Company, within the meaning of the Code and Regulations. The Managing Member shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. Notwithstanding anything to the contrary contained in this Agreement, for the proper administration of the Company, the Managing Member, without the consent of any other Person, may (A) amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Regulations under Section 704(b) or Section 704(c) of the Code, and (B) adopt and employ or modify such conventions and methods of the Managing Member determines in its sole discretion to be appropriate for (i) the determination of Tax Items and the allocation of such Tax Items among Members and between transferors and transferees under this Agreement pursuant to the Code and Regulations promulgated thereunder, (ii) the determination of the identities and tax classifications of Members, (iii) the valuation of the Company’s assets and the determination of tax basis, (iv) the allocation of asset values and tax basis, (v) the adoption and maintenance of accounting methods, and (vi) taking into account differences between the Gross Asset Values of the assets of the Company and adjusted tax basis pursuant to Section 704(c) of the Code and the Regulations promulgated thereunder.

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ARTICLE VIII

ECONOMICS

Section 8.1 Disposition of a Company GL Asset. (x) Net Sale Proceeds from the Disposition of a Company GL Asset, (y) net casualty or other property insurance proceeds attributable to a Company GL Asset (other than rent or business interruption insurance) which are not applied to the restoration of the applicable Company GL Asset and (z) Net Operating Income received by the Company in respect of a Company GL Asset following a Voluntary Ground Lease Termination Event or Involuntary Ground Lease Termination Event but prior to the Disposition thereof, in each case shall (without duplication of any amounts applied or distributed pursuant to this Section 8.1 and Section 8.2) be allocable:

(a)            first, to reduce the Invested Amount of such Company GL Asset until it is reduced to zero dollars ($0.00),

(b)            second, to reduce the Accrued Unpaid Rent Amount of such Company GL Asset until it is reduced to zero dollars ($0.00),

(c)            third, to reduce the Recoverable Amount until it is reduced to zero dollars ($0.00),

(d)            fourth, to reduce the CARET Operating Expenses Amount until it is reduced to zero dollars ($0.00), and thereafter

(e)            an amount equal to the balance shall be distributable pro rata to the holders of the CARET Units.

Distributions to the CARET Unit Holders pursuant to this Section 8.1 shall not be reduced by Debt of the Company.

Section 8.2 Material Change of a Company GL Asset. Amounts equal to all Net Operating Income (other than Net Operating Income resulting from Upsized Rent that does not pertain to a GL Material Change) received by the Company in respect of an Materially Changed GL Asset (without duplication of any amounts applied or distributed pursuant to Section 8.1) shall be allocable:

(a)            first, to reduce the Origination Economics of such Materially Changed GL Asset until it is reduced to zero dollars ($0.00) (with an amount equal to any GL Material Change Consideration first being applied to reduce the Invested Amount of such Materially Changed GL Asset until it is reduced to zero dollars ($0.00), and then being applied to the balance of the Origination Economics of such Materially Changed GL Asset),

(b)            second, to reduce the Recoverable Amount until it is reduced to zero dollars ($0.00), and thereafter

(c)            third, to reduce the CARET Operating Expenses Amount until it is reduced to zero dollars ($0.00), and thereafter

(d)            an amount equal to the balance shall be distributable pro rata to the holders of the CARET Units.

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Notwithstanding anything to the contrary, the CARET Holders shall not be entitled to any increase or acceleration of amounts by reason of any Upsize Rent that does not pertain to a GL Material Change. Distributions to the CARET Unit Holders pursuant to this Section 8.2 shall not be reduced by Debt of the Company.

Section 8.3 All Other Cash Proceeds. Subject to Section 9.7(b), other than amounts which are to be distributed to the CARET Unit Holders pursuant to Section 8.1, Section 8.2, and Section 15.2, all cash proceeds received by the Company (including (1) rents from GLs, (2) any revenue generated from Real Property improvements owned by the Company at the end of the applicable GLs, (3) any repayments of principal and interest on any loans made by the Company to any Person, and (4) any amounts received pursuant to the Management Agreement) shall be, less any reserves determined by the Managing Member, distributable to the GL Unit Holders or as directed by the Managing Member.

For the avoidance of doubt, the Company shall have no obligation to distribute any amount to the CARET Holders based on either (i) Net Operating Income except as expressly provided in this Article VIII or (ii) any proceeds from any direct or indirect financings of the Company.

Section 8.4 Distribution Rules.

(a)            All distributable amounts with respect to GL Unit Holders pursuant to this Article VIII shall be distributed subject to and in accordance with Section 5.2.

(b)            All distributable amounts with respect to CARET Holders pursuant to this Article VIII shall be distributed subject to and in accordance with Section 6.2.

(c)            Notwithstanding anything herein to the contrary, the Company shall have no obligation to make any distributions on account of cash proceeds received by a Non-Controlled JV until such cash proceeds are actually received by the Company, at which point any such distributions shall be made subject to and in accordance with the other applicable terms hereof.

(d)            Amounts shall be applied to the Invested Amount, the Recoverable Amount and the CARET Operating Expenses Amount under this Article VIII so as to avoid any double counting thereof.

(e)            Notwithstanding anything to the contrary contained herein, if the Managing Member determines that a commercial lease or sublease is in part a Ground Lease and in part not a Ground Lease, then such commercial lease or sublease shall be deemed bifurcated into two separate leases; one of which is a Ground Lease and the other of which is not. (By way of example only, if a lease covers both a developed parcel and a predevelopment parcel, the Managing Member may determine that such lease is a Ground Lease with respect to the developed parcel and a Pre-Development Ground Lease with respect to the predevelopment parcel.) If a lease is deemed so bifurcated, appropriate allocations as determined by the Managing Member shall be made hereunder of, among other things, the amounts used to determine the Invested Amount and the Origination Rent of the applicable Company GL Asset. Notwithstanding anything to the contrary contained herein, to the extent the Managing Member determines that a commercial lease or sublease entered into following the date hereof, is in part a Ground Lease and in part not a Ground Lease, the Managing Member shall make such bifurcation and appropriate allocations at the time the Company acquires such Company GL Asset.

Section 8.5 Dispositions in General. Notwithstanding anything in this Article VIII or Section 9.5 to the contrary:

(a)            If the Company does not have a controlling interest in a Ground Lease Asset or is otherwise restricted pursuant to an agreement with an unaffiliated third party or precluded by applicable law, court order, judgment or decree, then the Company shall have no obligation to Dispose of the same;

(b)            Any partial Disposition of a Company GL Asset shall constitute a GL Material Change thereto; provided that the Disposition of any partnership interest, tenancy in common interest or other interest that has an undivided pari passu direct or indirect interest in a whole Company GL Asset shall not result in a GL Material Change of the underlying Company GL Asset and shall be treated as a Disposition of a Company GL Asset with a pro rata portion of the Invested Amount of the underlying Company GL Asset (and the balance of the Invested Amount shall remain applicable to the retained interest); and

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(c)            In the case of a Disposition of more than one Company GL Asset in a single transaction, the Net Sale Proceeds therefrom shall be allocated among the so Disposed Company GL Assets in a manner determined by the Managing Member, in its sole discretion.

Section 8.6 Alternative Arrangements. Prior to a Liquidity Transaction, the Members and the Managing Member and, following a Liquidity Transaction, the Independent Directors Committee and the Managing Member will discuss in good faith alternative arrangements for the Company GL Assets which are to be Disposed of pursuant to the terms of Section 8.5 and Section 9.5 so that, in lieu of CARET Holders receiving cash amounts on account of Net Sale Proceeds of such Company GL Assets, the CARET Holders receive Equity Securities or other interests in a Person to whom such Company GL Asset are contributed, which Equity Securities or other interests will be owned by the CARET Holders directly and not by the Company.

ARTICLE IX

MANAGEMENT OF THE COMPANY

Section 9.1 Powers. Except as expressly provided in this Agreement or the Act, the Managing Member, acting on behalf of the Company, shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the management, business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes and direct the actions of the Company in accordance with the provisions of this Agreement and agreements to which the Company is a party. Any provision of the Act that provides for the consent or approval of any percentage of Members for the authorization of any action by the Company or the Managing Member (including with respect to mergers, conversions, divisions, transfers, domestications or continuations) is hereby expressly overridden by the provisions of this Agreement. To the fullest extent permitted by law, but subject to compliance with any other provision of this Agreement expressly imposing conditions or restrictions on any action or determination, the Managing Member’s powers shall include the full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, in accordance with the provisions of this Agreement and agreements to which the Company is a party, including taking the actions and decisions set forth below:

(a)            the making of any expenditures; the borrowing of money from any Person, including Company Affiliates (including obtaining Additional Funds by causing the Company to incur Debt to any Person, upon such terms as the Managing Member determines); the lending of money to any Person, including loans to Company Affiliates; the assumption or guarantee of, or other contracting for, indebtedness and other liabilities; the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company’s assets); and the incurring of any other obligations or the undertaking of any action that it deems necessary for the conduct of the activities of the Company (including making prepayments on loans and borrowing money or selling assets to permit the Company to make distributions of cash or other property (i) to enable the Company, following a REIT Conversion, to maintain or restore REIT qualification and avoid the payment of any income or excise tax and (ii) such that SAFE receives an amount sufficient to make distributions to its equity holders to maintain or restore REIT qualification and avoid the payment of any income or excise tax);

(b)            the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company, the registration of any class of securities of the Company under the Exchange Act and the listing of any debt securities of the Company on any exchange;

(c)            the taking of any and all acts to ensure that the Company will be taxable as a partnership for U.S. federal income tax purposes (or, following a REIT Conversion, as a REIT);

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(d)            the acquisition, sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, division, reorganization or other combination of the Company with or into another entity (including pursuant to a Drag-Along Transaction, a Liquidity Transaction or a Restructuring);

(e)            the mortgage, pledge, encumbrance or hypothecation of any assets of the Company, the assignment of any assets of the Company in trust for creditors or on the promise of the assignee to pay the debts of the Company, the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including the financing of the operations and activities of the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including the Company’s Subsidiaries) and the repayment of obligations of the Company, its Subsidiaries and any other Person in which the Company has an equity investment, and the making of capital contributions to and equity investments in the Company’s Subsidiaries;

(f)            the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including the financing of the conduct of the operations of the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including the Company’s Subsidiaries) and the repayment of obligations of the Company and its Subsidiaries and any other Person in which the Company has an equity investment and the making of capital contributions to its Subsidiaries;

(g)            the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including any Contributed Property, or other asset of the Company or any Subsidiary, whether pursuant to a Services Agreement or otherwise;

(h)            the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company’s operations or the implementation of the Managing Member’s powers under this Agreement, including contracting with contractors, developers, consultants, government authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets;

(i)            the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company and the collection and receipt of revenues, rents and income of the Company;

(j)            the maintenance of insurance (including directors and officers insurance) for the benefit of the Company and the Members as the Managing Member deems necessary or appropriate, including (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Covered Persons hereunder;

(k)           the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that the Managing Member deems desirable (including the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time);

(l)            the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Company’s assets or any other aspect of the Company business;

(m)          the taking of any action necessary or appropriate to comply with all regulatory requirements applicable to the Company in respect of its business, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, filings and documents, if any, required under the Exchange Act, the Securities Act, or by National Securities Exchange requirements;

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(n)            the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(o)            the undertaking of any action in connection with the Company’s direct or indirect investment in any Subsidiary or any other Person (including the contribution or loan of funds by the Company to such Persons);

(p)            except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Company property distributed in-kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

(q)            the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company;

(r)            the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power-of-attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

(s)            the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(t)            the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have an interest, pursuant to contractual or other arrangements with such Person;

(u)            the making, execution and delivery of any and all deeds, leases, notes, deeds to secure Debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;

(v)            the issuance of additional Units;

(w)            the selection and dismissal of agents, outside attorneys, accountants, consultants and contractors of the Company, the determination of their compensation and other terms of hiring;

(x)            the amendment and restatement of the Books and Records to reflect accurately at all times the Capital Contributions and Unit ownership of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the number of Units (including any issuance thereof), the admission of any Additional Member or any Substituted Member or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Books and Records otherwise is authorized by this Agreement;

(y)            the collection and receipt of revenues and income of the Company;

(z)            the registration of any class of securities of the Company under the Securities Act or the Exchange Act;

(aa)          the entering into of listing agreements with any National Securities Exchange and the listing of any securities of the Company on any such exchange;

(bb)         an election to dissolve the Company in accordance with Section 15.1(a) hereof; and

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(cc) the taking of any action necessary or appropriate to enable SAFE and, following a REIT Conversion, the Company, to qualify as a REIT or the Company to effect a REIT Conversion.

Section 9.2 Officers.

(a) The Managing Member shall be entitled to appoint agents or employees, with such titles as the Managing Member may approve, as officers of the Company (“Officers”) to act on behalf of the Company, with such power and authority as the Managing Member may delegate from time to time to any such Person. Officers, if any are appointed, shall have the powers and authority customarily exercised by officers of a Delaware corporation having similar titles and such other authority as the Managing Member may choose to delegate to such Officers. Each of the Members acknowledges and agrees that the Managing Member is authorized to delegate to the Officers the power and authority to conduct the day to day operations of the Company subject to and in accordance with the terms of this Agreement. Each Officer shall hold office until his or her successor is appointed by the Managing Member or until his or her earlier (i) displacement from office by removal by the Managing Member or (ii) death, disability, retirement, expulsion or resignation from the Company for any reason. If the office of any Officer becomes vacant for any reason, the vacancy may be filled by the Managing Member.

Section 9.3 Restrictions on the Managing Member’s Authority.

(a)            Notwithstanding anything in this Agreement to the contrary, except as required to satisfy any requirement of law binding on the Company or the Managing Member, the Managing Member may not, and may not authorize any Company Personnel to:

(i)            perform any act that would modify a Member’s limited liability or subject a Member to any liability except as provided herein or under the Act without the prior consent of such Member; or

(ii)            amend Section 4.2 (Capital Contributions of the Members), Section 6.1 (Designation and Number), Article VIII (Economics), this Section 9.3 (Restrictions on the Managing Member’s Authority), Section 9.5 (Certain Decisions with Respect to Company GL Assets), Section 9.6 (SAFE Commitment), (b) (Use of Proceeds), Section 13.6 (Drag-Along Rights), or Section 17.7 (Amendment), as well as any definitions related to such sections as used therein, of this Agreement (except, in each case, for de minimis amendments and modifications thereto) without OU Consent, in each case other than as provided in the third sentence of Section 12.1 or Section 13.7.

(b)            Subject to Section 9.3(a), the Managing Member shall have the exclusive power, without the prior consent of the Members, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i)            to reflect the admission, substitution or resignation of Members or the termination of the Company in accordance with this Agreement, and to amend the Books and Records in connection with such admission, substitution or resignation;

(ii)            to reflect a change that the Managing Member determines to be of an inconsequential nature or to not adversely affect the Members as such in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iii)            to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(iv)            (A) to reflect such changes as the Managing Member deems in its discretion are necessary or beneficial for SAFE or, following a REIT Conversion, the Company, to maintain or restore such entity’s qualification as a REIT or for the Company to effect a REIT Conversion or (B) to reflect the Transfer of all or any part of any Units among any entities that are disregarded as an entity separate from SAFE for U.S. federal income tax purposes;

(v)             to issue additional Units in accordance with Section 4.3; and

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(vi)            to reflect a change in the name of the Company.

The Managing Member will provide notice to the Members whenever any action under this Section 9.3(b) is taken.

Section 9.4 Committees; Advisory Committee.

(a)            Subject to the terms and provisions of this Agreement, the Managing Member may, from time to time, delegate any or all of its powers to one or more committees. Any delegation pursuant to this Section 9.4(a) may be revoked at any time and for any reason by the Managing Member.

(b)            The Company hereby establishes an advisory committee of the Company (the “Advisory Committee”), members of which shall be appointed by the Managing Member. The Advisory Committee (and its members acting in their capacity as such) shall have no authority or rights with respect to the Company, its Subsidiaries or any of their respective businesses other than to (i) receive regular updates from the Managing Member regarding the business of CARET Ventures, and (ii) discuss potential marketing and business avenues for the business of CARET Ventures.

(c)            Following a Liquidity Transaction, the Managing Member shall appoint one or more Persons to serve as members of the Independent Directors Committee.

Section 9.5 Certain Decisions with Respect to Company GL Assets.

(a)            With respect to (A) each Company GL Asset (other than any Real Property that is owned directly or indirectly by a Non-Controlled JV), if the Ground Lease thereon is subject to an Involuntary Ground Lease Termination Event or Voluntary Ground Lease Termination Event, and (B) any Materially Changed GL Asset, promptly after the Origination Economics thereof have been reduced to zero dollars ($0.00), the Company shall, in an orderly and commercially reasonable fashion, promptly Dispose of such Company GL Asset, to the extent commercially practicable as determined by the Managing Member in its discretion. Any such Company GL Asset shall be Disposed of either (y) to an unaffiliated third party or (z) via a marketed process on Arms-Length Terms and, in the case of this clause (z) following a Liquidity Transaction in a case where the Company GL Asset is being Disposed of to an Affiliate of SAFE, as agreed to by a majority of the members of the Independent Directors Committee. The proceeds of such sale shall be allocated to the GL Units and CARET Units in accordance with Section 8.1. Notwithstanding anything to the contrary herein, including the foregoing:

(i)            under no circumstances shall the Company be obligated to Dispose of a Company GL Asset on terms or conditions that (A) are contrary to, would violate or result in a default under the terms of any outstanding Debt of the Company and/or its Subsidiaries (including, for example, not Disposing a Company GL Asset in the event such action could, in the Managing Member’s judgment, lead to a violation or breach of the terms or conditions of such Debt), (B) could in the Managing Member’s good faith determination reasonably be expected to adversely affect the qualification of SAFE or, following a REIT Conversion, the Company, as a REIT or result in either such entity being subject to any additional taxes under Section 857 of the Code or Section 4981 of the Code or any other related or successor provision of the Code, (C) are contrary to the contractual terms of each Ground Lease, (D) are contrary to other material contractual obligations of SAFE and its Affiliates (including the Company and/or its Subsidiaries) or (E) are contrary to the best interests of SAFE or the Company; if the Company does not have a controlling interest in any Real Property, the Company shall have no obligation to Dispose of the same pursuant to the terms of this Section 9.5 but shall use commercially reasonable efforts to cause such Real Property to be Disposed; and

(ii)            the Members acknowledge and agree that it shall not be a breach of this Section 9.5 for the Company to comply with any material contractual obligations of SAFE, the Company and any controlled Subsidiaries of the Company that are or may be contrary to the other requirements of this Section 9.5 (including, for example, Disposing of a Company GL Asset to the Lessee thereof on a contractually mandated price pursuant to an option or otherwise).

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(b)            Subject to Section 9.5(a), with respect to each Company GL Asset, the Managing Member may, in its sole discretion, (1) alter, extend or otherwise modify the Ground Lease thereon, (2) terminate the Ground Lease and/or Dispose such Company GL Asset, in which case the Disposition proceeds therefrom shall be allocated to the GL Units and CARET Units in accordance with Section 8.1, and (3) make the applicable Company GL Asset safe or secure, prepare the Company GL Asset for Disposition or lease (including incurring expenditures to optimize the Company GL Asset for a potential Disposition or lease) and maintain the Company GL Asset.

Section 9.6 SAFE Commitment.

(a)            SAFE covenants that (i) all Ground Lease Assets that are directly or indirectly owned by SAFE shall be owned directly or indirectly by the Company and (ii) the Company shall have the right to designate any Pre-Development Ground Lease owned by SAFE, its Subsidiaries or Non-Controlled JV as a Ground Lease when such ground lease ceases to be a Pre-Development Ground Lease upon terms and conditions approved by the Managing Member.

(b)            If the Company, its Subsidiaries or Non-Controlled JV, directly or indirectly, acquires any interest in a property subject to a ground lease, which at the time of such acquisition is a Pre- Development Ground Lease, then except to the extent that the Company designates such asset as a Ground Lease (i) such property shall not be a “Company GL Asset”, (ii) such ground lease shall not be a “Ground Lease”, and (iii) upon such designation of such Pre-Development Ground Lease as a Ground Lease, the “Acquisition Amount” of such Pre-Development Ground Lease shall be as determined by the Managing Member.

Section 9.7 Use of Proceeds.

(a)            The net proceeds from any Primary CARET Issuance shall be used by the Company or its Subsidiaries only for general GL Business corporate purposes, including CARET Operating Expenses; provided that this Section 9.7(a) shall not require any segregation or specific tracking of any cash or other proceeds.

(b)            All net proceeds from any CARET Financing shall be used solely to pay for CARET Operating Expenses and any remaining proceeds shall be distributed to the CARET Holders.

Section 9.8 Reimbursement.

(a)            The Members acknowledge and agree that the Spinco Manager shall be compensated for its services pursuant to the Management Agreement. For the avoidance of doubt, the CARET Unit Holders shall not be entitled to receive any proceeds from the Management Agreement and any distributions of such proceeds to the Members shall be made pursuant to Section 8.3.

(b)            The Company shall be responsible for and shall pay all expenses relating to the Company’s organization, the ownership of its assets and its operations.

(c)            The Company shall reimburse the Managing Member and any other member of any committee for all reasonable and documented out-of-pocket costs associated with the attendance at meetings of any committee, as applicable. The Company will maintain liability insurance for the Managing Member and any member of any committee on commercially reasonable terms and in amounts satisfactory to the Managing Member.

Section 9.9 Contracts with Affiliates.

(a)            The Company may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established by the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(b)            The Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Managing Member approves, in each case subject to Section 9.5 and any other applicable provisions of this Agreement.

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(c)            Subject to Section 9.5 and any other applicable provisions of this Agreement, SAFE and its Affiliates may Dispose any property to, or purchase any property from, the Company, directly or indirectly, on terms and conditions established by the Managing Member.

(d)            The Company is hereby authorized to execute, deliver and perform, and any Officer on behalf of the Company is hereby authorized to execute and deliver, any Services Agreement with Affiliates of the Company, on such terms as the Managing Member approves.

(e)            The Managing Member, without the approval of the Members or any of them or any other Person, may propose and adopt (on behalf of the Company) employee benefit plans funded by the Company for the benefit of employees of SAFE, the Company, Subsidiaries of the Company or any Affiliate of any of the foregoing in respect of services performed, directly or indirectly, for the benefit of SAFE, the Company or any of the Company’s Subsidiaries.

Section 9.10 Indemnification; Liability of Covered Persons.

(a)            The Company shall, to the maximum extent permitted by applicable law in effect from time to time, indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to each Covered Person, against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:

(i)            any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member or any direct or indirect Subsidiary of the foregoing in connection with the business of the Company; or

(ii)            the fact that such Covered Person is or was acting in connection with the business of the Company as a partner, member, stockholder, controlling Affiliate, manager, director, officer, employee or agent of the Company, any Member, or any of their respective controlling Affiliates, or that such Covered Person is or was serving at the request of the Company as a partner, member, manager, director, officer, employee or agent of any Person including the Company or any Company Subsidiary;

(b)            provided, however, that the Company shall not indemnify a Covered Person (1) for acts or omissions of the Covered Person that are material to the matter giving rise to the proceeding and that either were committed in bad faith or for fraud or willful misconduct (2) in the case of any criminal proceeding if the Covered Person had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Covered Person, pursuant to a loan guaranty or otherwise (unless otherwise provided by the terms of any such guaranty or other instrument), for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Company is hereby authorized and empowered to execute, deliver and perform, and any Officer on behalf of the Company is hereby authorized to execute and deliver, one or more indemnity agreements consistent with the provisions of this Section 9.10 in favor of any Covered Person having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Covered Person did not meet the requisite standard of conduct set forth in this Section 9.10(b). The termination of any proceeding by conviction of a Covered Person or upon a plea of nolo contendere or its equivalent by a Covered Person, or an entry of an order of probation against a Covered Person prior to judgment, does not create a presumption that such Covered Person acted in a manner contrary to that specified in this Section 9.10(b) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 9.10 shall be made only out of the assets of the Company and any insurance proceeds from the liability policy covering any Covered Persons, and no Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 9.10.

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(c)            To the fullest extent permitted by law, and without requiring a preliminary determination of the Covered Person’s ultimate entitlement to indemnification under Section 9.10(a) above, expenses incurred by a Covered Person who is a party to a proceeding or otherwise subject to or the focus of or is involved in any proceeding shall be paid or reimbursed by the Company as incurred by the Covered Person in advance of the final disposition of the proceeding upon receipt by the Company of (1) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 9.10(c) has been met and (2) a written undertaking by or on behalf of the Covered Person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(d)            The indemnification provided by this Section 9.10 shall be in addition to any other rights to which a Covered Person or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Covered Person unless otherwise provided in a written agreement with such Covered Person or in the writing pursuant to which such Covered Person is indemnified.

(e)            The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Covered Persons and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f)            In no event may a Covered Person subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)            A Covered Person shall not be denied indemnification in whole or in part under this Section 9.10 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)            The provisions of this Section 9.10 are for the benefit of the Covered Persons, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 9.10 or any provision hereof shall be prospective only and shall not in any way affect the obligations of the Company or the limitations on the Company’s liability to any Covered Person under this Section 9.10 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 9.11 Liability of Covered Persons; Standard of Conduct.

(a)            The Members expressly intend, acknowledge and agree that, to the extent permitted by applicable law, notwithstanding any duty existing at law, in equity or otherwise, no Member or other Covered Person is under any obligation to consider the interests of the Company or any of its Subsidiaries, the Members (including the tax consequences to the Members) or any other Person in deciding whether to take or approve (or decline to take or approve) any actions, unless expressly required to do so by the provisions of this Agreement or any other contract, and that no Member or Covered Person shall be liable, at law or in equity, for Losses sustained, liabilities incurred or benefits not derived by the Company, any of its Subsidiaries, any Member or any other Person bound by this Agreement in connection with such decisions, if the Member’s or Covered Person’s conduct (i) did not constitute bad faith or willful misconduct, and (ii), in the case of the Managing Member, complied with its standards of conduct set forth in Section 9.11(b). In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, but subject to Section 9.11(b), to the fullest extent permitted by law, including Section 18-1101(c) of the Act, no Member, Covered Person or any of their Affiliates, or any of their respective shareholders, partners, members, officers, agents, employees, legal representatives, advisors, consultants or independent contractors, shall be subject to any fiduciary duties or similar obligations, at law or in equity, to the Company, any of its Subsidiaries, any Member, any director, Covered Person or any other Person bound by this Agreement and all such fiduciary duties or similar obligations are hereby eliminated to the fullest extent permitted by law; provided that nothing contained in this Section 9.11 negates, modifies, eliminates or otherwise affects (i) any of the rights and obligations expressly provided for in this Agreement or the right of any Member to seek a remedy for damages or equitable relief for any breach of such rights or obligations, (ii) any of the rights, obligations or duties of any employee or Officer of the Company or any of its Subsidiaries or (iii) the duty to comply with the implied contractual covenant of good faith and fair dealing. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

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(b)            Notwithstanding Section 9.11(a), whenever the Managing Member or any committee of the Company (including the Independent Directors Committee) makes a determination or takes or declines to take any action, whether under this Agreement or any other agreement contemplated hereby, then, unless the determination, action or omission has been approved by OU Consent or in accordance with other applicable provisions of this Agreement, the Managing Member or such committee shall make such determination or take or decline to take such action in good faith and in a manner that does not contravene the provisions of this Agreement. The foregoing are the sole and exclusive standards governing any such determinations, actions and omissions of the Managing Member or any committee of the Company (including the Independent Directors Committee) under this Agreement. In order for a determination or the taking or declining to take an action to be in “good faith” or “reasonable” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such action must subjectively believe that the determination or other action was in the best interests of either the Company or SAFE.

(c)            Whenever a potential conflict of interest exists or arises between SAFE or any of its Affiliates, on the one hand, and the Company, any of its Subsidiaries or any Member, on the other hand, any resolution or course of action by the Managing Member in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of the duty of good faith under Section 9.11(b) or any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is approved by either (i) OU Consent or (ii) a majority of the Independent Directors Committee (the “Special Consent”). The Managing Member shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Consent of such resolution, and the Managing Member may also adopt a resolution or course of action with respect to such conflict of interest that has not received Special Consent. If the Managing Member does not submit the resolution or course of action in respect of such conflict of interest as provided in the first sentence of this Section 9.11(c), then any such resolution or course of action shall be governed by Section 9.11(b).

(d)            For the avoidance of doubt, whenever the Managing Member, any committee of the Company (including the Independent Directors Committee) or any member of any such committee, in each case, makes a determination on behalf of or recommendation to the Managing Member, or causes the Company to take or omit to take any action, the standards of conduct applicable to the Managing Member (including the obligations in Section 9.11(b)) shall apply to such Persons, and such Persons shall be entitled to all benefits and rights of the Managing Member hereunder, including eliminations, waivers and modifications of duties (including any fiduciary duties) to the Company, any of its Members or any other Person who acquires an interest in a Company Equity Security or any other Person bound by this Agreement, and the protections and presumptions set forth in this Agreement.

(e)            To the fullest extent permitted by law, to the extent that, under applicable law, any Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or the Members, in their capacity as such, such Covered Person shall not be liable to the Company or to any other Member for its good faith reliance on the provisions of this Agreement.

(f)            Whenever in this Agreement the Managing Member or a Committee of the Company is permitted or required to make a decision in such Covered Person’s “discretion,” “sole discretion,” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, such Covered Person, shall be entitled to consider, in addition to the best interests of the Company or SAFE and the standard set forth in Section 9.11(b), such interests and factors as such Covered Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person.

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(g)            Any determination, action or omission by a the Managing Member or a Committee of the Company will for all purposes be presumed to have been in good faith or reasonable, which presumption may be rebutted as provided in the immediately following sentence. In any proceeding brought by or on behalf of the Company, any Member or any other Person who acquires an interest in a Company Equity Security or any other Person who is bound by this Agreement challenging such determination, action or omission, to the fullest extent permitted by law, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or omission was not in accordance with the standards set forth in Section 9.11(b).

(h)            The Managing Member and each Covered Person may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. In performing its duties under this Agreement and the Act, the Managing Member and each Covered Person shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any of its Subsidiary, prepared or presented by any Officer or other Company Personnel, or by any lawyer, certified public accountant, appraiser or other person engaged by the Managing Member, the Company or any such Subsidiary as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the Managing Member in good faith believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such information, opinion, report or statement.

(i)            Any amendment, modification or repeal of this Section 9.11 or any provision hereof shall be prospective only and shall not in any way affect the elimination of fiduciary duties or the limitations on the liability of the Covered Persons to the Company and the Members under this Section 9.11 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 9.12 Other Matters Concerning the Covered Persons.

(a)            The Managing Member and any other Covered Person shall have the right, in respect of any of its powers or obligations hereunder, to act through any duly authorized Company Personnel and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member or such other Covered Person in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member or such other Covered Person hereunder.

(b)            Notwithstanding any other provision of this Agreement or the Act, any action of the Managing Member and any other Covered Person on behalf of the Company or any decision of the Managing Member or such other Covered Person to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order (1) to protect the ability of SAFE to continue to qualify as a REIT or the Company to be taxed as a partnership or, following a REIT Conversion, a REIT for U.S. federal income tax purposes or to be able to effect a REIT Conversion, or (2) without limitation of the foregoing clause (1), for SAFE and, following a REIT Conversion, the Company, to avoid incurring any income or excise taxes, is expressly authorized under this Agreement and is deemed approved by all of the Members and not a breach of this Agreement or any duty existing at law, in equity or otherwise.

(c)            The foregoing Section 9.12(a) — Section 9.12(b) shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.

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Section 9.13 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Managing Member may determine. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of any nominee shall be held for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its Books and Records, irrespective of the name in which legal title to such Company assets is held.

ARTICLE X

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 10.1 Limitation of Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

Section 10.2 Management of Business. Except as otherwise expressly provided herein, no Member or Assignee shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any Company business by the Managing Member or any Company Personnel, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members or Assignees under this Agreement.

Section 10.3 Outside Activities of Members. Subject to Section 9.6 and any agreements entered into by a Member or its Affiliates with the Company or its Affiliates, the Managing Member, any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of the Managing Member or any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures or opportunities of the Managing Member, any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the company relationship established hereby in any business ventures or opportunities of any other, and such Person shall have no obligation pursuant to this Agreement, subject to any other agreements entered into by a Member or its Affiliates with the Company or any Affiliate thereof, to offer any interest in any such business ventures or opportunities to the Company, any Member or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person.

Section 10.4 Return of Capital. Except as otherwise expressly set forth in this Agreement, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon the winding up of the Company as provided in Article XV. No Member or Assignee (other than any Member who holds Preferred Units, to the extent specifically set forth herein and in the applicable Unit Designation) shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 10.5 Member Meetings.

(a)            All meetings of the Members shall be held at such time and place (including remotely) as may be determined by the Managing Member. The Managing Member may postpone, reschedule, adjourn, recess or cancel any meeting previously scheduled by the Managing Member.

(b)            Members shall be entitled to vote at meetings either in person or by proxy. In any such voting, each Member shall be entitled to vote its Units in accordance with its own interests and without regard to the interests of other Members, notwithstanding any duty existing at law, in equity or otherwise. Each Member shall be entitled to the number of votes as provided in this Agreement for each Unit registered in his name on the books of the Company on the Company Record Date.

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(c)            Any number of Members together holding at least a majority of the voting power of the Outside Unitholders or class of Units for which a meeting has been called, who shall be present in person or represented by proxy at any meeting duly called, shall be requisite to and shall constitute a quorum for the transaction of business, except as otherwise provided by law or by this Agreement. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by the Managing Member or the affirmative vote of the holders of at least a majority of the voting power of the Outside Unitholders or class of Units for which a meeting has been called present or represented by proxy, without any notice other than by announcement at the meeting (if the adjournment is for thirty (30) days or less), until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time or upon such calls as may be determined by the Managing Member. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called.

ARTICLE XI

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 11.1 Records and Accounting. The Managing Member shall keep or cause to be kept its Books and Records at the principal office of the Company or as otherwise determined by the Managing Member. Books and Records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micrographics, or any other form of information storage or recordkeeping; provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. For financial reporting purposes, the financial Books and Records of the Company shall be maintained on an accrual basis in accordance with U.S. GAAP, or on such other basis as the Managing Member determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company may operate with integrated or consolidated accounting records, operations and principles. The Company also shall maintain its tax books on the accrual basis.

Section 11.2 Company Year. The Company Year shall be the calendar year unless otherwise required under the Code.

ARTICLE XII

REIT STATUS

Section 12.1 REIT Conversion. The Managing Member shall be permitted to cause the Company to elect to be treated as a REIT effective as of such time as determined by the Managing Member in its sole discretion (a “REIT Conversion”), and upon such REIT Conversion, the Managing Member and the Officers shall have full discretion to operate the business and activities of the Company so as to comply with the REIT rules, as determined in their sole discretion. All provisions of this Agreement are to be construed so as to preserve the Company’s ability to effect a REIT Conversion and, following such REIT Conversion, qualify as a REIT. The Managing Member shall be permitted, without the consent of any Member, to amend and restate this Agreement so as to substantially conform with the terms of Exhibit B (the “REIT Agreement”). The Managing Member is hereby authorized to file any necessary elections and shall be required to file any necessary tax returns on behalf of the Company with any tax authorities and the Members shall cooperate in good faith and execute all documents reasonably requested by the Managing Member in connection with a REIT Conversion. In connection with a REIT Conversion, any conversion of outstanding Profits Interests into CARET Units shall be subject to the limitations described in Section 4.3(c)(v), and, unless otherwise determined by the Managing Member, to the extent such limitation applies to any outstanding Profits Interests, such Profits Interests shall be cancelled for no consideration.

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ARTICLE XIII

TRANSFERS AND RESIGNATIONS

Section 13.1 Transfer.

(a)            To the fullest extent permitted by law, no part of the limited liability company interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b)            No Unit shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XIII. Any Transfer or purported Transfer of a Unit not made in accordance with this Article XIII shall, to the fullest extent permitted by law, be null and void ab initio unless consented to by the Managing Member in its sole and absolute discretion. Any Person to whom Units are attempted to be transferred in violation of this Section 13.1 shall not be entitled to vote on matters coming before the Members, act as an agent of the Company, receive distributions from the Company, or have any other rights in or with respect to such Units.

Section 13.2 Transfer of Units.

(a)            Except pursuant to a Drag-Along Transaction, no Person may Transfer all or any portion of or any interest or rights in the CARET Units (other than those held directly or indirectly by SAFE) unless the following conditions (“Conditions of Transfer”) are satisfied (or waived by the Managing Member):

(i)            Until the earlier of (i) a Liquidity Transaction and (ii) the second anniversary of the date hereof (which period shall be extended if at the expiration of such period the Company is actively pursuing a Liquidity Transaction through the date of the consummation or failure of such Liquidity Transaction, not to exceed six (6) months), no Person shall Transfer any CARET Unit (other than any CARET Unit held directly or indirectly by SAFE or its controlled Affiliates) other than pursuant to a Permitted Transfer without the consent of SAFE.

(ii)           Such Transfer is made only to a Qualified Transferee.

(iii)            The transferee in such Transfer assumes by express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Units; provided, that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor entity by operation of law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Managing Member, in its sole and absolute discretion. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 13.4.

(iv)            The Transfer will not violate, or require registration of any Units under, any federal or state securities laws including the Securities Act.

(v)            The Transfer will not result in the Company being required to register as an “investment company” under the Investment Company Act.

(vi)            The Transfer will not cause any Person, other than any member of the Safehold Group, to own, directly or indirectly, more than 9.8% of the total Units in the Company, except as otherwise provided in this Agreement or authorized by the Managing Member.

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(vii)            Prior to the date that either (i) the relevant class of Units of the Company qualifies as a class of “publicly-offered securities” (within the meaning of Section 2510.3-101(b)(2) of thePlan Asset Regulations); or (ii) the Company qualifies for another exception to the Plan Asset Regulations (other than the exception found in Section 2510.3-101(a)(2)(ii) of the Plan Asset Regulations), the Transfer does not result in ownership of any “class” of Units as defined by ERISA by (x) plans described in or subject to the Plan Asset Regulations, (y) persons acting on behalf of a plan described in or subject to the Plan Asset Regulations, and (z) persons using the assets of a plan described in or subject to the Plan Asset Regulations in excess of, in the aggregate, 24.8% of the value of any “class” of Units as calculated in accordance with the Plan Asset Regulations.

(viii)            The transferor or the transferee shall undertake to pay all expenses incurred by the Company in connection with the Transfer.

(b)            If the Conditions of Transfer are satisfied (or waived by the Managing Member), then a Member may Transfer all or any portion of its Units; provided, however, that the transferee shall deliver to the Company a fully executed copy of all documents relating to the Transfer, in a form reasonably acceptable to the Managing Member, executed by both the transferor and the transferee, pursuant to which the transferee agrees to (i) be bound by the terms of this Agreement and (ii) assume all of the obligations of the transferor under this Agreement.

(c)            If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its Units. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

(d)            In connection with any proposed Transfer of any Units, the Managing Member shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Units Transferred.

(e)            Each Member hereby acknowledges the reasonableness of the prohibitions contained in this Section 13.2 in view of the purposes of the Company and the relationship of the Members.

Section 13.3 Substituted Members.

(a)            A transferee of the limited liability company interest of a Member in accordance with Section 13.2 may be admitted as a Substituted Member only with the consent of the Managing Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion. The failure or refusal by the Managing Member to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all the terms, conditions and applicable obligations of this Agreement, including the power of attorney granted in Section 2.4, (ii) a counterpart signature page to this Agreement executed by such Assignee, and (iii) such other documents and instruments as may be required or advisable, as determined by the Managing Member, to effect such Assignee’s admission as a Substituted Member. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

(b)            One or more substitute managing members of the Company may be admitted as a Substituted Managing Member from time to time by the then-acting Managing Member without any vote or consent of the other Members, upon the execution of a counterpart signature page to this Agreement by such Substituted Managing Member and the Managing Member being substituted.

(c)            A transferee who has been admitted as Substituted Member or Substituted Managing Member in accordance with this Article XIII shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member or the Managing Member, as applicable, under this Agreement.

(d)            Upon the admission of a Substituted Member or Substituted Managing Member, the Managing Member shall amend the Books and Records to reflect the name, address and number of Units of such Substituted Member or Substituted and to eliminate or adjust, if necessary, the name, address and number of Units of the predecessor of such Substituted Member.

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Section 13.4 Assignees. If the Managing Member does not consent to the admission of any transferee of any Units as a Substituted Member, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of income, gain, loss, deduction and credit of the Company attributable to the Units assigned to such transferee and the rights and obligations to Transfer the Units only in accordance with the provisions of this Article XIII (including Section 13.6), but shall not be deemed to be a Member or a Holder of Units for any other purpose under this Agreement, and shall not be entitled to effect a consent or vote with respect to such Units on any matter presented to the Members for approval (such right to consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this Article XIII to the same extent and in the same manner as any Member desiring to make an assignment of Units. Without limiting Section 13.1, the Managing Member may, in its sole discretion, repurchase from any Assignee whose Units were obtained pursuant to a Transfer that did not satisfy each of the conditions to Transfer, any or all of its Units for Fair Market Value without the consent of such Assignee or any other Person.

Section 13.5 General Provisions.

(a)            No Member may resign from the Company other than as a result of a permitted Transfer of all of such Member’s Units in accordance with this Article XIII.

(b)            Any Member who shall Transfer all of its Units in a Transfer permitted pursuant to this Article XIII where such transferee was admitted as a Substituted Member shall cease to be a Member.

(c)            All distributions to such GL Units with respect to which the Company Record Date is before the date of such Transfer, assignment or redemption shall be made to the transferor Member and, in the case of a Transfer other than a redemption, all distributions thereafter attributable to such GL Units shall be made to the transferee Member. All distributions to such CARET Units with respect to which the Company Record Date is before the date of such Transfer or assignment shall be made to the transferor Member and all distributions thereafter attributable to such CARET Units shall be made to the transferee Member.

Section 13.6 Drag-Along Rights.

(a)            Prior to a Liquidity Transaction, in the event that a SAFE Sale or GL Business Sale is consummated or one or more definitive transaction agreements are entered into providing for a SAFE Sale or GL Business Sale, in each case, on Arms-Lengths Terms and not with an Affiliate of SAFE, then SAFE may, in its sole discretion, notify each other Member (each, a “Drag-Along Member”) in writing that SAFE (or a designee) will acquire all (and not less than all) of such Member’s Units (the “Drag-Along Transaction”). If SAFE delivers such notice: (i) to the extent any vote or consent to such Drag-Along Transaction is required, each Drag-Along Member shall consent or vote for such Drag- Along Transaction and shall waive any claims related thereto, including any dissenter’s rights, appraisal rights or similar rights which such Drag-Along Member may have in connection therewith, (ii) no Drag- Along Member shall raise any objections to the proposed Drag-Along Transaction, (iii) each Drag- Along Member shall agree to sell all of its Units on the terms and conditions as set forth in such notice, subject to any rollover by Company Personnel of their Units as may be requested by the transferee, (iv) each Drag-Along Member shall execute all documents reasonably required to effectuate such Drag-Along Transaction, as determined by SAFE (including consenting to amendments to this Agreement), (v) each Drag-Along Member shall be obligated to provide the same covenants, agreements, indemnities (on a pro rata basis in accordance with their Drag-Along Pro Rata Share, provided that no indemnification obligation of any Drag-Along Member shall exceed the consideration received by such Drag-Along Member for the sale of its Units in such Drag-Along Transaction), (vi) no Drag- Along Member shall be required to make any representation or warranty other than customary representations and warranties with respect to (A) such Drag-Along Member’s existence and power and authority to consummate the Drag-Along Transaction, (B) such Drag-Along Member’s ownership of its respective Units and ability to freely convey such Units without liens or encumbrances (other than by reason of this Agreement), (C) non-contravention of such Drag-Along Member’s charter, bylaws or other organizational documents and non-contravention of laws and/or judgments by such Drag- Along Member, (D) the enforceable nature of such Drag-Along Member’s obligations under the documents for the Drag-Along Transaction to which it is a party, subject to customary exceptions and (E) that such Drag-Along Member has not retained any Person that would be entitled to any broker’s or finder’s fees in connection with the Drag-Along Transaction, (vii) no Drag-Along Member should be liable for any representation, warranty, covenant or agreement made by another Drag-Along Member and (viii) each Drag-Along Member shall take all other actions reasonably necessary or desirable, as determined by the Managing Member, to cause the consummation of such Drag-Along Transaction on the terms proposed by SAFE. No Drag-Along Member shall be required to agree to any non- competition, non-solicitation or similar restrictive covenant. As used herein, “Drag-Along Pro Rata Share” of a Drag-Along Member means the number of Units derived by dividing (x) the total number of Units then held by such Drag-Along Member, by (y) the total number of Units to be sold by all Drag- Along Members in the Drag-Along Transaction.

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(b)            Subject to any amounts that are deposited into an escrow account for the benefit of the Drag- Along Members, the consideration payable to each Drag-Along Member at the closing of a Drag- Along Transaction for each of its Units shall be the Fair Market Value thereof. Any Drag-Along Transaction proceeds that are deposited into an escrow account for the benefit of the Drag-Along Members shall be on a pro rata basis (in accordance with each Drag-Along Member’s respective Drag- Along Pro Rata Share).

(c)            Each Member acknowledges that even if notice of a Drag-Along Transaction has been given, SAFE shall not have any obligation to consummate any Drag-Along Transaction (and neither the Managing Member nor the Company shall take any further actions to consummate a Drag-Along Transaction upon delivery of notice to the Company by SAFE or its Affiliates providing that it no longer desires to pursue or consummate a Drag-Along Transaction) and none of SAFE, the Company and, to the fullest extent permitted by law, the proposed transferee shall have any liability to any Member arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such Drag-Along Transaction, except to the extent of failure to comply with any express provision of this Section 13.6 if such Drag-Along Transaction otherwise occurs.

(d)            In order to effect the foregoing covenants and agreements set forth in this Section 13.6, each Member hereby constitutes and appoints as its proxy and hereby grants a power of attorney to SAFE and the Company, and any person designated in writing by SAFE or the Company, with full power of substitution, with respect to the matters set forth in this Section 13.6, and hereby authorizes SAFE, the Company and any such designee to represent and vote all of such party’s Units in accordance with the terms and provisions of this Section 13.6 and, if such Member does not execute such documents and instruments required to be executed under this Section 13.6 within a reasonable time after receipt thereof, to execute all appropriate documents and instruments as set forth in this Section 13.6 in connection with any Drag-Along Transaction. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the Members in connection with this Agreement and, as such, each is coupled with an interest and shall be irrevocable until the valid termination of this Agreement and shall not be affected by death, disability, Incapacity, dissolution, termination of existence or bankruptcy, or any other event concerning the Member, and each Member shall take such further action and execute such further documents and other instruments as may be necessary to effectuate the intent of such proxy.

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Section 13.7 Liquidity Transaction.

(a)            Authority. Notwithstanding any contrary provision of this Agreement, and without limiting the authority of the Managing Member provided for elsewhere in this Agreement, the Managing Member shall have the power and authority, without any vote or consent of any of the Members, to incorporate the Company or any of its Subsidiaries, or to merge, convert, combine, re- domicile or effect any other restructuring of the Company or any Affiliate thereof (a “Restructuring”), including in connection with any Liquidity Transaction, or take such other actions as it may deem advisable, including by utilizing “up-REIT” or “up-C” structuring and entering into tax receivable agreements, causing the Members to exchange their Equity Securities for securities of the surviving entity (or for other Equity Securities, as applicable, in such other form of entity as may be selected by the Managing Member) (“Conversion Shares”), provided that the same rights (with such changes to reflect the form of entity) provided by Section 9.3(a) shall be preserved in a Restructuring (unless waived or modified by OU Consent). For the avoidance of doubt, the Conversion Shares may represent Equity Securities in the public entity or in an entity that holds Equity Securities (directly or indirectly) in the public entity or an entity in which the public entity holds Equity Securities (or an Affiliate thereof).

(b)            Approvals; Cooperation. Provided that the same rights (with such changes to reflect the form of entity) provided by Section 9.3(a) are preserved in a Restructuring or Liquidity Transaction (unless waived or modified by OU Consent), the Members shall cooperate in good faith and execute all documents requested by the Managing Member in connection with any Restructuring or Liquidity Transaction, including by taking all necessary or advisable actions to (i) amend this Agreement or change the capitalization or organizational structure of the Company and its Subsidiaries, including by executing any documents that (x) alter the capital structure of the Company and its Subsidiaries, (y) provide for the conversion of the Company to a corporation or such other entity, whether through the issuance, conversion or exchange of equity securities or otherwise, or (z) form a parent holding company that is classified as a corporation for U.S. federal income tax purposes and whose primary asset would consist of Equity Securities in the Company (with the Company remaining a partnership for U.S. federal income tax purposes), which parent holding company would be PublicCo with continuing Members of the Company (other than PublicCo) having a right, subject to certain conditions, to exchange their Units for cash or shares of PublicCo (as determined by the Managing Member or by PublicCo); ; (ii) merge, convert or consolidate the Company; (iii) form a Subsidiary holding company that would serve as PublicCo and to distribute its Units to the Members; (iv) transfer, domesticate or otherwise move the Company to another jurisdiction; (v) exchange Units for shares of PublicCo or Equity Securities in other Persons and/or for cash; (vi) enter into any lockup agreement requested by the Managing Member; (vii) enter into any definitive or ancillary agreement with the Company or PublicCo; and (viii) take such other steps as the Managing Member deems necessary or advisable to create a suitable vehicle for the Restructuring or Liquidity Transaction. In furtherance, and not in limitation of the foregoing, in connection with an Liquidity Transaction, the Managing Member shall be permitted to cause each Member to exchange its Units for other Company Equity Securities or for common stock of the PublicCo or Equity Securities in other Persons and cash in lieu of any fractional interests with an economic value equal to the Fair Market Value thereof. Following a Liquidity Transaction, the Members shall have registration rights (and, if applicable, tax receivable rights) in accordance with a registration rights agreement (and, if applicable, tax receivable agreement) to be entered into between the Company and Members.

Section 13.8 ROFO. At any time prior to a Liquidity Transaction, SAFE shall have the following right of first offer (the “ROFO”) with respect to any direct or indirect Transfer (but excluding any Permitted Transfers) of the CARET Units by any Person (the “Selling Party”) other than (i) those held, directly or indirectly, by SAFE or its controlled Affiliates or (ii) Transfers of shares of stock publicly traded on a nationally recognized stock exchange (all subject to the terms and conditions of subsections (a) through (d) of this Section 13.8).

(a)            Pursuant to SAFE’s ROFO, a Selling Party shall deliver to SAFE a written notice (the “ROFO Notice”) setting forth the number of CARET Units such Selling Party wishes to Transfer (such CARET Units, the “Offered Units”).

(b)            During the Offer Period, SAFE shall have the right, but not the obligation, to offer to purchase all, but not less than all, of the Offered Units at a cash price (the “Offer Price”) and on other terms and conditions as set forth in a written notice delivered to the Selling Party (such notice, an “Offer Notice”).

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(c)            For a period of fifteen (15) business days after delivery of an Offer Notice by SAFE (the “Acceptance Period”), the Selling Party shall have the right, but not the obligation, to accept SAFE’s offer to purchase the Offered Units at the Offer Price and on the other terms and conditions set forth in the Offer Notice by delivering to SAFE a written notice (such notice, an “Acceptance Notice”). Following delivery of an Acceptance Notice, the Selling Party and SAFE shall use reasonable efforts to consummate SAFE’s purchase of the Offered Units on the terms set forth in the Offer Notice within sixty (60) days after delivery of an Acceptance Notice.

(d)            In the event that (i) SAFE fails to deliver an Offer Notice prior to the expiration of the Offer Period, (ii) SAFE delivers a Rejection Notice or (iii) the Selling Party fails to deliver an Acceptance Notice during the Acceptance Period, the Selling Party shall be free to Transfer the Offered Units to any Transferee; provided that such Transfer (A) complies with the Conditions of Transfer, (B) is consummated within one hundred twenty (120) days following the expiration of the Offer Period, (C) if SAFE delivers an Offer Notice, is consummated on terms more favorable to the Selling Party in the aggregate than the terms set forth in the Offer Notice, including, without limitation, at a purchase price greater than the Offer Price; and (D) the Transferee complies with the process to be treated as a Substituted Member hereunder. If the Selling Party does not consummate any such Transfer within such time period, any direct or indirect Transfer of any CARET Units shall again become subject to the ROFO set forth in this Section 13.8.

Section 13.9 SAFE Ownership. Until the date the Company effects a REIT Conversion, SAFE (and its successors) shall maintain beneficial ownership, directly or indirectly, of at least 51% of the issued and outstanding CARET Units or substantially equivalent economic ownership interest in the Company.

ARTICLE XIV

ADMISSION OF MEMBERS

Section 14.1 Admission of Additional Members.

(a)            After the date hereof, a Person (other than an existing Member) who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Managing Member (i) either (x) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.4 or (y) a counterpart signature page to this Agreement executed by such Person, and (ii) such other documents or instruments as may be required by the Managing Member in order to effect such Person’s admission as an Additional Member and the satisfaction of all the conditions set forth in this Section 14.1.

(b)            Notwithstanding anything to the contrary in this Section 14.1, no Person shall be admitted as an Additional Member without the consent of the Managing Member, which consent may be given or withheld in the Managing Member’s discretion. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the Books and Records, following the consent of the Managing Member to such admission.

(c)            All distributions to Holders of GL Units and/or CARET Units, as the case may be, with respect to which the Company Record Date is before the date of an admission of an Additional Member holding GL Units or CARET Units, as applicable, shall be made on a pro rata basis solely to Members and Assignees other than such Additional Member, and all distributions with respect to GL Units or CARET Units, as the case may be, thereafter shall be made on a pro rata basis to all the Members and Assignees including such Additional Member holding GL Units or CARET Units, as applicable.

Section 14.2 Amendment of Agreement and Certificate of Conversion. For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the Books and Records and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of the Books and Records) and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

Section 14.3 Limit on Number of Members. Unless otherwise permitted by the Managing Member, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members that would cause the Company to become a reporting company under the Exchange Act.

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Section 14.4 Admission. A Person shall be admitted to the Company as a Member of the Company only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Company as an Additional Member. Concurrently with, and as evidence of, the admission of an Additional Member, the Managing Member shall amend the Books and Records to reflect the name, address and number of Units of such Additional Member.

ARTICLE XV

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 15.1 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

(a)            an election to dissolve the Company made by the Managing Member if it has determined to no longer engage in the Ground Lease business;

(b)            at any time there are no members of the Company unless the Company is continued without dissolution in accordance with the Act; or

(c)            entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act.

Section 15.2 Winding Up.

(a)            Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members in accordance with the Act. After the occurrence of a Liquidating Event, the Company shall not take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member or any Person elected by the Members holding a majority of the GL Units (the Managing Member or such other Person being referred to herein as the “Liquidator”) shall be responsible for overseeing the winding up of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(i)            First, to creditors of the Company, other than the Members and their Assignees who are creditors, to the extent otherwise permitted by law, in satisfaction of the Debts and liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

(ii)            Second, to the satisfaction of all of the Company’s Debts and liabilities to the Members and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

(iii)            The balance, if any, to the Members and any Assignees in accordance with their Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

For clarity, and notwithstanding the foregoing or anything herein to the contrary, any distributions to be made in respect of any Profits Interest in accordance with this Article XV shall be subject to the limitations described in Section 4.3(c)(v).

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(b)            It is intended that prior to a distribution of the proceeds from a liquidation of the Company pursuant to this Section 15.2, the positive Capital Account balance of each Member shall be equal to the amount that such Member is entitled to receive pursuant to Article V, Article VI, and Article VIII. Accordingly, notwithstanding anything to the contrary in this Article XV, to the extent permissible under Sections 704(b) of the Code and the Regulations promulgated thereunder, Net Income and Net Losses and, if necessary, items of gross income and gross deductions, of the Company for the year of liquidation of the Company (or, if earlier, the year in which all or substantially all of the Company’s assets are sold, transferred or disposed of) shall be allocated among the Members so as to bring the positive Capital Account balance of each Member as close as possible to the amount that such Member would receive Section 15.2(a)(iii).

(c)            Notwithstanding the provisions of Section 15.2(a) that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 15.2(a), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made subject to the Act and only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(d)            In the sole and absolute discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article XV may be:

(i)            distributed to a trust established for the benefit of the Members for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Members, from time to time, in the reasonable discretion of the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the Members pursuant to this Agreement; or

(ii)            withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent, conditional, unmatured or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 15.2(a) as soon as practicable.

Section 15.3 Rights of Members. Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company, and (c) no Member (other than any Member who holds Preferred Units, to the extent specifically set forth herein and in the applicable Unit Designation) shall have priority over any other Member as to the return of its Capital Contributions, distributions or profits, if any.

Section 15.4 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would result in a dissolution of the Company, the Managing Member shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and, in the Managing Member’s discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined by the Managing Member).

Section 15.5 Cancellation. Upon the completion of the winding up of the Company cash and property as provided in Section 15.2, a certificate of cancellation of the Certificate of Formation of the Company shall be filed with the Secretary of State of the State of Delaware, the Company shall be terminated, all qualifications of the Company as a foreign limited liability company or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Company shall be taken.

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Section 15.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 15.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

ARTICLE XVI

TAX MATTERS

Section 16.1 Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within thirty (30) days following the issuance of audited annual financial statements of the Company, the tax information reasonably required by Members for federal and state income tax reporting purposes (provided that if such information is not furnished within ninety (90) days of the close of the relevant taxable year, the Company shall deliver estimates of such tax information within ninety (90) days of the close of the relevant taxable year). The Members shall promptly provide the Company with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the Company from time to time.

Section 16.2 Tax Elections.

(a)            Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The Managing Member shall have the right to seek to revoke any such election (including any election under Sections 461(h) and 754 of the Code) upon the Managing Member’s determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

(b)            To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Company is hereby authorized to, and at the direction of the Managing Member shall, elect a safe harbor under which the fair market value of any Units issued in connection with the performance of services after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such Units (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Company sold all of its assets for their fair market value immediately after the issuance of such Units, satisfied its liabilities (excluding any nonrecourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the Members under the terms of this agreement). In the event that the Company makes a safe harbor election as described in the preceding sentence, each Member hereby agrees to comply with all safe harbor requirements with respect to transfers of such Units while the safe harbor election remains effective.

Section 16.3 Taxpayer Representative.

(a)            SAFE shall be designated the “partnership representative” pursuant to Section 6223 of the Code (the “Taxpayer Representative”) with respect to operations conducted by the Company pursuant to this Agreement. The Taxpayer Representative is authorized to represent the Company (at the expense of the Company) in connection with all examinations of the affairs of the Company by any U.S. federal, state or local tax authorities, including any resulting administrative and judicial proceedings, to expend funds of the Company for professional services and costs associated therewith, and to appoint a “designated individual” pursuant to Regulations Section 301.6223-1(b) (the “Designated Individual”). The Designated Individual shall be authorized to take any action the Taxpayer Representative is authorized to take under this Agreement. The Taxpayer Representative shall at the expense of the Company furnish the Members with status reports regarding any negotiation between the IRS (or any relevant state or local taxing authority) and the Company. As the Taxpayer Representative, SAFE may cause the Company to make all elections required or permitted to be made by the Company under the Code or any state or local tax law (except as otherwise provided herein) including, if the Company is eligible, the election out of the partnership audit rules for partnerships with 100 or fewer partners, as provided in Section 6221(b) of the Code, and the election under Section 6226 of the Code. In exercising its responsibilities as Taxpayer Representative, SAFE shall have final decision making authority with respect to all federal, state, local, and foreign tax matters involving the Company. Any expenses incurred by the Taxpayer Representative and Designated Individual in carrying out their responsibilities and duties under this Agreement shall be allocated to and charged to the Company as an expense of the Company for which the Taxpayer Representative and Designated Individual, as applicable, shall be reimbursed.

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(b)            Each Member shall give prompt notice to the Taxpayer Representative of any and all notices it receives from the IRS or any relevant state or local taxing authority concerning the Company and its federal, state or local income tax return. If any administrative proceeding contemplated under Section 6223 of the Code has begun, the Members shall, upon request by the Taxpayer Representative, notify the Taxpayer Representative of their treatment of any Company item on their U.S. federal income tax return, if applicable, which is or may be inconsistent with the treatment of that item on the Company’s return. Any Member who enters into a settlement agreement with the IRS with respect to Company items shall notify the Managing Member of such settlement agreement and its terms within 30 days after the date of such settlement.

(c)            The Taxpayer Representative shall use its commercially reasonable efforts to minimize the financial burden of any adjustment of an item of Company income, gain, loss, deduction or credit, or the allocation of all or a portion of any such item among the Members (each such item or allocation thereof, a “Company Item”) to each Member and former Member that held a Company Equity Security during a reviewed Company Year, through the application of the procedures established pursuant to Section 6225(c) of the Code, or through an election and the furnishing of statements pursuant to Section 6226 of the Code, provided that the Taxpayer Representative shall not make such election or furnish such statements if the Taxpayer Representative reasonably determines that doing so would preclude the contest of any adjustment of a Company Item that the Taxpayer Representative intends to pursue.

(d)            Each Member and former Member agrees to indemnify and hold harmless the Company from and against any liability for any “imputed underpayment” as defined in Section 6225 of the Code (including any interest and penalties) imposed on the Company and attributable to such Member’s allocable share of any adjustment to any item of Company income, gain, loss, deduction or credit, or the allocation of all or a portion of any such item among the Members, in any Company Year in which such Member or former Member was a member of the Company, as determined by the Managing Member in its discretion.

(e)            The rights and obligations of this Section 16.3 shall survive the Transfer of a Unit, the resignation of any Member, any REIT Conversion (provided that this Section 16.3 shall not apply with respect to any taxable years of the Company for which the Company is treated as a REIT), and the termination of the Company and this Agreement.

(f)            The taking of any action and the incurring of any expense by the Taxpayer Representative or Designated Individual in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Taxpayer Representative and the provisions relating to indemnification of the Managing Member in this Agreement shall be fully applicable to the Taxpayer Representative in its capacity as such and to the Designated Individual in its capacity as such.

Section 16.4 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445, 1446, 1471-1474, 6225 or 6232 of the Code and the Regulations thereunder. Any amount paid on behalf of or with respect to a Member in excess of any withheld amounts, shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the available cash of the Company that would, but for such payment, be distributed to the Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 16.4. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 16.4 when due, the Managing Member may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

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ARTICLE XVII

GENERAL PROVISIONS

Section 17.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by electronic mail or commercial courier service) to the Member or Assignee at the address set forth on the Books and Records, or such other address of which the Member shall notify the Company in accordance with this Section 17.1.

Section 17.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 17.3 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 17.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 17.5 Waiver.

(a)            To the fullest extent permitted by law, no failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b)            The restrictions, conditions and other limitations on the rights and benefits of the Members contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Members, are for the benefit of the Company and, except for an obligation to pay money to the Company, may be waived or relinquished by the Managing Member in one or more instances from time to time and at any time.

Section 17.6 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto. For the avoidance of doubt, a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission, including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records.

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Section 17.7 Amendments. Subject to Section 9.3, this Agreement may be amended, modified, or waived solely by action of the Managing Member without the approval of any Member; provided, that all amendments to this Agreement shall affect all CARET Units equally.

Section 17.8 Applicable Law.

(a)            This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

(b)            To the fullest extent permitted by law, each Member hereby (i) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware, or to the extent the Chancery Court of the State of Delaware lacks jurisdiction, of any other state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, and (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Member at such Member’s last known address as set forth in the Books and Records. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH MEMBER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.9 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company. Notwithstanding the provisions of this Agreement (including Section 17.7), it is hereby acknowledged and agreed that the Company, without the approval of any Member or any other Person, may enter into side letters or similar written agreements to or with a Member, executed contemporaneously with the admission of such Member to the Company, which has the effect of establishing rights under, or altering or supplementing the terms of, this Agreement. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements to or with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement.

Section 17.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 17.11 No Partition. No Member nor any successor-in-interest to a Member shall, to the fullest extent permitted by law, have the right to have any property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

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Section 17.12 Third Party Beneficiary. No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns and that the provisions of this Agreement are solely for the purpose of defining the interests of the Members, inter se. No creditor or other third party having dealings with the Company (other than as expressly set forth herein with respect to Covered Persons) shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans to the Company or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or any of the Members. In addition, it is the intent of the parties hereto that no distribution to any Member shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of the Company or the Managing Member.

Section 17.13 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Units any rights whatsoever as stockholders of SAFE, including any right to receive dividends or other distributions made to stockholders of SAFE or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of SAFE or any other matter.

Section 17.14 Creditors. Other than as expressly set forth herein with respect to Covered Persons, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 17.15 Resolution of Ambiguities. In the case of any ambiguity as to the interpretation of any definition or provision hereof, the Managing Member shall, to the fullest extent permitted by law, be entitled to resolve such ambiguity in a manner permitted under Section 9.3(b)(ii) hereof.

Section 17.16 Certain Determinations by the Managing Member. In addition to the matters that are to be determined by the Managing Member pursuant to the other provisions of this Agreement, the determination as to any of the following matters, made by the Managing Member in good faith in a manner consistent with the terms of this Agreement, shall be final and conclusive and shall be binding upon the Company and each Member: (a) whether any Company GL Asset is a Development GL Asset; (b) whether a ground lease, ground sublease or other lease or sublease is a Ground Lease; (c) whether a GL Material Change has occurred with respect to any Company GL Asset, whether an Involuntary Ground Lease Termination Event or a Voluntary Ground Lease Termination Event has occurred; (d) the net income of the Company for any period and the amount of assets at any time legally available for the redemption of Units or the payment of distributions on its Units, including the amount of Net Sale Proceeds, Net Operating Income and other proceeds that are available for application and/or distribution pursuant to Article VIII; (e) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); and (f) the number of Units of any class or series of the Company (other than the CARET Units).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company Agreement has been executed as of the date first written above.

SAFEHOLD INC.

By:	/s/ Sander Ash
Name:	Sander Ash
Title:	Deputy General Counsel

EXHIBIT A

SCHEDULE OF MEMBERS

EXHIBIT B

REIT AGREEMENT

Form of Amended and Restated Limited Liability Company Agreement

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED

OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS

IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THE PROPOSED

SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED

WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE

STATE SECURITIES OR “BLUE SKY” LAWS.

DATED AS OF [•]

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

SAFEHOLD GL HOLDINGS LLC

A DELAWARE LIMITED LIABILITY COMPANY

i

ii

Exhibit A - Schedule of Members

Exhibit B - Preferred Unit Rights and Designations

iii

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, modified or supplemented from time to time in accordance with the terms hereof, this "Agreement") of Safehold GL Holdings LLC, a Delaware limited liability company (the “Company”), dated as of [•], (the "Effective Date"), is entered into by and among the Company, Safehold Inc., a Maryland corporation (“SAFE”) and the Additional Members (defined below) as may in the future be admitted to the Company from time to time as set forth on Exhibit A (as amended, modified or supplemented from time to time).

WHEREAS, Safehold Operating Partnership LP (the “Partnership”) was formed as a Delaware limited partnership on October 17, 2016;

WHEREAS, on March 30, 2023, the general partner and the limited partner of the Partnership adopted a resolution approving the conversion of the Partnership to a limited liability company and the adoption of this Agreement, pursuant to Section 17-219 of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17 101, et seq.), as amended from time to time (the “LP Act”);

WHEREAS, on March 30, 2023, the Partnership was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. § 18 101, et seq.), as amended from time to time (the “Act”), and Section 17-219 of the LP Act by causing the filing with the Secretary of State of the State of Delaware of a Certification of Conversion to Limited Liability Company and a Certificate of Formation of the Company (the “Conversion”);

WHEREAS, pursuant to the Conversion, the general partner interests in the Partnership were cancelled for no consideration;

WHEREAS, in connection with the Conversion, on March 30, 2023, the Company and the Members entered into a limited liability company agreement (the “Original Agreement”), which was amended and restated on March 30, 2023 (the “Amended and Restated Agreement”); and

WHEREAS, SAFE, in its capacity as managing member pursuant to the terms and conditions of the Amended and Restated Agreement, desires to amend and restate the Amended and Restated Agreement of the Company and the Members desire to enter into this Agreement as follows.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and among the parties hereto as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. The following definitions shall apply for all purposes, unless otherwise clearly indicated to the contrary, to the terms used in this Agreement.

“Accrued Unpaid Rent Amount” means, with respect to any Company GL Asset, the aggregate amount of accrued unpaid rent due under the applicable Ground Lease as of the date of the Disposition of such Company GL Asset determined without regard to any termination of such GL or acceleration of the rent thereunder.

“Act” has the meaning set forth in the recitals.

“Additional Funds” has the meaning set forth in Section 4.4(a).

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to ARTICLE IV and Section 14.1 and who is shown as such on the Books and Records.

“Advisory Committee” has the meaning set forth in Section 9.6(b).

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Unit Ownership Limit” means not more than 9.8 percent (in value or in number of Units, whichever is more restrictive) of the aggregate of the outstanding Units. The value and number of the outstanding Units shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Agreement” has the meaning set forth in the recitals.

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“Arms-Length Terms” means, with respect to a transaction involving the Company, that such transaction is determined by the Board to be on terms that are in the aggregate not materially less favorable to the Company than those that could reasonably be obtained with a Person that is not SAFE or an Affiliate thereof. The following is a non-exclusive list of methods that may be used to establish that a transaction is on Arms- Length Terms: (i) a bona fide quote or proposal for a comparable third-party transaction obtained by SAFE or the Company from an unaffiliated third party, or (ii) the written advice of an unaffiliated outside expert, broker or appraiser, such as a fairness opinion issued by a financial advisor, received by SAFE or the Company, stating that such transaction is fair or on market terms for a comparable third-party transaction.

“as Originally in Effect” means with respect to any Ground Lease, such Ground Lease as in effect on its Origination Date as the same may be modified, amended, supplemented or replaced pursuant to any right of the applicable Lessee (or leasehold mortgagee) in effect as of such Origination Date without the consent or approval of the applicable Lessor (or if such Lessor’s consent or approval is required, such Lessor is not entitled to withhold the same under the applicable circumstances as determined by the Board in its sole discretion).

“Beneficial Ownership” means beneficial ownership of Units by a Person, whether the interest in the Units is held directly or indirectly (including by a nominee), for purposes of Section 542(a)(2) of the Code, and shall include interests that are actually owned or would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. Whenever a Person Beneficially Owns Units that are not actually outstanding (e.g., Units issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever this Agreement requires a determination of the percentage of outstanding units of a class of Units Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Board” means the Board of Directors of the Company.

“Books and Records” means those records and documents required to be maintained by the Act and other books and records deemed by the Board to be appropriate with respect to the Company’s business, including records as to the Members of the Company and the Units issued hereunder, in all cases, as may be amended from time to time in accordance with this Agreement.

“Capital Contribution” means, with respect to any Member, the amount of money and the fair market value of any Contributed Property that such Member contributes to the Company in exchange for Units or is deemed to contribute to the Company pursuant to ARTICLE IV as determined by the Board.

“CARET Economics” means the amounts which the CARET Holders are entitled to receive under ARTICLE VIII.

“CARET Financing” means any Debt financing (a) in which the Company and/or its Subsidiaries are, together, the sole borrowers and (b) that is serviced solely by cash proceeds that would be distributable to the CARET Holders in accordance with ARTICLE VIII but for such Debt financing, but excluding, for the avoidance of doubt, any Debt financing that is supported, in whole or in part, by any other cash proceeds including any cash proceeds that would be distributable to the GL Units or available to service other Debt or liabilities of the Company and its Subsidiaries (such as secured or unsecured ordinary course corporate facilities or asset based facilities).

“CARET Holder” means a Holder of a CARET Unit, in its capacity as such.

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“CARET Management” means CARET Management Holdings LLC, a Delaware, limited liability company.

“CARET Operating Expenses” means any net out-of-pocket operating expenses of the Company that are (i) attributable to the administration, management, Transfer, redemption or issuance of any CARET Units or company or governance matters with respect thereto (including the expenses of external advisors) (subject to first applying the proceeds of such issuance against expenses relating to such issuance), (ii) in connection with a Liquidity Transaction of the Company, (iii) following a Liquidity Transaction, in connection with the status of the Company or a successor entity as a public registrant (including board of director expenses, customary director and officer insurance and related coverages, cost of outside auditors and attorneys, transfer agent fees, listing fees and franchise taxes), (iv) indemnity payments made by the Company or any of its Subsidiaries that are primarily related to the CARET Units (including in connection with any issuance thereof) or the holders thereof, (v) expenses incurred in connection with any CARET Financing and (vi) reasonable reserves for other CARET Operating Expenses, in each case as determined by the Board. For the avoidance of doubt, CARET Operating Expenses shall not include overhead allocation or charge through of employees or other platform expense (including financing costs and expenses (including those incurred in connection with the issuance or distribution of any Preferred Units, or in connection with maintaining qualification as a REIT), other than those incurred in connection with any CARET Financing).

“CARET Operating Expenses Amount” means, at any time, the excess of (i) the aggregate sum of all CARET Operating Expenses, over (ii) the aggregate amount previously applied to the CARET Operating Expenses Amount pursuant to the terms of ARTICLE VIII and/or Section 9.9(b).

“CARET Preferred Units” means any preferred unit of the Company senior to the CARET Units that is serviced solely by cash proceeds that would be distributable to the CARET Holders in accordance with Article VIII but for such preferred unit, but excluding, for the avoidance of doubt, any preferred unit that is supported, in whole or in part, by any other cash proceeds including any cash proceeds that would be distributable to the GL Units or available to service other Debt, securities or liabilities of the Company and its Subsidiaries.

“CARET Unit” means each limited liability company interest in the Company authorized pursuant to Section 6.1 and includes any and all benefits to which the holder of such interest may be entitled as provided in this Agreement, together with all obligations of such holder to comply with the terms and provisions of this Agreement.

“CARET Unit Ownership Limit” means not more than 9.8 percent (9.8%) (in value or in number of Units, whichever is more restrictive) of the aggregate of the outstanding CARET Units. The value and number of the outstanding CARET Units shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

“CARET Ventures” means CARET Ventures LLC, a Delaware limited liability company.

“Certificate of Conversion” means the Certificate of Conversion of the Company filed in the office of the Secretary of State of the State of Delaware on March 30, 2023, as amended from time to time in accordance with the terms hereof and the Act.

“Certificate of Formation” means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware on March 30, 2023, as amended from time to time in accordance with the terms hereof and the Act.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Company filed in the office of the Secretary of State of the State of Delaware on October 17, 2016, as amended from time to time in accordance with the LP Act.

“Charitable Beneficiary” means one or more beneficiaries of the Trust as designated pursuant to Section 13.11, provided that each such organization must be a “United States person” within the meaning of Section 7701(a)(30) of the Code and must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (without regard to clauses (vii) or (viii) thereof), 2055 and 2522 of the Code.

“Closing Price” means, with respect to any Unit on any date, the last sale price for such Unit, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Unit, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Unit is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Unit is listed or admitted to trading or, if such Unit is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Unit is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Unit selected by the Board or, in the event that no trading price is available for such Unit, the fair market value of the Unit, as determined by the Board as it in good faith deems to be reasonable, using all factors, information and data it deems to be pertinent, on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s length transaction.

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“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” has the meaning set forth in the preamble; provided that “Company” shall, as the context requires, include those direct and indirect Subsidiaries through which the Company conducts its GL Business activities.

“Company GL Asset” means any Ground Lease Asset owned or, if the context requires, previously owned directly or indirectly by the Company or its Subsidiaries (including, for the avoidance of doubt, any Ground Lease Asset owned directly or indirectly by any Non-Controlled JV).

“Company Personnel” means the Officers of the Company as appointed by the Board or any authorized agent, employee, or representative of the Company or any Subsidiary.

“Company Record Date” means the record date established by the Board in its sole discretion (i) for determining the Members entitled to notice of or to vote at any meeting of Members or to consent to any matter or (ii) for distributions to Holders.

“Company Year” means the fiscal year of the Company and the Company’s taxable year for U.S. federal income tax purposes, each of which shall be the calendar year unless otherwise required under the Code.

“Conditions of Transfer” has the meaning set forth in Section 13.13(a).

“Constructive Ownership” means ownership of Units by a Person, whether the interest in the Units is held directly or indirectly (including by a nominee), and shall include interests that are actually owned or would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Contributed Property” means each item of Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company net of any liabilities assumed by the Company relating to such Contributed Property and any liability to which such Contributed Property is subject.

“Conversion” has the meaning set forth in the recitals.

“Conversion Shares” has the meaning set forth in Section 13.16(a).

“Covered Person” means, as applicable, (i) the Directors, members of the Advisory Committee, members of the Independent Directors Committee, any Officer, or other Company Personnel of, or controlling Person of the Company or a Subsidiary thereof (including by reason of being named a Person who is about to become an Officer, a member of the Board, a member of the Advisory Committee, a member of the Independent Directors Committee, or other Company Personnel); (ii) any member of the SAFE Group; and (iii) such other Persons as the Board may designate from time to time (whether before or after the event giving rise to potential liability).

“Crossed GL Asset” means any Company GL Asset which has been Disposed following an Involuntary Ground Lease Termination Event of the applicable Ground Lease whose Invested Amount is greater than zero dollars ($0.00) after giving effect to the application of its Net Sale Proceeds to such Invested Amount in accordance with Section 8.1. Such amount remaining that is greater than zero dollars ($0.00) being the “Remaining Crossed Amount.”

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“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) any lease by such Person as lessee that is reflected on such Person’s consolidated balance sheet and classified as a finance lease in accordance with U.S. GAAP; provided, however, that in the case of this clause (iv), Debt excludes operating lease liabilities on such Person’s balance sheet in accordance with U.S. GAAP.

“Delaware Courts” has the meaning set forth in Section 17.8(b).

“Development GL Asset” means a Company GL Asset pertaining to real property held for development or redevelopment, as determined by the Board, at the time it became a Company GL Asset in its sole discretion.

“Director” has the meaning set forth in Section 9.2(a).

“Disposition” means the sale, assignment, conveyance, exchange, condemnation, transfer or other disposition of all or any portion of a Company GL Asset by the Company directly or indirectly including by way of merger or consolidation. The terms “Dispose” and “Disposed” have correlative meanings. For avoidance of doubt, none of the following shall constitute a Disposition: (i) the sale or other transfer of direct or indirect interest in Units; (ii) any transfer or conveyance directly or indirectly of a Company GL Asset for collateral purposes or as part of a so called “preferred equity financing” or (iii) any direct or indirect transfer (including by way of merger or consolidation) of a Company GL Asset which alone or together with related transactions does not result in a substantial reduction in the Company’s direct or indirect interest in the Company GL Asset.

“Drag-Along Member” has the meaning set forth in Section 13.15(a).

“Drag-Along Pro Rata Share” has the meaning set forth in Section 13.15(a).

“Drag-Along Transaction” has the meaning set forth in Section 13.15(a).

“Entity Classification Election” has the meaning set forth in Section 12.1.

“Equity Securities” means, with respect to any Person, any (a) shares of capital stock, (b) equity, ownership, voting, profit or participation interests or (c) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Excepted Holder” means a Person for whom an Excepted Holder Limit is created by this Agreement or by the Board pursuant Section 13.7.

“Excepted Holder Limit” means, with respect to any Person, provided that such Person agrees to comply with any requirements that may be established by the Board pursuant to Section 13.7, the percentage limit established by the Board with respect to such Person pursuant to Section 13.7, subject to adjustment pursuant to Section 13.7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Excluded Lessee GL” means a commercial ground lease or sublease and any other commercial lease or sublease that the Board determines has characteristics of a ground lease or ground sublease where the Company (or the Person through whom the Company has directly or indirectly invested in such Excluded Lessee GL) is lessee but not a Lessor thereunder.

“Fair Market Value” means, with respect to each Unit, the fair value of such Unit as determined by the Board as it in good faith deems to be reasonable, using all factors, information and data it deems to be pertinent, on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s length transaction; provided that the Fair Market Value of each Preferred Unit shall be equal to $1,000 plus any accrued but unpaid dividends or distributions in respect of such Preferred Unit. The following is a non-exclusive list of methods that may be used to establish Fair Market Value: (i) a bona fide quote or proposal for a comparable transaction obtained by SAFE or the Company from an unaffiliated third party, or (ii) the written advice of an unaffiliated outside expert, broker or appraiser, such as a fairness opinion issued by a financial advisor, received by SAFE or the Company, stating that such price is fair from a financial perspective; provided, however, that upon a Liquidity Transaction, “Fair Market Value” shall mean with respect to any class or series of outstanding Unit, the Closing Price for such Unit on such date.

“GL Business” means the business of owning, operating, constructing, reconstructing, developing, redeveloping, altering, improving, maintaining, operating, Disposing, financing, leasing, transferring, encumbering, conveying and exchanging Ground Leases, as operated by and through the Company from time to time.

“GL Business Sale” means a transaction or series of related transactions involving the transfer directly or indirectly of all or substantially all of the consolidated assets of the GL Business to a Person or Group, whether by merger, business combination consolidation, sale, exchange, issuance, transfer or redemption of securities, tender offer, by sale, exchange or transfer of assets, or otherwise.

“GL Material Change” means with respect to a Company GL Asset (i) a Lease Extension with respect to such Company GL Asset or (ii) another voluntary act done (or consented to) directly or indirectly by the Company with respect to such Company GL Asset with the applicable Lessee or at its request, or with a third party, which the Company was not previously obligated to do (or consent to) that materially reduces the value, or extends the timing for the realization, of CARET Economics with respect to such Company GL Asset (as determined by the Board in its sole discretion) including the granting to a Lessee of a fixed price purchase option at the end or the term of its Ground Lease. For the avoidance of doubt, no determination by the Company to obtain debt or equity financing or to secure such financing directly or indirectly with Company GL Assets shall constitute a GL Material Change.

“GL Material Change Consideration” means with respect to a Company GL Asset all Net Operating Income paid or payable to the Company (directly or indirectly) in connection with a GL Material Change of such Company GL Asset including any Upsize Rent pertaining thereto.

“GL Unit” means each limited liability company interest in the Company authorized pursuant to Section 5.1 and includes any and all benefits to which the Holder of such interest may be entitled as provided in this Agreement, together with all obligations of such Holder to comply with the terms and provisions of this Agreement.

“GL Unit Holder” means a Holder of a GL Unit, in its capacity as such.

“Ground Lease” or “GL,” subject to the terms of Section 9.6, means a commercial ground lease or sublease and any other commercial lease or sublease that the Company determines has characteristics of a ground lease or ground sublease, together with any related documents or instruments binding (directly or indirectly) on the Company (or the Person through whom the Company has directly or indirectly invested in such Ground Lease) and the Lessee thereunder and/or its Affiliates; provided, however, that the terms “Ground Lease” or “GL” shall not include a ground lease with respect to property that is intended for individual residential use; any Excluded Lessee Interest; or any Pre-Development Ground Lease.

“Ground Lease Asset” means the fee or other interest in Real Property that is or (while the Company or SAFE directly or indirectly owned all or a part of such fee or other interest) was subject to a Ground Lease together with the Lessor’s interest under such Ground Lease and, if appropriate in the context, the direct or indirect owner of all or a part of a Ground Lease Asset, which, for the avoidance of doubt, shall only include commercial Ground Lease Assets.

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“Group” means a “group”, as used in Section 13(d) of the Exchange Act.

“Holder” means a Member.

“Incapacity” or “Incapacitated” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, or the revocation of the corporation’s charter; (iii) as to any Member that is a partnership or a limited liability company, the dissolution and commencement of winding up of the partnership or the limited liability company; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred and twenty (120) days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Independent Directors Committee” means such committee of the Company as may be established by the Board, in its discretion, and which shall be composed entirely of one or more persons who meet the independence standards required to serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the SEC thereunder or by any national securities exchange or automated trading system.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that, except as set forth in Section 856(h)(3)(A)(ii) of the Code, a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“Initial Date” means the date of this Agreement.

“Initial Expiration Date” means with respect to any Company GL Asset and its Ground Lease, the scheduled expiration date of the Ground Lease as Originally in Effect but after giving effect to any extension or renewal options in favor of the applicable Lessee (or rights to obtain new or replacement Ground Leases) under such Ground Lease as Originally in Effect as though exercised.

“Invested Amount” means, at any time, with respect to any Company GL Asset, the excess of

(i)	the sum of the following (without duplication):

(A)	the value of cash or other consideration (for the avoidance of doubt, other than any primary issuance of CARET Units or securities convertible into CARET Units issuable in a primary issuance) paid or otherwise remitted (directly or indirectly) by the Company or on its behalf (including by a qualified intermediary in connection with a like kind exchange under Section 1031 of the Code) in connection with the acquisition or development of such Company GL Asset either on or prior to the Origination Date for such Company GL Asset or pursuant to the Ground Lease as Originally in Effect (the “Acquisition Amount”); plus

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(B)	any unreimbursed third party out of pocket costs pertaining to such acquisition or development; plus

(C)	all out of pocket expenditures for items which are capitalized under U.S. GAAP borne (without reimbursement) (directly or indirectly) by the Company pursuant to the terms of the applicable Ground Lease as Originally in Effect (including any such costs or expense which the Company has borne (directly or indirectly) pursuant to the terms of any agreement or other arrangement binding on the Company or the applicable Company GL Asset as in effect as of the applicable Origination Date for which the Company is not entitled to reimbursement (directly or indirectly) from the Lessee under the applicable Ground Lease as Originally in Effect); plus

(D)	Protective Advances for such Company GL Asset; plus

(E)	Other out of pocket expenditures by the Company similar to (A) — (D) above that (i) are specific to such Company GL Asset, (ii) are not considered to be, or are expressly excluded from being, a CARET Operating Expense and (iii) the Board in good faith determines should reasonably be included or excluded in the Invested Amount thereof (which, for the avoidance of doubt, shall not include any amounts expended to obtain Upsize Rents); over

(ii)	The aggregate amount previously applied to such Invested Amount pursuant to the terms of ARTICLE VIII.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Involuntary Ground Lease Termination Event” means any termination of a Ground Lease other than a Voluntary Ground Lease Termination Event; provided, however, that if the Company enters into a new lease in replacement of such Ground Lease, and such new lease is required by the terms of such Ground Lease as of the Origination Date, such Involuntary Ground Lease Termination Event shall be deemed not to have occurred.

“IRS” means the United States Internal Revenue Service.

“Issuance Limitation” has the meaning set forth in Section 6.1.

“iStar” means iStar Inc., a Maryland corporation.

“Lease Extension” means with respect to any Company GL Asset or its Ground Lease, an extension or renewal of the term of such Ground Lease (or any new or replacement Ground Lease) voluntarily entered into directly or indirectly by the Company such that the term thereof (or the term of the new or replacement Ground Lease) after giving effect to all remaining renewal or extension options (or rights to obtain new or replacement Ground Lease) extends beyond its Initial Expiration Date (determined for this purpose as though all extension or renewal options in favor of the applicable Lessee (or rights to obtain new or replacement Ground Leases) under such Ground Lease as Originally in Effect were exercised).

“Lessee” means the lessee under any Ground Lease, including its Affiliates, where appropriate.

“Lessor” means, with respect to any Ground Lease, the fee owner of the related Real Property and/or lessor under such Ground Lease.

“Liquidating Event” has the meaning set forth in Section 15.1.

“Liquidator” has the meaning set forth in Section 15.2(a).

“Liquidity Transaction” means a transaction whereby the CARET Units or securities into which CARET Units may be exchanged become tradeable on the New York Stock Exchange, NASDAQ or other nationally recognized public exchange or electronic quotation system (which may include a public offering by the Company, CARET Ventures or SAFE).

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“Losses” has the meaning set forth in Section 9.12(a).

“LP Act” has the meaning set forth in the recitals.

“Management Agreement” means the Management Agreement, between Spinco and Spinco Manager, as the same maybe amended from time to time, providing for Spinco Manager to manage the day to day operations of Spinco and its Subsidiaries.

“Materially Changed GL Asset” means a Company GL Asset with respect to which a GL Material Change has occurred.

“Member” means any Person named as a member of the Company or Additional Member, in such Person’s capacity as a Member in the Company, as reflected on the Books and Records.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act or any other exchange (domestic or foreign, and whether or not so registered) designated by the Board as a National Securities Exchange.

“Net Operating Income” means with respect to a Company GL Asset for any period, the excess of its Operating Revenues for such period over its Operating Expenses for such period.

“Net Sale Proceeds” means, with respect to any Company GL Asset, the amount or value received (or deemed received) directly or indirectly by the Company from (i) the Disposition of such Company GL Asset (including any amounts paid on account of Accrued Unpaid Rent due under the applicable Ground Lease) net of the out-pocket costs and expenses borne directly or indirectly by the Company in the transaction resulting in the applicable Net Sale Proceeds (specifically excluding any amounts paid or incurred in connection with discharging any financing or any lien securing the same but specifically including brokerage fees, attorneys’ fees and transfer taxes) and (ii) any casualty or other property insurance proceeds received directly or indirectly by the Company attributable to such Company GL Asset (other than rent or business interruption insurance) net of collection cost therefore not applied to the restoration of the applicable Company GL Asset. Net Sale Proceeds shall be “grossed up” to account for any financing assumed by the acquiror or subject to which the acquiror takes title. Any consideration received directly or indirectly by the Company relating to a condemnation or transfer in lieu thereof with respect to a Company GL Asset which is applied to the restoration of such Company GL Asset shall be excluded from Net Sale Proceeds.

“Non-Controlled JV” means any joint venture of which the Company or any of its Subsidiaries owns Equity Securities, but which joint venture is either not controlled by the Company or any of its Subsidiaries or the Company or its Subsidiaries do not have the right to cause a Disposition or other revenue generation of such joint venture’s properties without the consent or approval of a third party.

“Officers” has the meaning set forth in Section 9.4(a).

“Operating Expenses” means with respect to a Company GL Asset for any period, the operating expenses borne directly or indirectly by the Company in connection with such Company GL Asset (including, if applicable, real estate taxes and insurance premiums) for such period or incurred in connection with generating any particular Operating Revenue (including, if applicable, attorneys’ fees incurred in connection with negotiating any lease amendment or other instrument giving rise to such Operating Revenue). Operating Expenses specifically excludes debt service on, or any other cost or expense relating to obtaining or maintaining any, direct or indirect financing of the Company.

“Operating Revenue” means with respect to a Company GL Asset for any period, the operating revenues (including rent, interest charges, late fees, consent fees, modification fees, GL Material Change Consideration, proceeds from rent or business interruption insurance and other amounts paid under or in connection with the applicable Ground Lease) received or receivable directly or indirectly by the Company for such period in connection with such Company GL Asset.

“Original Agreement” has the meaning set forth in the recitals.

“Origination Date” means with respect to each Company GL Asset and its Ground Lease, the date on which such Company GL Asset first became a Company GL Asset or, in the case of a Development GL Asset, the later of such date and the date on which construction of the applicable initial project(s) at such Development GL Asset has (have) been completed, as determined by the Board in its discretion.

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“Origination Economics” means with respect to each Materially Changed GL Asset and its Ground Lease, without duplication, the Origination Rent under such Ground Lease first coming due after such Materially Changed GL Asset became a Materially Changed GL Asset, plus such Materially Changed GL Asset’s Invested Amount, minus amounts applied to the reduction of such Origination Economics pursuant to the terms of ARTICLE VIII.

“Origination Rent” means with respect to each Materially Changed GL Asset and its Ground Lease, the Operating Revenues payable directly or indirectly to the Company under such Ground Lease other than any GL Material Change Consideration (net of actual applicable Operating Expenses). Origination Rent dependent on the level of future inflation shall be determined by the Board based on consistently applied inflation assumptions until the actual inflation level is known; provided that inflation for these purposes shall be 2% unless the Board determines otherwise. Otherwise, if the Ground Lease provides for a payment of an additional component of Origination Rent upon the occurrence of an event or circumstance (other than the mere passage of time), such component shall be excluded from Origination Rent but only until the event or circumstances occurs. By way of example only, if a Ground Lease provides for the fixed rent component to increase based on the fair market value of the asset in the future or future operating revenues of the Lessee, then until the amount of increase is determined, such increase shall be excluded from Origination Rent. However, if the Ground Lease provides for an automatic increase in rent in the future, such increase shall be included in Origination Rent.

“OU Consent” means (a) prior to the consummation of a Liquidity Transaction, the affirmative vote or consent of the Outside Unitholders holding a majority of CARET Units held by Outside Unitholders and (b) following a Liquidity Transaction, the affirmative vote or consent of a majority of the members of the Independent Directors Committee and, in the event the proposed amendment is to (i) increase the Issuance Limitation, (ii) amend Section 4.2 (Capital Contributions of the Members), Section 9.8 (SAFE Commitment), or Section 9.9 (Use of Proceeds), or (iii) materially adversely amend ARTICLE VIII (Economics) or Section 9.7 (Certain Decisions with Respect to Company GL Assets) on a portfolio basis (excluding asset level decisions, which may be made on a case by case basis), then, in each case of the foregoing clauses (i) – (iii), the affirmative vote or consent of the Outside Unitholders holding a majority of CARET Units held by Outside Unitholders. Notwithstanding the foregoing, following a Liquidity Transaction only the affirmative vote or consent of a majority of the members of the Independent Directors Committee (and no affirmative vote or consent of any Outside Unitholder) will be required for any such amendment that is made as to a particular Property or group of related Properties and not to the Properties taken as a whole.

“Outside Unitholders” means all holders of Units other than SAFE and Persons that are employed by SAFE and/or any of its Subsidiaries.

“Partnership” has the meaning set forth in the recitals.

“Person” means an individual, corporation, joint venture, limited liability company, unincorporated organization, partnership, estate, state or political subdivision thereof, government agency, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a Group, but does not include an underwriter participating in an offering of Units and/or convertible securities of the Company; provided that the ownership of such Units and/or convertible securities by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code and would not otherwise result in the Company’s failure to qualify as a REIT.

“Preferred Unit” means each Unit of the Company that the Board has authorized pursuant to ARTICLE IV that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the GL Units and CARET Units and with the rights, powers and duties set forth in Section 7.1, which will be issued at the direction of the Board and will have the rights and designations set forth on Exhibit B.

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“Pre-Development Ground Lease” means a commercial pre-development ground lease as determined by the Board.

“Primary CARET Issuance” means the issuance of any CARET Units by the Company.

“Prohibited Owner” means, with respect to any purported Transfer, any Person who, but for the provisions of Section 13.1, would Beneficially Own or Constructively Own Units, and if appropriate in the context, shall also mean any Person who would have been the record owner of the Units that the Prohibited Owner would have so owned.

“Properties” means any assets and property of the Company, whether held directly or indirectly, including interests in Real Property and personal property, including fee interests in Real Property, interests in Ground Leases, interests in leases other than Ground Leases, interests in Debt instruments, interests in mortgages, interests in securities, easements and rights of way, and interests in limited liability companies, corporations, joint ventures, partnerships or other entities as the Company may hold from time to time, and “Property” means any one such asset or property.

“Protective Advances” means with respect to any Company GL Asset, the sum, without duplication, of the following:

(a)	the amount of all real estate taxes and insurance premiums or other property related expenses borne directly or indirectly by the Company (without reimbursement) following a default by the applicable Lessee under its Ground Lease or the expiration or earlier termination of the applicable Ground Lease; plus

(b)	the amount of all third-party out of pocket costs borne (without reimbursement) directly or indirectly by the Company in connection with (i) enforcing the Ground Lease pertaining to such Company GL Asset and/or in exercising any self-help (or similar) right under such Ground Lease (including completing any construction which the Lessee was to have completed) and/or (ii) making the applicable Company GL Asset safe or secure, preparing the same for Disposition or lease (including incurring expenditures to optimize the Company GL Asset for a potential Disposition or lease) or maintaining the Company GL Asset.

“PublicCo” means the entity contemplated by Section 13.16 to be formed (newly or by way of conversion) in a Conversion or in connection with an IPO.

“Real Property” means any real property owned directly or indirectly through one or more Subsidiaries of the Company or a Non-Controlled JV.

“Recoverable Amount” means, at any time, the excess of (i) the aggregate sum of all Remaining Crossed Amounts, over (ii) the aggregate amount previously applied to the Recoverable Amount pursuant to the terms of ARTICLE VIII.

“Regulations” means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust qualifying under Section 856 of the Code.

“Restriction Termination Date” means the first day after the Initial Date on which the Board determines the Company should no longer attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Units set forth herein is no longer required in order for the Company to qualify as a REIT.

“Restructuring” has the meaning set forth in Section 13.16(a).

“SAFE” means Safehold Inc., a Maryland corporation, in its individual capacity.

“SAFE Group” means SAFE, its Subsidiaries and any other Person in which any of the foregoing holds any Equity Securities.

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“SAFE Sale” means a transaction or series of related transactions (i) pursuant to which a Person or Group in the aggregate directly or indirectly acquire a majority of the outstanding Equity Securities of SAFE, or (ii) involving the transfer of all or substantially all of the consolidated assets of SAFE and its Subsidiaries to a Person or Group, in each case of the foregoing clauses (i) and (ii), whether by merger, business combination consolidation, sale, exchange, issuance, transfer or redemption of securities, tender offer, by sale, exchange or transfer of assets, or otherwise.

“Safehold Group” means (a) SAFE, [(b) CARET Management, (c) iStar, (d) any entity in which iStar owns a direct or indirect interest,] and (e)(i) any entity in which SAFE owns a direct or indirect interest or (ii) any other entity that Beneficially Owns or Constructively Owns Units as a result of such entity’s ownership of a direct or indirect interest in SAFE; provided that (I) in the case of clause (b), CARET Management Beneficially Owns or Constructively Owns, in the aggregate, Units in excess of the Aggregate Unit Ownership Limit or CARET Unit Ownership Limit; (II) in the case of clauses (c) and (d), iStar Beneficially Owns or Constructively Owns, in the aggregate, Units in excess of the Aggregate Unit Ownership Limit or CARET Unit Ownership Limit; and (III) in the case of clause (e), such entity (x) controls, is controlled by, or is under common control with, SAFE, (y) is not an Individual, and (z) Beneficially Owns or Constructively Owns Units in excess of the Aggregate Unit Ownership Limit or CARET Unit Ownership Limit.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Services Agreement” means any brokerage, management, construction, development or advisory agreement with a property and/or asset manager for the provision of brokerage, property management, asset management, leasing, construction, development and/or similar services with respect to the Properties and any agreement for the provision of services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, financial advisors and other professional services.

“Spinco” means Star Holdings, a Maryland statutory trust.

“Spinco Manager” means Star Holdings Manager LLC, or any successor external manager selected by the Board.

“Subsidiary” means, with respect to any Person, any other Person (which is not an individual) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Taxable REIT Subsidiary” means any Subsidiary of the Company that is a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

“Transfer” means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire, or change its level of, Beneficial Ownership or Constructive Ownership of Units or the right to vote or receive distributions with respect to Units, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option or warrant (or any disposition of any option or warrant), (b) any disposition of any securities or rights convertible into or exchangeable for Units or any interest in Units or any exercise of any such conversion or exchange right and (c) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Units; in each case, whether voluntary or involuntary, whether owned of record, Beneficially Owned or Constructively Owned and whether by operation of law or otherwise. The terms “Transferred” “Transferring”, “Transferor”, “Transferee” and all conjugations of “Transfer” shall have correlative meanings.

“Trust” means any trust provided for in Section 13.11(a).

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“Trustee” means the Person unaffiliated with the Company and a Prohibited Owner that is appointed by the Company to serve as trustee of the Trust.

“Unit” means a GL Unit, a CARET Unit, a Preferred Unit or any other fractional share of a limited liability company interest in the Company that the Board has authorized pursuant to ARTICLE IV.

“Unit Designation” has the meaning set forth in Section 4.3(a).

“Upsize” means with respect to any Company GL Asset or its Ground Lease, an agreement or other arrangement that: (i) is entered into after the Origination Date thereof; (ii) is not required by the terms of the applicable Ground Lease as Originally in Effect; and (iii) provides for an increase in the amount of rent or other additional amounts payable by the Lessee under the applicable Ground Lease that the Lessee was not previously required to pay (collectively, “Upsize Rent”) for any reason including the Lessor paying or agreeing to pay additional funds or consideration, granting a consent, waiving any right or modifying the terms of its Ground Lease.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

“Voluntary Ground Lease Termination Event” means any expiration of a Ground Lease at the end of its term or termination thereof by agreement of the applicable Lessor and Lessee; provided, however, that if the Company enters into a new lease in replacement of such Ground Lease, and such new lease is required by the terms of such Ground Lease as of the Origination Date, such Voluntary Ground Lease Termination Event shall be deemed not to have occurred.

Section 1.2 Terms and Usage Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The terms “clause(s)” and “subparagraph(s)” shall be used herein interchangeably. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, references to a Person are also to its permitted successors and permitted assigns, including by operation of law pursuant to any merger, consolidation or other transaction. Unless otherwise expressly provided herein, references to a Person owning or holding any asset or property directly or indirectly shall be deemed to include the assets and properties owned or held by such Person’s Subsidiaries and all other Persons in which such Person directly or indirectly owns Equity Securities. Unless otherwise expressly provided herein, any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified, supplemented or restated, including by succession of comparable successor statutes. Unless otherwise expressly provided herein, any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, supplemented or restated, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, but in the case of each of the foregoing, only to the extent that such amendment, modification, supplement, restatement, waiver or consent is effected in accordance with this Agreement. Unless otherwise expressly provided herein, the word “or” is inclusive.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Company is a limited liability company formed pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and dissolution, winding up and termination of the Company shall be governed by the Act. The Units held by each Member shall be personal property for all purposes. Each Person executing this Agreement on the date hereof is hereby admitted to the Company as, or continues as, a member of the Company upon its execution of a counterpart signature page to this Agreement.

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Section 2.2 Name. The name of the Company is “SAFEHOLD GL HOLDINGS LLC.” The Company’s business may be conducted under any other name or names deemed advisable by the Board. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Board in its sole and absolute discretion may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Company in the State of Delaware is located at 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Company is located at 1114 Avenue of the Americas, 39th Floor, New York, New York 10036 or such other place as the Board may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board deems advisable.

Section 2.4 Power of Attorney.

(a)    By executing this Agreement, each Member irrevocably constitutes and appoints the Board, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i)            execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including this Agreement and the Certificate of Conversion and all amendments, supplements or restatements thereof) that the Board or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Board or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Board or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; (d) all conveyances and other instruments or documents that the Board or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Company pursuant to the terms of this Agreement; (e) all instruments relating to the admission, resignation, removal or substitution of any Member pursuant to, or other events described in, ARTICLE XIII, ARTICLE XIV or ARTICLE XV or the Capital Contribution of any Member; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Units; and

(ii)            execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Board or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the Board or the Liquidator, to effectuate the terms or intent of this Agreement.

(b)   The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Board or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Member and the Transfer of all or any portion of such Member’s Units and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Board or the Liquidator, acting in good faith pursuant to such power of attorney; and, to the fullest extent permitted by law, each such Member hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Board or the Liquidator, taken in good faith under such power of attorney. Each Member shall execute and deliver to the Board or the Liquidator, within fifteen (15) days after receipt of the Board’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Board or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company. Notwithstanding anything else set forth in this Section 2.4(b), to the fullest extent permitted by law, no Member shall incur any personal liability for any action of the Board or the Liquidator taken under such power of attorney.

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Section 2.5 Term. The term of the Company commenced on the date that the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware, has continued through the filing of the Certificate of Conversion with the Secretary of State of the State of Delaware, and shall continue perpetually, unless the Company is dissolved pursuant to the provisions of ARTICLE XV or as otherwise provided by law.

Section 2.6 Units as Securities. Each limited liability company interest in the Company shall constitute a “security” within the meaning of and governed by (i) Article 8 of the Uniform Commercial Code (including Section 8 102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each limited liability company interest in the Company shall be treated as such a “security” for all purposes, including perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code).

ARTICLE III

PURPOSE

Section 3.1 Purpose and Business.

(a)   The Members hereby agree to continue the Company as a limited liability company pursuant to the Act, upon the terms and subject to the conditions set forth in this Agreement. The purpose and nature of the Company is to conduct any business, enterprise or activity permitted by or under the Act, including to (a) conduct the business of owning, constructing, reconstructing, developing, redeveloping, altering, improving, maintaining, operating, Disposing, financing, leasing, transferring, encumbering, conveying and exchanging of the Properties, (b) acquire and invest in any securities and/or loans relating to the Properties, (c) enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (d) conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (e) do anything necessary or incidental to the foregoing. Subject to ARTICLE XII, it is specifically a purpose of the Company to be operated so as to qualify for taxation as a REIT under Sections 856 through 860 of the Code and Regulations thereunder, and to own, directly or indirectly, one or more Taxable REIT Subsidiaries of SAFE or of the Company. The Company’s business and arrangements and interests shall be limited to and conducted in such a manner as to permit SAFE and the Company, at all times to qualify as a REIT unless SAFE or the Company, as applicable, in accordance with its respective governing documents, has determined to cease to qualify as a REIT or chosen not to attempt to qualify as a REIT for any reason. Without limiting any of the foregoing, the Members acknowledge that the qualification of each of SAFE and the Company as a REIT shall inure to the benefit of all Members.

(b)   In connection with the foregoing, the Company shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue and guarantee evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire and originate additional Properties necessary, useful or desirable in connection with its business.

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Section 3.2 Powers.

(a)   The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company.

(b)   The Company may contribute from time to time Company capital to one or more newly formed entities solely in exchange for equity interests therein (or in a wholly owned subsidiary entity thereof).

(c)   Notwithstanding any other provision in this Agreement, the Board may cause the Company not to take, or to refrain from taking, any action that, in the judgment of the Board, in its discretion, (i) could in the Board’s good faith determination reasonably be expected to adversely affect the ability of SAFE or the Company to qualify as a REIT, (ii) could subject SAFE or the Company to any additional taxes under Section 857 of the Code or Section 4981 of the Code or any other related or successor provision of the Code or comparable provision of state or local law or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over SAFE, the Company, or their respective securities.

Section 3.3      Company Only for Company Purposes Specified. This Agreement shall not be deemed to create a company, venture or partnership between or among the Members with respect to any activities whatsoever other than the activities within the purposes of the Company as specified in Section 3.1. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, and the Company shall not be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4      Certain Representations and Warranties. Each Member acquiring Units (including each Additional Member as a condition to becoming an Additional Member) represents, warrants and agrees that it has acquired and continues to hold its Units for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such Units or any portion thereof at any particular time or under any predetermined circumstances in violation of applicable laws. The representations and warranties contained in this Section 3.4 shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member, the admission of such Additional Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

ARTICLE IV

UNITS; CAPITAL CONTRIBUTIONS

Section 4.1 Issuance of Units. The Company shall have authority to issue the following types of limited liability company interests in the Company: GL Units, CARET Units, Preferred Units and such other Units as authorized in this ARTICLE IV, each with such rights, preferences and obligations as set forth in this Agreement. Each Person named as a Member in the Books and Records has made Capital Contributions to the Company as set forth in the Books and Records in exchange for the Units as specified therein. The Books and Records may be amended from time to time by the Board to the extent necessary to reflect accurately sales, exchanges, conversions or other Transfers, redemptions, Capital Contributions, the issuance of additional Units, or similar events having an effect on a Member’s ownership of Units. All Units are uncertificated. The terms and provisions of the GL Units, CARET Units and Preferred Units are further detailed in ARTICLE V, ARTICLE VI and ARTICLE VII, respectively, below.

Section 4.2 Capital Contributions of the Members. Except as provided by law or otherwise as expressly set forth in this Agreement, the Members shall have no obligation or right to make any additional Capital Contributions or loans to the Company; provided that SAFE shall have the right to make, in its sole discretion, additional Capital Contributions to the Company.

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Section 4.3 Issuances of Additional Units.

(a)   General. Subject to the Issuance Limitation on CARET Units, the Board, in its sole discretion, is hereby authorized (1) to cause the Company to issue additional Units (or classes or series thereof) (including Units that may be senior to existing Units, other than CARET Preferred Units (unless approved by OU Consent), to existing or newly admitted Members in exchange for any Capital Contributions by such Members, the provision of services by such Members at any time or from time to time, or for any other purpose for any or no consideration, and (2) to admit such newly admitted Members as Additional Members, for such consideration and on such terms and conditions as shall be established by the Board in its sole and absolute discretion, all without the approval of any Member. Without limiting the foregoing, the Board, in its sole discretion, is expressly authorized, to cause the Company to issue Units (i) upon the conversion, redemption or exchange of any Debt, Units or other securities issued by the Company, (ii) for less than fair market value, so long as the Board determines that such issuance is in the best interests of the Company and (iii) in connection with any merger of any other Person into the Company or any Subsidiary of the Company if the applicable merger agreement provides that Persons are to receive Units in exchange for their interests in the Person merging into the Company or any Subsidiary of the Company. Any Unit that is not specifically designated by the Board as being of a particular class or series shall be deemed to be a GL Unit. Subject to Delaware law, any additional Units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties (including designations, preferences and relative, participating, optional or other special rights, powers and duties that may be senior to existing Units, as shall be determined by the Board, in its sole discretion without the approval of any Member, other than CARET Preferred Units (unless approved by OU Consent) and set forth in a written document thereafter attached to and made an exhibit to this Agreement which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Unit Designation”). Without limiting the generality of the foregoing, the Board shall have authority to specify (a) the right of each such class or series of Units to share (on a pari passu, junior or preferred basis) in Company distributions; (b) the rights of each such class or series of Units upon dissolution and liquidation of the Company; (c) the voting rights, if any, of each such class or series of Units; and (d) the conversion, redemption or exchange rights applicable to each such class or series of Units. Upon the issuance of any additional Units, the Board shall amend its Books and Records as appropriate to reflect such issuance. Notwithstanding anything to the contrary in this Agreement, no Unit in a given class or series shall have any preferential rights within the meaning of Section 562(c) of the Code and the Regulations thereunder relative to any other Unit in such class or series. Notwithstanding anything to the contrary herein, except for the Preferred Units described in Section 7.1, from and after the Initial Date, the Company shall not issue any additional Preferred Units unless such issuance is approved by the holders of Preferred Units as required by Exhibit B.

(b)   No Preemptive Rights. Except as may be set forth in any agreement between a Member and the Company or any of its Affiliates, no Person, including any Member, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Units.

Section 4.4 Additional Funds and Capital Contributions.

(a)   General. The Board may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the acquisition or origination of additional Properties or for such other purposes as the Board may determine in its sole and absolute discretion. Additional Funds may be obtained by the Company, at the election of the Board, in any manner provided in, and in accordance with, the terms of this Section 4.4 without the approval of any Members.

(b)   Additional Capital Contributions. The Board, on behalf of the Company, may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution, the Board is hereby authorized to cause the Company from time to time to issue additional Units (as set forth in Section 4.3 above) in consideration therefor, subject to the Issuance Limitation on CARET Units.

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Section 4.5 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 4.6 Other Contribution Provisions. In the event that any Member is admitted to the Company and is issued Units in exchange for services rendered to the Company, unless otherwise determined by the Board in its sole and absolute discretion, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash and such Member had contributed the cash to the capital of the Company. In addition, solely with the consent of the Board, one or more Members may enter into contribution agreements with the Company which have the effect of providing a guarantee of certain obligations of the Company.

ARTICLE V

GL UNITS

Section 5.1 Designation and Number. The Company is authorized to issue an unlimited number of GL Units. The GL Units shall be issued to the Members listed in the Books and Records as GL Unit Holders.

Section 5.2 Distributions.

(a)   Requirement and Characterization. Subject to the terms of any Unit Designation, the Board may cause the Company to distribute on a pro rata basis all, or such portion as the Board may in its sole and absolute discretion determine, of the amounts distributable to GL Unit Holders under ARTICLE VIII. Each distribution in respect of a GL Unit shall be paid by the Company, directly or through any other Person or agent, only to the GL Unit Holder of such GL Unit as shown on the Books and Records as of the Company Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of a Person who may have an interest in such payment by reason of an assignment or otherwise.

(b)   Distributions In-Kind. No right is given to any Member to demand and receive property other than cash as provided in this Agreement. The Board may determine, in its sole and absolute discretion, to make a distribution in-kind of Company assets, including in relation to any restructuring of SAFE or its Subsidiaries.

(c)   Amounts Withheld. All amounts, if any, withheld pursuant to Section 16.3 with respect to any payment or distribution to a GL Unit Holder shall be treated as amounts paid or distributed to such GL Unit Holder pursuant to this Section 5.2(c) for all purposes under this Agreement.

(d)   Distributions Upon Dissolution and Winding Up. Notwithstanding the other provisions of this ARTICLE V, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the dissolution and winding up of the Company, shall be distributed to all Holders in accordance with Section 15.2.

(e)   Distributions to Reflect Issuance of Additional Units. In the event that the Company issues additional GL Units pursuant to the provisions of ARTICLE IV, the Board is hereby authorized to amend this Agreement as required or desirable to reflect such issuance or the terms thereof (as determined by the Board) without the consent of any Member, except as provided in Section 9.3(a).

(f)   Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to any GL Unit Holder in respect of its GL Units if such distribution would violate the Act or other applicable law.

Section 5.3 Redemptions. GL Unit Holders shall not be entitled to any redemption rights with respect to their GL Units.

ARTICLE VI

CARET UNITS

Section 6.1 Designation and Number. The Company is authorized to issue up to 12,000,000 CARET Units, in the aggregate (the “Issuance Limitation”); provided, however, that the Issuance Limitation shall not prevent the Company from undertaking one or more splits or reverse splits of the then- outstanding CARET Units in the sole discretion of the Board, subject to Section 9.5 and any applicable law. The CARET Units issued hereunder shall all be a single class of Units that are pari passu within the class as to economic matters.

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Section 6.2 Distributions.

(a)   Requirement and Characterization. (i) Subject to (A) the terms of any Unit Designation, (B) tolling in order to comply with Debt or other material contractual obligations of SAFE, the Company, their respective Subsidiaries and any other Person in which they own Equity Securities, and (C) tolling for up to two (2) years in order for SAFE, the Company and their respective Subsidiaries to take action to prevent or mitigate any matter that the Board in good faith determines is reasonably likely to result in a material detriment to SAFE (together with its Subsidiaries, taken as a whole), or the Company, their respective Subsidiaries or any other Person in which they own Equity Securities, and (ii) except as may be required or advisable for each of SAFE and the Company to qualify as a REIT and to prevent each of the Company and SAFE from incurring income and excise taxes, in each case as determined by the Board in its sole and absolute discretion, the Company shall distribute all of the amounts distributable to CARET Holders on account of Net Sale Proceeds under ARTICLE VIII within 180 days following actual receipt thereof. The Board may in its sole and absolute discretion cause the Company to make pro rata distributions to the CARET Holders on a more frequent basis and provide for an appropriate Company Record Date. Each distribution in respect of a CARET Unit shall be paid by the Company, directly or through any other Person or agent, only to the CARET Holder of such CARET Unit as shown in the Books and Records as of the Company Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of a Person who may have an interest in such payment by reason of an assignment or otherwise.

(b)   Distributions In-Kind. No right is given to any CARET Holder to demand and receive property other than cash as provided in this Agreement. The Board may determine, in its sole and absolute discretion, to make a distribution in-kind of Company assets, including in relation to any restructuring of SAFE or its Subsidiaries.

(c)    Amounts Withheld. All amounts, if any, withheld pursuant to Section 16.3 with respect to any allocation, payment or distribution to any CARET Holder shall be treated as amounts paid or distributed to such CARET Holder pursuant to this Section 6.2(c) for all purposes under this Agreement.

(d)   Distributions Upon Dissolution and Winding Up. Notwithstanding the other provisions of this ARTICLE VI, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the dissolution and winding up of the Company, shall be distributed to all Holders in accordance with Section 15.2.

(e)   Distributions to Reflect Issuance of Additional Units. In the event that the Company issues additional CARET Units pursuant to the provisions of ARTICLE IV (subject to the Issuance Limitation and the terms of Section 9.3 and Section 4.3(a)), the Board is hereby authorized, without the consent of any other Person, to make such revisions to amend this Agreement as required or desirable to reflect such issuance or the terms thereof (as determined by the Board) without the consent of any Member.

(f)   Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to any CARET Holder in respect of its CARET Units if such distribution would violate the Act or other applicable law.

Section 6.3 Redemptions. CARET Holders shall not be entitled to any redemption rights with respect to their CARET Units.

ARTICLE VII

PREFERRED UNITS

Section 7.1 Designation and Number. Prior to January 30 of the year following the year of the Initial Date, unless a Liquidity Transaction has occurred or will occur, and the Company has or will have at least 125 holders of Units, prior to such date, the Board shall cause the Company to issue Preferred Units having the rights, preferences, powers and limitations described in this Agreement including those described in this Section 7.1 and on Exhibit B. The Preferred Units shall, with respect to distribution and redemption rights and rights upon liquidation, dissolution or winding up of the Company, rank senior to the GL Units, the CARET Units and to any other Units and Equity Securities issued by the Company.

Section 7.2 Redemptions of Preferred Units. The Board may elect to redeem some or all of the Preferred Units in accordance with the provisions set forth on Exhibit B, provided that the Board shall not elect to redeem the Preferred Units to the extent such redemption would adversely affect the ability of the Company to qualify as a REIT (unless the Board determines that it is not in the best interest of the Company to qualify, or attempt to qualify, as a REIT).

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ARTICLE VIII

ECONOMICS

Section 8.1 Disposition of a Company GL Asset. (x) Net Sale Proceeds from the Disposition of a Company GL Asset, (y) net casualty or other property insurance proceeds attributable to a Company GL Asset (other than rent or business interruption insurance) which are not applied to the restoration of the applicable Company GL Asset and (z) Net Operating Income received by the Company in respect of a Company GL Asset following a Voluntary Ground Lease Termination Event or Involuntary Ground Lease Termination Event but prior to the Disposition thereof, in each case shall (without duplication of any amounts applied or distributed pursuant to this Section 8.1 and Section 8.2) be allocable:

(a)   first, to the holders of Preferred Units to the extent of the Preferred Unit rights and designations specific on Exhibit B,

(b)   second, to reduce the Invested Amount of such Company GL Asset until it is reduced to zero dollars ($0.00),

(c)   third, to reduce the Accrued Unpaid Rent Amount of such Company GL Asset until it is reduced to zero dollars ($0.00),

(d)   fourth, to reduce the Recoverable Amount until it is reduced to zero dollars ($0.00),

(e)   fifth, to reduce the CARET Operating Expenses Amount until it is reduced to zero dollars ($0.00), and thereafter

(f)   an amount equal to the balance shall be distributable pro rata to the holders of the CARET Units.

Distributions to the CARET Unit Holders pursuant to this Section 8.1 shall not be reduced by Debt of the Company.

Section 8.2 Material Change of a Company GL Asset. Amounts equal to all Net Operating Income (other than Net Operating Income resulting from Upsized Rent that does not pertain to a GL Material Change) received by the Company in respect of an Materially Changed GL Asset (without duplication of any amounts applied or distributed pursuant to Section 8.1) shall be allocable:

(a)   first, to the holders of Preferred Units to the extent of the Preferred Unit rights and designations specific on Exhibit B,

(b)   second, to reduce the Origination Economics of such Materially Changed GL Asset until it is reduced to zero dollars ($0.00) (with an amount equal to any GL Material Change Consideration first being applied to reduce the Invested Amount of such Materially Changed GL Asset until it is reduced to zero dollars ($0.00), and then being applied to the balance of the Origination Economics of such Materially Changed GL Asset),

(c)   third, to reduce the Recoverable Amount until it is reduced to zero dollars ($0.00), and thereafter

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(d)   fourth, to reduce the CARET Operating Expenses Amount until it is reduced to zero dollars ($0.00), and thereafter

(e)   an amount equal to the balance shall be distributable pro rata to the holders of the CARET Units.

Notwithstanding anything to the contrary, the CARET Holders shall not be entitled to any increase or acceleration of amounts by reason of any Upsize Rent that does not pertain to a GL Material Change. Distributions to the CARET Unit Holders pursuant to this Section 8.2 shall not be reduced by Debt of the Company.

Section 8.3 All Other Cash Proceeds. Subject to Section 9.9(b), other than amounts which are to be distributed to the CARET Unit Holders pursuant to Section 8.1, Section 8.2, and Section 15.2, all cash proceeds received by the Company (including (1) rents from GLs, (2) any revenue generated from Real Property improvements owned by the Company at the end of the applicable GLs, (3) any repayments of principal and interest on any loans made by the Company to any Person, and (4) any amounts received pursuant to the Management Agreement) shall be, less any reserves determined by the Board:

(a)   first, be distributable to the holders of Preferred Units to the extent of the Preferred Unit rights and designations specific on Exhibit B,

(b)   an amount equal to the balance shall be distributable pro rata to the holders of the GL Units or as directed by the Board.

For the avoidance of doubt, the Company shall have no obligation to distribute any amount to the CARET Holders based on either (i) Net Operating Income except as expressly provided in this ARTICLE VIII or (ii) any proceeds from any direct or indirect financings of the Company.

Section 8.4 Distribution Rules.

(a)   All distributable amounts with respect to GL Unit Holders pursuant to this ARTICLE VIII shall be distributed subject to and in accordance with Section 5.2.

(b)   All distributable amounts with respect to CARET Holders pursuant to this ARTICLE VIII shall be distributed subject to and in accordance with Section 6.2.

(c)   All distributable amounts with respect to Preferred Units pursuant to this ARTICLE VIII shall be distributed subject to and in accordance with Section 7.1 and Exhibit B.

(d)   Notwithstanding anything herein to the contrary, the Company shall have no obligation to make any distributions on account of cash proceeds received by a Non-Controlled JV until such cash proceeds are actually received by the Company, at which point any such distributions shall be made subject to and in accordance with the other applicable terms hereof.

(e)   Amounts shall be applied to the Invested Amount, the Recoverable Amount and the CARET Operating Expenses Amount under this ARTICLE VIII so as to avoid any double counting thereof.

(f)   Notwithstanding anything to the contrary contained herein, if the Board determines that a commercial lease or sublease is in part a Ground Lease and in part not a Ground Lease, then such commercial lease or sublease shall be deemed bifurcated into two separate leases; one of which is a Ground Lease and the other of which is not. (By way of example only, if a lease covers both a developed parcel and a predevelopment parcel, the Board may determine that such lease is a Ground Lease with respect to the developed parcel and a Pre-Development Ground Lease with respect to the predevelopment parcel.) If a lease is deemed so bifurcated, appropriate allocations as determined by the Board shall be made hereunder of, among other things, the amounts used to determine the Invested Amount and the Origination Rent of the applicable Company GL Asset. Notwithstanding anything to the contrary contained herein, to the extent the Board determines that a commercial lease or sublease entered into following the date hereof, is in part a Ground Lease and in part not a Ground Lease, the Board shall make such bifurcation and appropriate allocations at the time the Company acquires such Company GL Asset.

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Section 8.5 Dispositions in General. Notwithstanding anything in this ARTICLE VIII or Section 9.7 to the contrary:

(a)   If the Company does not have a controlling interest in a Ground Lease Asset or is otherwise restricted pursuant to an agreement with an unaffiliated third party or precluded by applicable law, court order, judgment or decree, then the Company shall have no obligation to Dispose of the same;

(b)   Any partial Disposition of a Company GL Asset shall constitute a GL Material Change thereto; provided that the Disposition of any partnership interest, tenancy in common interest or other interest that has an undivided pari passu direct or indirect interest in a whole Company GL Asset shall not result in a GL Material Change of the underlying Company GL Asset and shall be treated as a Disposition of a Company GL Asset with a pro rata portion of the Invested Amount of the underlying Company GL Asset (and the balance of the Invested Amount shall remain applicable to the retained interest); and

(c)   In the case of a Disposition of more than one Company GL Asset in a single transaction, the Net Sale Proceeds therefrom shall be allocated among the so Disposed Company GL Assets in a manner determined by the Board, in its sole discretion.

Section 8.6 Alternative Arrangements. Prior to a Liquidity Transaction, the Members and the Board and, following a Liquidity Transaction, the Independent Directors Committee and the Board will discuss in good faith alternative arrangements for the Company GL Assets which are to be Disposed of pursuant to the terms of Section 8.5 and Section 9.7 so that, in lieu of CARET Holders receiving cash amounts on account of Net Sale Proceeds of such Company GL Assets, the CARET Holders receive Equity Securities or other interests in a Person to whom such Company GL Asset are contributed, which Equity Securities or other interests will be owned by the CARET Holders directly and not by the Company.

ARTICLE IX

BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY

Section 9.1 Powers. Except as expressly provided in this Agreement or the Act, the Board, acting on behalf of the Company, shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the management, business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes and direct the actions of the Company in accordance with the provisions of this Agreement and agreements to which the Company is a party. Any provision of the Act that provides for the consent or approval of any percentage of members for the authorization of any action by the Company or the Board (including with respect to mergers, conversions, divisions, transfers, domestications or continuations) is hereby expressly overridden by the provisions of this Agreement. Without limiting the generality of the foregoing, except as expressly provided in this Agreement, each of the Directors shall be designated as a “manager” within the meaning of Section 18-101(12) of the Act. No Director may take any action on behalf of the Company that is in contravention of a duly approved action of the Board. To the fullest extent permitted by law, but subject to compliance with any other provision of this Agreement expressly imposing conditions or restrictions on any action or determination, the Board’s powers shall include the full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, in accordance with the provisions of this Agreement and agreements to which the Company is a party, including taking the actions and decisions set forth below:

(a)   the making of any expenditures; the borrowing of money from any Person, including Company Affiliates (including obtaining Additional Funds by causing the Company to incur Debt to any Person, upon such terms as the Board determines); the lending of money to any Person, including loans to Company Affiliates; the assumption or guarantee of, or other contracting for, indebtedness and other liabilities; the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company’s assets); and the incurring of any other obligations or the undertaking of any action that it deems necessary for the conduct of the activities of the Company (including making prepayments on loans and borrowing money or selling assets to permit the Company to make distributions of cash or other property (i) to enable the Company to maintain or restore REIT qualification and avoid the payment of any income or excise tax and (ii) such that SAFE receives an amount sufficient to make distributions to its equity holders to maintain or restore REIT qualification and avoid the payment of any income or excise tax);

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(b)   the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company, the registration of any class of securities of the Company under the Exchange Act and the listing of any debt securities of the Company on any exchange;

(c)   the acquisition, sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, division, reorganization or other combination of the Company with or into another entity (including pursuant to a Drag-Along Transaction, a Liquidity Transaction or a Restructuring);

(d)   the mortgage, pledge, encumbrance or hypothecation of any assets of the Company, the assignment of any assets of the Company in trust for creditors or on the promise of the assignee to pay the debts of the Company, the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including the financing of the operations and activities of the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including the Company’s Subsidiaries) and the repayment of obligations of the Company, its Subsidiaries and any other Person in which the Company has an equity investment, and the making of capital contributions to and equity investments in the Company’s Subsidiaries;

(e)   the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including the financing of the conduct of the operations of the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including the Company’s Subsidiaries) and the repayment of obligations of the Company and its Subsidiaries and any other Person in which the Company has an equity investment and the making of capital contributions to its Subsidiaries;

(f)   the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including any Contributed Property, or other asset of the Company or any Subsidiary, whether pursuant to a Services Agreement or otherwise;

(g)   the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Board considers useful or necessary to the conduct of the Company’s operations or the implementation of the Board’s powers under this Agreement, including contracting with contractors, developers, consultants, government authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets;

(h)   the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company and the collection and receipt of revenues, rents and income of the Company;

(i)   the maintenance of insurance (including directors and officers insurance) for the benefit of the Company and the Members as the Board deems necessary or appropriate, including (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Covered Persons hereunder;

(j)   the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that the Board deems desirable (including the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time);

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(k)   the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Company’s assets or any other aspect of the Company business;

(l)   the taking of any action necessary or appropriate to comply with all regulatory requirements applicable to the Company in respect of its business, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, filings and documents, if any, required under the Exchange Act, the Securities Act, or by National Securities Exchange requirements;

(m)   the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(n)   the undertaking of any action in connection with the Company’s direct or indirect investment in any Subsidiary or any other Person (including the contribution or loan of funds by the Company to such Persons);

(o)   except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Company property distributed in-kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

(p)   the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company;

(q)   the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power-of-attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

(r)   the exercise of any of the powers of the Board enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(s)   the exercise of any of the powers of the Board enumerated in this Agreement on behalf of any Person in which the Company does not have an interest, pursuant to contractual or other arrangements with such Person;

(t)   the making, execution and delivery of any and all deeds, leases, notes, deeds to secure Debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Board for the accomplishment of any of the powers of the Board enumerated in this Agreement;

(u)   the issuance of additional Units;

(v)   the selection and dismissal of agents, outside attorneys, accountants, consultants and contractors of the Company, the determination of their compensation and other terms of hiring;

(w)   the amendment and restatement of the Books and Records to reflect accurately at all times the Capital Contributions and Unit ownership of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the number of Units (including any issuance thereof), the admission of any Additional Member or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Books and Records otherwise is authorized by this Agreement;

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(x)   the collection and receipt of revenues and income of the Company;

(y)   the registration of any class of securities of the Company under the Securities Act or the Exchange Act;

(z)   the entering into of listing agreements with any National Securities Exchange and the listing of any securities of the Company on any such exchange;

(aa) an election to dissolve the Company in accordance with Section 15.1(a) hereof; and

(bb) the taking of any action necessary or appropriate to enable each of SAFE and the Company to qualify as a REIT.

Section 9.2 Board Composition and Meetings.

(a)   The Board shall consist of [•] members (each, a “Director”), which Directors shall be designated by SAFE.

(b)   The Board or any committee thereof shall be entitled to schedule regularly scheduled meetings. The initial schedule for such meetings will be determined by the initial Board. Regularly scheduled meetings of the Board may be held without prior notice, at such time, date and place, within or outside the State of Delaware, as the Board may from time to time decide. Special meetings of the Board may be called, by at least one (1) Business Day’s advanced written notice designating the time, date, place and purpose thereof, by any Director or the Secretary of the Company. Directors may participate in meetings of the Board by means of telephone conference or other communications equipment; provided that all Directors participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

(c)   Once appointed, a Director will serve on the Board until (i) his or her death or disability, (ii) resignation or (iii) the removal of such Director from the Board by the Person(s) having the right to designate such Director pursuant to Section 9.2(a).

(d)   Notwithstanding any duty existing at law, in equity or otherwise, any Director may be represented at a meeting of the Board by proxy, which proxy must be notified to the Board by letter, signed by the Director giving the proxy, addressed to the Board and delivered prior to the commencement of the meeting.

Section 9.3 Board Approval.

(a)   Voting; Written Consent. All matters submitted to a vote of the Board shall require the approval of not less than a majority of the Directors then on the Board and no Director acting individually in such capacity shall have the authority to manage or control the Company or approve matters relating to the Company, such powers being reserved solely to the Directors acting through the Board and to such Officers and agents of the Company to whom the Board has delegated authority. Subject to Section 9.5, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a consent in writing (including via.pdf, electronic mail or other means of electronic transmission), setting forth the action so taken, is provided by at least the number of Directors whose votes are required to take such action, which writing will be filed with the records of the meetings of the Board. Such consent shall be treated as a vote of the Board.

(b)   Quorum. A quorum of the Board will consist of a majority of the Directors then on the Board. Notwithstanding anything to the contrary herein, if a quorum does not exist at any meeting of the Board or a committee hereunder due to the lack of attendance of the requisite Directors or members of such committee at a properly called meeting of the Board or such committee (as applicable), such meeting shall be adjourned and subject to the obligation to provide proper prior notice to all members of the Board or such committee thereof, recalled for the same purpose on a date not less than twenty- four (24) hours and not more than ten (10) calendar days from the date of adjournment and the attendance of such members of the Board or committee hereunder, as applicable, that failed to attend the adjourned meeting shall not be required to establish a quorum for such recalled meeting or to approve any matters at such recalled meeting (so long as the purpose and agenda of such recalled meeting are identical to those of the adjourned meeting and no matters not set forth on such agenda are considered at such meeting).

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Section 9.4 Officers.

(a) The Board shall be entitled to appoint agents or employees, with such titles as the Board may approve in consultation with at least a majority of the Directors, as officers of the Company (“Officers”) to act on behalf of the Company, with such power and authority as the Board may delegate from time to time to any such Person. Officers, if any are appointed, shall have the powers and authority customarily exercised by officers of a Delaware corporation having similar titles and such other authority as the Board may choose to delegate to such Officers. Each of the Members acknowledges and agrees that the Board is authorized to delegate to the Officers the power and authority to conduct the day to day operations of the Company subject to and in accordance with the terms of this Agreement. Each Officer shall hold office until his or her successor is appointed by the Board or until his or her earlier (i) displacement from office by removal by the Board or (ii) death, disability, retirement, expulsion or resignation from the Company for any reason. If the office of any Officer becomes vacant for any reason, the vacancy may be filled by the Board.

Section 9.5 Restrictions on the Board’s Authority.

(a)   Notwithstanding anything in this Agreement to the contrary, except as required to satisfy any requirement of law binding on the Company or the Board, the Board may not, and may not authorize any Company Personnel to:

(i)   perform any act that would modify a Member’s limited liability or subject a Member to any liability except as provided herein or under the Act without the prior consent of such Member;

(ii)   amend Section 4.2 (Capital Contributions of the Members), Section 6.1 (Designation and Number), ARTICLE VIII (Economics), this Section 9.5 (Restrictions on the Board’s Authority), Section 9.7 (Certain Decisions with Respect to Company GL Assets), Section 9.8 (SAFE Commitment), Section 9.9 (Use of Proceeds), Section 13.15 (Drag-Along Rights), or Section 17.7 (Amendment), as well as any definitions related to such Sections as used therein, of this Agreement (except, in each case, for de minimis amendments and modifications thereto) without OU Consent, other than as provided in Section 13.7; or

(iii)   without the approval of the holders of Preferred Units as set forth on Exhibit B, take any action prohibited on Exhibit B.

(b)   Subject to Section 9.5(a), the Board shall have the exclusive power, without the prior consent of the Members, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i)   to reflect the admission, substitution or resignation of Members or the termination of the Company in accordance with this Agreement, and to amend the Books and Records in connection with such admission, substitution or resignation;

(ii)   to reflect a change that the Board determines to be of an inconsequential nature or to not adversely affect the Members as such in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iii)   to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(iv)   (A) to reflect such changes as the Board deems in its discretion are necessary or beneficial for each of SAFE or the Company to maintain or restore such entity’s qualification as a REIT or (B) to reflect the Transfer of all or any part of any Units among any entities that are disregarded as an entity separate from SAFE for U.S. federal income tax purposes;

(v)   to issue additional Units in accordance with Section 4.3; and

(vi)   to reflect a change in the name of the Company.

The Board will provide notice to the Members whenever any action under this Section 9.5(b) is taken.

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Section 9.6 Committees; Advisory Committee.

(a)   Subject to the terms and provisions of this Agreement, the Board may, from time to time, delegate any or all of its powers to one or more committees. Any delegation pursuant to this Section 9.6(a) may be revoked at any time and for any reason by the Board.

(b)   The Company hereby establishes an advisory committee of the Company (the “Advisory Committee”), members of which shall be appointed by the Board. The Advisory Committee (and its members acting in their capacity as such) shall have no authority or rights with respect to the Company, its Subsidiaries or any of their respective businesses other than to (i) receive regular updates from the Board regarding the business of CARET Ventures, and (ii) discuss potential marketing and business avenues for the business of CARET Ventures.

(c)   Following a Liquidity Transaction, the Board shall appoint one or more Persons to serve as members of the Independent Directors Committee.

Section 9.7 Certain Decisions with Respect to Company GL Assets.

(a)   With respect to (A) each Company GL Asset (other than any Real Property that is owned directly or indirectly by a Non-Controlled JV), if the Ground Lease thereon is subject to an Involuntary Ground Lease Termination Event or Voluntary Ground Lease Termination Event, and (B) any Materially Changed GL Asset, promptly after the Origination Economics thereof have been reduced to zero dollars ($0.00), the Company shall, in an orderly and commercially reasonable fashion, promptly Dispose of such Company GL Asset, to the extent commercially practicable as determined by the Board in its discretion. Any such Company GL Asset shall be Disposed of either (y) to an unaffiliated third party or (z) via a marketed process on Arms-Length Terms and, in the case of this clause (z) following a Liquidity Transaction in a case where the Company GL Asset is being Disposed of to an Affiliate of SAFE, as agreed to by a majority of the members of the Independent Directors Committee. The proceeds of such sale shall be allocated to the GL Units and CARET Units in accordance with Section 8.1. Notwithstanding anything to the contrary herein, including the foregoing:

(i)   under no circumstances shall the Company be obligated to Dispose of a Company GL Asset on terms or conditions that (A) are contrary to, would violate or result in a default under the terms of any outstanding Debt of the Company and/or its Subsidiaries (including, for example, not Disposing a Company GL Asset in the event such action could, in the Board’s judgment, lead to a violation or breach of the terms or conditions of such Debt), (B) could in the Board’s good faith determination reasonably be expected to adversely affect the qualification of SAFE or the Company as a REIT or result in either such entity being subject to any additional taxes under Section 857 of the Code or Section 4981 of the Code or any other related or successor provision of the Code, (C) are contrary to the contractual terms of each Ground Lease, (D) are contrary to other material contractual obligations of SAFE and its Affiliates (including the Company and/or its Subsidiaries) or (E) are contrary to the best interests of SAFE or the Company; if the Company does not have a controlling interest in any Real Property, the Company shall have no obligation to Dispose of the same pursuant to the terms of this Section 9.7 but shall use commercially reasonable efforts to cause such Real Property to be Disposed; and

(ii)   the Members acknowledge and agree that it shall not be a breach of this Section 9.7 for the Company to comply with any material contractual obligations of SAFE, the Company and any controlled Subsidiaries of the Company that are or may be contrary to the other requirements of this Section 9.7 (including, for example, Disposing of a Company GL Asset to the Lessee thereof on a contractually mandated price pursuant to an option or otherwise).

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(b)   Subject to Section 9.7(a), with respect to each Company GL Asset, the Board may, in its sole discretion, (1) alter, extend or otherwise modify the Ground Lease thereon, (2) terminate the Ground Lease and/or Dispose such Company GL Asset, in which case the Disposition proceeds therefrom shall be allocated to the GL Units and CARET Units in accordance with Section 8.1, and (3) make the applicable Company GL Asset safe or secure, prepare the Company GL Asset for Disposition or lease (including incurring expenditures to optimize the Company GL Asset for a potential Disposition or lease) and maintain the Company GL Asset.

Section 9.8 SAFE Commitment.

(a)   SAFE covenants that (i) all Ground Lease Assets that are directly or indirectly owned by SAFE shall be owned directly or indirectly by the Company and (ii) the Company shall have the right to designate any Pre-Development Ground Lease owned by SAFE its Subsidiaries or Non-Controlled JV as a Ground Lease when such ground lease ceases to be a Pre-Development Ground Lease upon terms and conditions approved by the Board.

(b)   If the Company, its Subsidiaries or Non-Controlled JV, directly or indirectly, acquires any interest in a property subject to a ground lease, which at the time of such acquisition is a Pre- Development Ground Lease, then except to the extent that the Company designates such asset as a Ground Lease (i) such property shall not be a “Company GL Asset”, (ii) such ground lease shall not be a “Ground Lease”, and (iii) upon such designation of such Pre-Development Ground Lease as a Ground Lease, the “Acquisition Amount” of such Pre-Development Ground Lease shall be as determined by the Board.

Section 9.9 Use of Proceeds.

(a)   The net proceeds from any Primary CARET Issuance shall be used by the Company or its Subsidiaries only for general GL Business corporate purposes, including CARET Operating Expenses; provided that this Section 9.9(a) shall not require any segregation or specific tracking of any cash or other proceeds.

(b)   All net proceeds from any CARET Financing shall be used solely to pay for CARET Operating Expenses and any remaining proceeds shall be distributed to the CARET Holders.

Section 9.10 Reimbursement.

(a)   The Members acknowledge and agree that the Spinco Manager shall be compensated for its services pursuant to the Management Agreement. For the avoidance of doubt, the CARET Unit Holders shall not be entitled to receive any proceeds from the Management Agreement and any distributions of such proceeds to the Members shall be made pursuant to Section 8.3.

(b)   The Company shall be responsible for and shall pay all expenses relating to the Company’s organization, the ownership of its assets and its operations.

(c)   The Company shall reimburse Directors and any other member of any committee of the Board for all reasonable and documented out-of-pocket costs associated with the attendance at meetings of the Board or any committee, as applicable. The Company will maintain liability insurance for Directors and any member of any committee on commercially reasonable terms and in amounts satisfactory to the Board.

Section 9.11 Contracts with Affiliates.

(a)   The Company may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established by the Board. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(b)   The Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Board approves, in each case subject to Section 9.7 and any other applicable provisions of this Agreement.

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(c)   Subject to Section 9.7 and any other applicable provisions of this Agreement, SAFE and its Affiliates may Dispose any property to, or purchase any property from, the Company, directly or indirectly, on terms and conditions established by the Board.

(d)   The Company is hereby authorized to execute, deliver and perform, and any Officer on behalf of the Company is hereby authorized to execute and deliver, any Services Agreement with Affiliates of the Company, on such terms as the Board approves.

(e)   The Board, without the approval of the Members or any of them or any other Person, may propose and adopt (on behalf of the Company) employee benefit plans funded by the Company for the benefit of employees of SAFE, the Company, Subsidiaries of the Company or any Affiliate of any of the foregoing in respect of services performed, directly or indirectly, for the benefit of SAFE, the Company or any of the Company’s Subsidiaries.

Section 9.12 Indemnification; Liability of Covered Persons.

(a)   The Company shall, to the maximum extent permitted by applicable law in effect from time to time, indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to each Covered Person, against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:

(i)    any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member or any direct or indirect Subsidiary of the foregoing in connection with the business of the Company; or

(ii)     the fact that such Covered Person is or was acting in connection with the business of the Company as a partner, member, stockholder, controlling Affiliate, manager, director, officer, employee or agent of the Company, any Member, or any of their respective controlling Affiliates, or that such Covered Person is or was serving at the request of the Company as a partner, member, manager, director, officer, employee or agent of any Person including the Company or any Company Subsidiary;

(b)   provided, however, that the Company shall not indemnify a Covered Person (1) for acts or omissions of the Covered Person that are material to the matter giving rise to the proceeding and that either were committed in bad faith or for fraud or willful misconduct or (2) in the case of any criminal proceeding if the Covered Person had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Covered Person, pursuant to a loan guaranty or otherwise (unless otherwise provided by the terms of any such guaranty or other instrument), for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Company is hereby authorized and empowered to execute, deliver and perform, and any Officer on behalf of the Company is hereby authorized to execute and deliver, one or more indemnity agreements consistent with the provisions of this Section 9.12 in favor of any Covered Person having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Covered Person did not meet the requisite standard of conduct set forth in this Section 9.12(b). The termination of any proceeding by conviction of a Covered Person or upon a plea of nolo contendere or its equivalent by a Covered Person, or an entry of an order of probation against a Covered Person prior to judgment, does not create a presumption that such Covered Person acted in a manner contrary to that specified in this Section 9.12(b) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 9.12 shall be made only out of the assets of the Company and any insurance proceeds from the liability policy covering any Covered Persons, and no Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 9.12.

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(c)   To the fullest extent permitted by law, and without requiring a preliminary determination of the Covered Person’s ultimate entitlement to indemnification under Section 9.12(a) above, expenses incurred by a Covered Person who is a party to a proceeding or otherwise subject to or the focus of or is involved in any proceeding shall be paid or reimbursed by the Company as incurred by the Covered Person in advance of the final disposition of the proceeding upon receipt by the Company of (1) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 9.12(c) has been met and (2) a written undertaking by or on behalf of the Covered Person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(d)   The indemnification provided by this Section 9.12 shall be in addition to any other rights to which a Covered Person or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Covered Person unless otherwise provided in a written agreement with such Covered Person or in the writing pursuant to which such Covered Person is indemnified.

(e)   The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f)    In no event may a Covered Person subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)   A Covered Person shall not be denied indemnification in whole or in part under this Section 9.12 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)   The provisions of this Section 9.12 are for the benefit of the Covered Persons, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 9.12 or any provision hereof shall be prospective only and shall not in any way affect the obligations of the Company or the limitations on the Company’s liability to any Covered Person under this Section 9.12 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 9.13 Liability of Covered Persons; Standard of Conduct.

(a)   The Members expressly intend, acknowledge and agree that, to the extent permitted by applicable law, notwithstanding any duty existing at law, in equity or otherwise, no Member, Director or other Covered Person is under any obligation to consider the interests of the Company or any of its Subsidiaries, the Members (including the tax consequences to the Members) or any other Person in deciding whether to take or approve (or decline to take or approve) any actions, unless expressly required to do so by the provisions of this Agreement or any other contract, and that no Member, Director or Covered Person shall be liable, at law or in equity, for Losses sustained, liabilities incurred or benefits not derived by the Company, any of its Subsidiaries, any Member or any other Person bound by this Agreement in connection with such decisions, if the Member’s or Covered Person’s conduct (i) did not constitute bad faith or willful misconduct, and (ii), in the case of the Board, complied with its standards of conduct set forth in Section 9.13(b). In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, but subject to Section 9.13(b), to the fullest extent permitted by law, including Section 18-1101(c) of the Act, no Member, Director, Covered Person or any of their Affiliates, or any of their respective shareholders, partners, members, directors, officers, agents, employees, legal representatives, advisors, consultants or independent contractors, shall be subject to any fiduciary duties or similar obligations, at law or in equity, to the Company, any of its Subsidiaries, any Member, any Director, Covered Person or any other Person bound by this Agreement and all such fiduciary duties or similar obligations are hereby eliminated to the fullest extent permitted by law; provided that nothing contained in this Section 9.13 negates, modifies, eliminates or otherwise affects (i) any of the rights and obligations expressly provided for in this Agreement or the right of any Member to seek a remedy for damages or equitable relief for any breach of such rights or obligations, (ii) any of the rights, obligations or duties of any employee or Officer of the Company or any of its Subsidiaries or (iii) the duty to comply with the implied contractual covenant of good faith and fair dealing. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

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(b)    Notwithstanding Section 9.13(a), whenever the Board or any committee of the Board (including the Independent Directors Committee) makes a determination or takes or declines to take any action, whether under this Agreement or any other agreement contemplated hereby, then, unless the determination, action or omission has been approved by OU Consent or in accordance with other applicable provisions of this Agreement, the Board or any such committee shall make such determination or take or decline to take such action in good faith and in a manner that does not contravene the provisions of this Agreement. The foregoing are the sole and exclusive standards governing any such determinations, actions and omissions of the Board or any committee of the Board (including the Independent Directors Committee) under this Agreement. In order for a determination or the taking or declining to take an action to be in “good faith” or “reasonable” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such action must subjectively believe that the determination or other action was in the best interests of either the Company or SAFE.

(c)   Whenever a potential conflict of interest exists or arises between SAFE or any of its Affiliates, on the one hand, and the Company, any of its Subsidiaries or any Member, on the other hand, any resolution or course of action by the Board in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of the duty of good faith under Section 9.13(b) or any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is approved by either (i) OU Consent or (ii) a majority of the Independent Directors Committee (the “Special Consent”). The Board shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Consent of such resolution, and the Board may also adopt a resolution or course of action with respect to such conflict of interest that has not received Special Consent. If the Board does not submit the resolution or course of action in respect of such conflict of interest as provided in the first sentence of this Section 9.13(c), then any such resolution or course of action shall be governed by Section 9.13(b).

(d)   For the avoidance of doubt, whenever the Board, any member of the Board, any committee of the Board (including the Independent Directors Committee) or any member of any such committee, in each case, makes a determination on behalf of or recommendation to the Board, or causes the Company to take or omit to take any action, the standards of conduct applicable to the Board (including the obligations in Section 9.13(b)) shall apply to such Persons, and such Persons shall be entitled to all benefits and rights of the Board hereunder, including eliminations, waivers and modifications of duties (including any fiduciary duties) to the Company, any of its Members or any other Person who acquires an interest in a Company Equity Security or any other Person bound by this Agreement, and the protections and presumptions set forth in this Agreement.

(e)   To the fullest extent permitted by law, to the extent that, under applicable law, any Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or the Members, in their capacity as such, such Covered Person shall not be liable to the Company or to any other Member for its good faith reliance on the provisions of this Agreement.

(f)   Whenever in this Agreement the Board or a committee of the Company is permitted or required to make a decision in such Covered Person’s “discretion,” “sole discretion,” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, such Covered Person, shall be entitled to consider, in addition to the best interests of the Company or SAFE and the standard set forth in Section 9.13(b), such interests and factors as such Covered Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person.

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(g)   Any determination, action or omission by the Board or a committee of the Company will for all purposes be presumed to have been in good faith or reasonable, which presumption may be rebutted as provided in the immediately following sentence. In any proceeding brought by or on behalf of the Company, any Member or any other Person who acquires an interest in a Company Equity Security or any other Person who is bound by this Agreement challenging such determination, action or omission, to the fullest extent permitted by law, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or omission was not in accordance with the standards set forth in Section 9.13(b).

(h)   The Board and each Covered Person may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. In performing its duties under this Agreement and the Act, the Board and each Covered Person shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any of its Subsidiary, prepared or presented by any Officer or other Company Personnel, or by any lawyer, certified public accountant, appraiser or other person engaged by the Board, the Company or any such Subsidiary as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the Board in good faith believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such information, opinion, report or statement.

(i)  Any amendment, modification or repeal of this Section 9.13 or any provision hereof shall be prospective only and shall not in any way affect the elimination of fiduciary duties or the limitations on the liability of the Covered Persons to the Company and the Members under this Section 9.13 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 9.14 Other Matters Concerning the Covered Persons.

(a)   The Board and any other Covered Person shall have the right, in respect of any of its powers or obligations hereunder, to act through any duly authorized Company Personnel and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Board or such other Covered Person in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Board or such other Covered Person hereunder.

(b)   Notwithstanding any other provision of this Agreement or the Act, any action of the Board and any other Covered Person on behalf of the Company or any decision of the Board or such other Covered Person to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order (1) to protect the ability of each of SAFE and the Company to continue to qualify as a REIT for U.S. federal income tax purposes, or (2) without limitation of the foregoing clause (1), for each of SAFE and the Company to avoid incurring any income or excise taxes, is expressly authorized under this Agreement and is deemed approved by all of the Members and not a breach of this Agreement or any duty existing at law, in equity or otherwise.

(c)    The foregoing Section 9.14(a) – Section 9.14(b) shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.

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Section 9.15 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any Company assets for which legal title is held in the name of any nominee shall be held for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its Books and Records, irrespective of the name in which legal title to such Company assets is held.

Section 9.16 Actions Requiring the Consent of the Holders of Preferred Units. Notwithstanding Section 9.1, Section 9.4, and Section 9.5, none of the Members, the Officers, nor the Board may take any action which by the express terms of this Agreement requires the approval of the holders of Preferred Units, including the actions described in Section 9.5, Section 17.7 or on Exhibit B, unless the holders of Preferred Units approve such action in accordance with the provisions set forth on Exhibit B.

ARTICLE X

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 10.1 Limitation of Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

Section 10.2 Management of Business. Except as otherwise expressly provided herein, no Member shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any Company business by the Board or any Company Personnel, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members under this Agreement.

Section 10.3 Outside Activities of Members. Subject to Section 9.8 and any agreements entered into by a Member or its Affiliates with the Company or its Affiliates, any Member, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures or opportunities of any Member. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the company relationship established hereby in any business ventures or opportunities of any other, and such Person shall have no obligation pursuant to this Agreement, subject to any other agreements entered into by a Member or its Affiliates with the Company or any Affiliate thereof, to offer any interest in any such business ventures or opportunities to the Company, any Member or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person.

Section 10.4 Return of Capital. Except as otherwise expressly set forth in this Agreement, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon the winding up of the Company as provided in ARTICLE XV. No Member (other than any Member who holds Preferred Units, to the extent specifically set forth herein and in the applicable Unit Designation) shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 10.5 Member Meetings.

(a)    All meetings of the Members shall be held at such time and place (including remotely) as may be determined by the Board. The Board may postpone, reschedule, adjourn, recess or cancel any meeting previously scheduled by the Board.

(b)    Members shall be entitled to vote at meetings either in person or by proxy. In any such voting, each Member shall be entitled to vote its Units in accordance with its own interests and without regard to the interests of other Members, notwithstanding any duty existing at law, in equity or otherwise. Each Member shall be entitled to the number of votes as provided in this Agreement for each Unit registered in his name on the books of the Company on the Company Record Date.

(c)    Any number of Members together holding at least a majority of the voting power of the Outside Unitholders or class of Units for which a meeting has been called, who shall be present in person or represented by proxy at any meeting duly called, shall be requisite to and shall constitute a quorum for the transaction of business, except as otherwise provided by law or by this Agreement. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by the Board or the affirmative vote of the holders of at least a majority of the voting power of the Outside Unitholders or class of Units for which a meeting has been called present or represented by proxy, without any notice other than by announcement at the meeting (if the adjournment is for thirty (30) days or less), until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time or upon such calls as may be determined by the Board. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called.

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ARTICLE XI

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 11.1 Records and Accounting. The Board shall keep or cause to be kept its Books and Records at the principal office of the Company or as otherwise determined by the Board. Books and Records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micrographics, or any other form of information storage or recordkeeping; provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. For financial reporting purposes, the financial Books and Records of the Company shall be maintained on an accrual basis in accordance with U.S. GAAP, or on such other basis as the Board determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company may operate with integrated or consolidated accounting records, operations and principles. The Company also shall maintain its tax books on the accrual basis.

Section 11.2 Company Year. The Company Year shall be the calendar year unless otherwise required under the Code.

ARTICLE XII

REIT STATUS

Section 12.1 REIT Qualification.

(a)   Unless otherwise determined by the Board, the Company shall (i) file an IRS Form 8832 to be treated as an association taxable as a corporation for U.S. federal income tax purposes effective as of the Initial Date (the “Entity Classification Election”), and (ii) make an election to be taxable as a REIT for U.S. federal income tax purposes (and applicable state and local purposes, if any) effective with respect to its taxable year beginning on the Initial Date, and shall make no election to the contrary except as otherwise provided in this Agreement.

(b)   Notwithstanding anything to the contrary in this Agreement, prior to a Liquidity Transaction, no Member shall take any action that would, or could reasonably be expected to, result in the Company failing to qualify or maintain its qualification as a REIT. In furtherance of the foregoing, the Company may take such actions as are necessary, or appropriate, and/or desirable, to preserve the status of the Company as a REIT (including, for the avoidance of doubt, following a Liquidity Transaction); provided, however, that if the Board determines the Company should not continue to be qualified as a REIT, the Company may revoke or otherwise terminate, or take action which may cause revocation or termination of, the Company’s REIT election. The Board also may determine that compliance with any restriction or limitation on ownership and transfers of Units set forth in ARTICLE XIII is no longer required for REIT qualification.

(c)   Notwithstanding anything in ARTICLE V, ARTICLE VI or ARTICLE VIII to the contrary, prior to a Liquidity Transaction, if the Board determines that “consent dividends” (as defined in Section 565 of the Code) with respect to a taxable year are necessary, appropriate or desirable to ensure or maintain the status of the Company as a REIT for U.S. federal income tax purposes or to avoid the imposition of any income or excise tax, the Board may exercise any rights that the Company has to require the holders of Units (and any other Persons) to take any and all actions necessary or appropriate under the Code, any Regulations, any court decision or any administrative positions of the U.S. Department of Treasury (including the filing of necessary consent forms with the IRS) to result in distributions sufficient to maintain REIT status or to avoid federal income or excise tax for such taxable year.

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ARTICLE XIII

RESTRICTIONS ON TRANSFERS AND OWNERSHIP OF UNITS

Section 13.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a)   Basic Restrictions.

(i)   (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Units in excess of the Aggregate Unit Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own CARET Units in excess of the CARET Unit Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Units in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)   No Person shall Beneficially Own or Constructively Own Units to the extent that such Beneficial Ownership or Constructive Ownership of Units would result in the Company being treated as “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Company actually or constructively owning, determined in accordance with Sections 856(d)(2)(B) and 856(d)(5) of the Code, an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), unless the Board determines it to be immaterial at its sole discretion.

(iii)   Notwithstanding any other provisions contained herein, during the period commencing on January 30 of the year following the year of the Initial Date and prior to the Restriction Termination Date, any Transfer of Units that, if effective, would result in the Units being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be null and void ab initio, and the intended Transferee shall acquire no rights in such Units.

(b)   Transfers in Trust. If, notwithstanding the other provisions contained in this ARTICLE XIII, there is a purported Transfer, change in capital structure or other event such that any Person would Beneficially Own or Constructively Own Units in violation of Section 13.1(a)(i) or Section 13.1(a)(ii) or any Transfer of Units occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Units in violation of Section 13.1(a)(i) or Section 13.1(a)(ii):

(i)   then that number of Units, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 13.1(a)(i) or Section 13.1(a)(ii) (rounded up to the next whole number of Units) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 13.11, effective on the close of business on the business day prior to the date of such Transfer or other event, and such Person shall acquire no rights in such Units.

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(ii)    upon the transfer of any Units to the Trust described in Section 13.1(b)(i), such Units shall have such voting, distribution, liquidation and other rights, and shall be subject to such terms and limitations, as set forth in Section 13.11, and

(iii)    to the extent that, upon a transfer of Units pursuant to this Section 13.1(b), a violation of any provision of this ARTICLE XIII would nonetheless be continuing (for example, where the ownership of Units by a single Trust would result in the Units being Beneficially Owned (determined under the principles of Section 856(a)(1) of the Code) by fewer than 100 persons), then Units shall be transferred to a number of Trusts, each having a distinct Trustee and Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this ARTICLE XIII.

Section 13.2 Remedies for Breach. If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 13.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Units in violation of Section 13.1 (whether or not such violation is intended), the Board or such committee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including causing the Company to redeem Units, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 13.1 shall be null and void and shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

Section 13.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Units in violation of Section 13.1(a), or any Person who owned or would have owned Units that resulted in a transfer to the Trust pursuant to the provisions of Section 13.1(b), shall immediately give written notice to the Company of such event, or in the case of such proposed or attempted transaction, give at least five days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s status as a REIT.

Section 13.4 Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)    every owner of five percent or more (or such lower percentage as required by the Code or the Regulations promulgated thereunder) of the outstanding units of such class or series of Units, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Units Beneficially Owned and a description of the manner in which such Units are held. Each such owner shall provide promptly to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a REIT and to ensure compliance with the Aggregate Unit Ownership Limit and the CARET Unit Ownership Limit; and

(b)   each Person who is a Beneficial Owner or Constructive Owner of Units and each Person (including the unitholder of record) who is holding Units for a Beneficial Owner or Constructive Owner shall provide to the Company such information as the Company may request, in order to determine the Company’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Section 13.5 Remedies Not Limited. Nothing contained in this ARTICLE XIII shall limit the authority of the Company or the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of its Members by preservation of the Company’s status as a REIT and to ensure compliance with Section 13.1(a).

Section 13.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this ARTICLE XIII, including any definition contained in Section 1.1, the Board shall have the power to determine the application of the provisions of this ARTICLE XIII with respect to any situation, based on the facts known to it. In the event the provisions of this ARTICLE XIII requires any action by the Board and this Agreement fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE XIII.

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Section 13.7 Exceptions.

(a)    Subject to Section 13.1(a)(i), the Board, in its sole discretion, may prospectively or retroactively by resolution exempt a Person from the Aggregate Unit Ownership Limit and the CARET Unit Ownership Limit, as the case may be, and may prospectively or retroactively establish or increase an Excepted Holder Limit for such Person, subject to the following:

(i)    the Board may, in its sole discretion and without obligation, require such information, representations and undertakings from such Person and/or other Persons as the Board may deem reasonably appropriate in order to conclude that the granting of the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Company to lose its status as a REIT;

(ii)    the Board may, in its sole discretion and without obligation, require that such Person not own and represent that it will not own or acquire, actually or constructively, determined in accordance with Sections 856(d)(2)(B) and 856(d)(5) of the Code, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or constructively, determined in accordance with Sections 856(d)(2)(B) and 856(d)(5) of the Code, more than a 9.9 percent interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, and the Board may require such information, representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity directly or indirectly owned, in whole or in part, or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT, shall not be treated as a tenant of the Company); and

(iii)   the Board may, in its sole discretion and without obligation, require such Person to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in this ARTICLE XIII), or any change in such information, will result in such Units being automatically transferred to a Trust in accordance with Section 13.1(b) and Section 13.11.

(b)    Prior to granting any exception pursuant to this Section 13.7, the Board may, in its sole discretion and without obligation, require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may, in its sole discretion and without obligation, impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)    The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Unit Ownership Limit or the CARET Unit Ownership Limit, as applicable.

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(d)    Subject to the continued accuracy of the representations in this Section 13.7(d), SAFE and each member of the Safehold Group shall be an Excepted Holder and shall be subject to an initial Excepted Holder Limit with respect to the Aggregate Unit Ownership Limit and CARET Unit Ownership Limit that will allow SAFE and each member of the Safehold Group to Beneficially Own and Constructively Own 100 percent of the Units. SAFE represents solely to the Company, on behalf of SAFE and each member of the Safehold Group, that, at all times during which SAFE or such member of the Safehold Group is an Excepted Holder:

(i)    its actual ownership or Beneficial Ownership of Units does not and will not cause any Individual to Beneficially Own Units in excess of the Aggregate Unit Ownership Limit; and

(ii)   neither SAFE nor any member of the Safehold Group will constructively own, in the aggregate, a more than 9.9 percent (9.9%) interest in any tenant or licensee of the Company or any of its subsidiaries (other than a subsidiary that has elected to be a Taxable REIT Subsidiary of the Company, or any subsidiary of such subsidiary), determined in accordance with Sections 856(d)(2)(B) and 856(d)(5) of the Code, unless the Company will not derive more than two percent (2%) of its gross revenues for a taxable year from any such tenant or such greater amount that, when taken together with any other income not described in Section 856(c)(2) or the Code or Section 856(c)(3) of the Code that is derived by the Company for such taxable year, would not cause the Company to fail to satisfy the requirements of Section 856(c)(2) of the Code or Section 856(c)(3) of the Code for such taxable year.

Section 13.8 Increase or Decrease in Aggregate Unit Ownership Limit or CARET Unit Ownership Limit. The Board may from time to time increase or decrease the Aggregate Unit Ownership Limit or CARET Unit Ownership Limit; provided, however, that:

(a)   Any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately);

(b)   Neither the Aggregate Unit Ownership Limit nor the CARET Unit Ownership Limit may be increased if, after giving effect to such increase five or fewer Individuals could Beneficially Own or Constructively Own, in the aggregate, more than 49.9% in value of the Units then outstanding; and

(c)    Prior to the modification of the Aggregate Unit Ownership Limit and the CARET Unit Ownership Limit, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

Section 13.9 Legend Regarding Maintenance of REIT Status. If the Company issues Units evidenced by certificates, each such certificate shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT, (I) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN UNITS IN THE COMPANY IN EXCESS OF 9.8 PERCENT (IN VALUE OR IN NUMBER OF UNITS, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING UNITS OF THE COMPANY UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN CARET UNITS IN THE COMPANY IN EXCESS OF 9.8 PERCENT (IN VALUE OR IN NUMBER OF UNITS, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING CARET UNITS OF THE COMPANY UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN UNITS THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER UNITS IF SUCH TRANSFER WOULD RESULT IN THE UNITS BEING OWNED BY FEWER THAN 100 PERSONS (DETERMINED UNDER THE PRINCIPLES OF SECTION 856(a)(5) OF THE CODE). ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS OR INTENDS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN UNITS WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN UNITS IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. ATTEMPTED TRANSFERS OF OWNERSHIP IN VIOLATION OF THESE RESTRICTIONS SHALL BE NULL AND VOID AB INITIO. IN ADDITION, IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE UNITS REPRESENTED HEREBY MAY BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS USED IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF UNITS ON REQUEST AND WITHOUT CHARGE.”

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Section 13.10 Severability. If any provision of this ARTICLE XIII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 13.11 Transfer of Units in Trust.

(a)   Ownership in Trust. Upon any purported Transfer or other event described in Section 13.1(b) that would result in a transfer of Units to a Trust, such Units shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 13.1(b). The Trustee shall be appointed by the Board and shall be a Person unaffiliated with the Company, any Prohibited Owner and any Charitable Beneficiary. Each Charitable Beneficiary shall be designated by the Board as provided in Section 13.11(f).

(b)   Status of Units Held by the Trustee. Units held by the Trustee shall be issued and outstanding Units of the Company. The Prohibited Owner shall have no rights in the Units held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Units held in trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the Units held in the Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported Transferor of such Units.

(c)   Distribution and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to Units held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid to a Prohibited Owner in respect of Units that have been transferred to a Trustee prior to the discovery by the Company that the Units have been transferred to the Trustee shall be paid by the Prohibited Owner to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Units held in the Trust and, subject to applicable law, effective as of the date that the Units have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Units have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. Notwithstanding the other provisions of this ARTICLE XIII, until the Company has received notification that Units have been transferred into a Trust, the Company shall be entitled to rely on its books and records for purposes of preparing lists of Members entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Members, if applicable.

(d)   Sale of Units by a Trustee. As soon as reasonably practicable, after receiving notice from the Company that Units have been transferred to a Trust, the Trustee of the Trust shall sell the Units held in the Trust to a Person, designated by the Trustee, whose ownership of the Units will not violate the ownership limitations set forth in Section 13.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Units sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 13.11(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Units or, if the Prohibited Owner did not give value for the Units in connection with the event causing the Units to be held in the Trust (e.g., in the case of a gift, devise or other similar transaction), the Fair Market Value of the Units on the day of the event causing the Units to be held in the Trust and (2) the price per Unit received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Units held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 13.11(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Units have been transferred to the Trustee, such Units are sold by a Prohibited Owner, then (i) such Units shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Units that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 13.11(d), such excess shall be paid by such Prohibited Owner to the Trustee upon demand.

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(e)   Purchase Right in Units Transferred to a Trustee. Units transferred to a Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Unit equal to the lesser of (A) the price per Unit in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Fair Market Value at the time of such devise or gift) and (B) the Fair Market Value on the date the Company, or its designee, accepts such offer. The Company shall reduce the amount payable to the Prohibited Owner by the amount of distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 13.11(c). The Company shall pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Units held in the Trust pursuant to Section 13.11(d). Upon such sale to the Company, the interest of the Charitable Beneficiary in the Units sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f)   Designation of Charitable Beneficiaries. The Board shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Trust such that the Units held in the Trust would not violate the restrictions set forth in Section 13.1(a) in the hands of such Charitable Beneficiary or Charitable Beneficiaries.

Section 13.12 Ownership Limitations in Upstream Entity. If a Member or other direct or indirect holder of Units that is an entity has in its organizational documents provisions that operate upon the occurrence of an event or circumstance described in Section 13.1(a) and effectively avoid the operation of Section 13.1(b) with respect to such event or circumstance, the provisions in such Member’s or direct or indirect holder’s organizational documents shall be applied before the provisions of this ARTICLE XIII and, to the extent the provisions in such Member’s or direct or indirect holder’s organizational documents prevent a violation of Section 13.1(a) with respect to Units held by the Member or direct or indirect holder, the provisions of this ARTICLE XIII shall not be applicable to such Units.

Section 13.13 Other Transfer Requirements.

(a)    Except pursuant to a Drag-Along Transaction, no Person may Transfer all or any portion of or any interest or rights in the Person’s Units unless the following conditions (“Conditions of Transfer”) are satisfied (or waived by the Board):

(i)   The Transferee in such Transfer assumes by express agreement all of the obligations of the Transferor Member under this Agreement with respect to such Transferred Units; provided that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the Transferor Member are assumed by a successor corporation by operation of law) shall relieve the Transferor Member of its obligations under this Agreement without the approval of the Board, in its sole and absolute discretion. Any Transferee shall take subject to the obligations of the Transferor hereunder.

(ii)   The Transferor or the Transferee shall undertake to pay all expenses incurred by the Company in connection with the Transfer.

(iii)   The Transfer will not violate any federal or state securities laws including the Securities Act.

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(b)   In connection with any proposed Transfer of any Units, the Board shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Units Transferred.

(c)   If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its Units. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

Section 13.14 GL Distributions.      All distributions to such GL Units with respect to which the Company Record Date is before the date of such Transfer, assignment or redemption shall be made to the Transferor Member and, in the case of a Transfer other than a redemption, all distributions thereafter attributable to such GL Units shall be made to the Transferee Member. All distributions to such CARET Units with respect to which the Company Record Date is before the date of such Transfer or assignment shall be made to the Transferor Member and all distributions thereafter attributable to such CARET Units shall be made to the Transferee Member.

Section 13.15 Drag-Along Rights.

(a)   Prior to a Liquidity Transaction, in the event that a SAFE Sale or GL Business Sale is consummated or one or more definitive transaction agreements are entered into providing for a SAFE Sale or GL Business Sale, in each case, on Arms-Lengths Terms and not with an Affiliate of SAFE, then SAFE may, in its sole discretion, notify each other Member (each, a “Drag-Along Member”) in writing that SAFE (or a designee) will acquire all (and not less than all) of such Member’s Units (the “Drag-Along Transaction”). If SAFE delivers such notice: (i) to the extent any vote or consent to such Drag-Along Transaction is required, each Drag-Along Member shall consent or vote for such Drag- Along Transaction and shall waive any claims related thereto, including any dissenter’s rights, appraisal rights or similar rights which such Drag-Along Member may have in connection therewith, (ii) no Drag- Along Member shall raise any objections to the proposed Drag-Along Transaction, (iii) each Drag- Along Member shall agree to sell all of its Units on the terms and conditions as set forth in such notice, subject to any rollover by Company Personnel of their Units as may be requested by the Transferee, (iv) each Drag-Along Member shall execute all documents reasonably required to effectuate such Drag-Along Transaction, as determined by SAFE (including consenting to amendments to this Agreement), (v) each Drag-Along Member shall be obligated to provide the same covenants, agreements, indemnities (on a pro rata basis in accordance with their Drag-Along Pro Rata Share, provided that no indemnification obligation of any Drag-Along Member shall exceed the consideration received by such Drag-Along Member for the sale of its Units in such Drag-Along Transaction), (vi) no Drag- Along Member shall be required to make any representation or warranty other than customary representations and warranties with respect to (A) such Drag-Along Member’s existence and power and authority to consummate the Drag-Along Transaction, (B) such Drag-Along Member’s ownership of its respective Units and ability to freely convey such Units without liens or encumbrances (other than by reason of this Agreement), (C) non-contravention of such Drag-Along Member’s charter, bylaws or other organizational documents and non-contravention of laws and/or judgments by such Drag- Along Member, (D) the enforceable nature of such Drag-Along Member’s obligations under the documents for the Drag-Along Transaction to which it is a party, subject to customary exceptions and (E) that such Drag-Along Member has not retained any Person that would be entitled to any broker’s or finder’s fees in connection with the Drag-Along Transaction, (vii) no Drag-Along Member should be liable for any representation, warranty, covenant or agreement made by another Drag-Along Member and (viii) each Drag-Along Member shall take all other actions reasonably necessary or desirable, as determined by the Board, to cause the consummation of such Drag-Along Transaction on the terms proposed by SAFE. No Drag-Along Member shall be required to agree to any non-competition, non- solicitation or similar restrictive covenant. As used herein, “Drag-Along Pro Rata Share” of a Drag- Along Member means the number of Units derived by dividing (x) the total number of Units then held by such Drag-Along Member, by (y) the total number of Units to be sold by all Drag-Along Members in the Drag-Along Transaction.

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(b)    Subject to any amounts that are deposited into an escrow account for the benefit of the Drag- Along Members, the consideration payable to each Drag-Along Member at the closing of a Drag- Along Transaction for each of its Units shall be the Fair Market Value thereof. Any Drag-Along Transaction proceeds that are deposited into an escrow account for the benefit of the Drag-Along Members shall be on a pro rata basis (in accordance with each Drag-Along Member’s respective Drag- Along Pro Rata Share).

(c)   Each Member acknowledges that even if notice of a Drag-Along Transaction has been given, SAFE shall not have any obligation to consummate any Drag-Along Transaction (and neither the Board nor the Company shall take any further actions to consummate a Drag-Along Transaction upon delivery of notice to the Company by SAFE or its Affiliates providing that it no longer desires to pursue or consummate a Drag-Along Transaction) and none of SAFE, the Company and, to the fullest extent permitted by law, the proposed Transferee shall have any liability to any Member arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such Drag-Along Transaction, except to the extent of failure to comply with any express provision of this Section 13.5 if such Drag-Along Transaction otherwise occurs.

(d)   In order to effect the foregoing covenants and agreements set forth in this Section 13.5, each Member hereby constitutes and appoints as its proxy and hereby grants a power of attorney to SAFE and the Company, and any person designated in writing by SAFE or the Company, with full power of substitution, with respect to the matters set forth in this Section 13.5, and hereby authorizes SAFE, the Company and any such designee to represent and vote all of such party’s Units in accordance with the terms and provisions of this Section 13.5 and, if such Member does not execute such documents and instruments required to be executed under this Section 13.5 within a reasonable time after receipt thereof, to execute all appropriate documents and instruments as set forth in this Section 13.5 in connection with any Drag-Along Transaction. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the Members in connection with this Agreement and, as such, each is coupled with an interest and shall be irrevocable until the valid termination of this Agreement and shall not be affected by death, disability, Incapacity, dissolution, termination of existence or bankruptcy, or any other event concerning the Member, and each Member shall take such further action and execute such further documents and other instruments as may be necessary to effectuate the intent of such proxy.

Section 13.16 Liquidity Transaction.

(a)   Authority. Notwithstanding any contrary provision of this Agreement, and without limiting the authority of the Board provided for elsewhere in this Agreement, the Board shall have the power and authority, without any vote or consent of any of the Members, to incorporate the Company or any of its Subsidiaries, or to merge, convert, combine, re-domicile or effect any other restructuring of the Company or any Affiliate thereof (a “Restructuring”), including in connection with any Liquidity Transaction, or take such other actions as it may deem advisable, including by utilizing “up-REIT” or “up-C” structuring and entering into tax receivable agreements, causing the Members to exchange their Equity Securities for securities of the surviving entity (or for other Equity Securities, as applicable, in such other form of entity as may be selected by the Board) (“Conversion Shares”), provided that the same rights (with such changes to reflect the form of entity) provided by Section 9.5(a) shall be preserved in a Restructuring (unless waived or modified by OU Consent). For the avoidance of doubt, the Conversion Shares may represent Equity Securities in the public entity or in an entity that holds Equity Securities (directly or indirectly) in the public entity or an entity in which the public entity holds Equity Securities (or an Affiliate thereof).

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(b)   Approvals; Cooperation. Provided that the same rights (with such changes to reflect the form of entity) and benefits intended to be provided by Section 9.5(a) are be preserved in a Restructuring or Liquidity Transaction (unless waived or modified by OU Consent), the Members shall cooperate in good faith and execute all documents requested by the Board in connection with any Restructuring or Liquidity Transaction, including by taking all necessary or advisable actions to (i) amend this Agreement or change the capitalization or organizational structure of the Company and its Subsidiaries, including by executing any documents that (x) alter the capital structure of the Company and its Subsidiaries, (y) provide for the conversion of the Company to a corporation or such other entity, whether through the issuance, conversion or exchange of equity securities or otherwise, or (z) form a parent holding company that is classified as a corporation or REIT for U.S. federal income tax purposes and whose primary asset would consist of Equity Securities in the Company, which parent holding company would be PublicCo with continuing Members of the Company (other than PublicCo) having a right, subject to certain conditions, to exchange their Units for cash or shares of PublicCo (as determined by the Board or by PublicCo); (ii) merge, convert or consolidate the Company; (iii) form a Subsidiary holding company that would serve as PublicCo and to distribute its Units to the Members; (iv) transfer, domesticate or otherwise move the Company to another jurisdiction; (v) exchange Units for shares of PublicCo or Equity Securities in other Persons and/or for cash; (vi) enter into any lockup agreement requested by the Board; (vii) enter into any definitive or ancillary agreement with the Company or PublicCo; and (viii) take such other steps as the Board deems necessary or advisable to create a suitable vehicle for the Restructuring or Liquidity Transaction. In furtherance, and not in limitation of the foregoing, in connection with an Liquidity Transaction, the Board shall be permitted to cause each Member to exchange its Units for other Company Equity Securities or for common stock of the PublicCo or Equity Securities in other Persons and cash in lieu of any fractional interests with an economic value equal to the Fair Market Value thereof. Following a Liquidity Transaction, the Members shall have registration rights (and, if applicable, tax receivable rights) in accordance with a registration rights agreement (and, if applicable, tax receivable agreement) to be entered into between the Company and Members.

ARTICLE XIV

ADMISSION OF MEMBERS

Section 14.1 Admission of Additional Members.

(a)   After the date hereof, a Person (other than an existing Member) who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Board (i) either (x) evidence of acceptance, in form and substance satisfactory to the Board, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.4, or (y) a counterpart signature page to this Agreement executed by such Person, and (ii) such other documents or instruments as may be reasonably required by the Board in order to effect such Person’s admission as an Additional Member and the satisfaction of all the conditions set forth in this Section 14.1.

(b)   All distributions to Holders of GL Units and/or CARET Units, as the case may be, with respect to which the Company Record Date is before the date of an admission of an Additional Member holding GL Units or CARET Units, as applicable, shall be made on a pro rata basis solely to Members other than such Additional Member, and all distributions with respect to GL Units or CARET Units, as the case may be, thereafter shall be made on a pro rata basis to all the Members including such Additional Member holding GL Units or CARET Units, as applicable.

Section 14.2 Amendment of Agreement and Certificate of Conversion. For the admission to the Company of any Member, the Board shall take all steps necessary and appropriate under the Act to amend the Books and Records and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of the Books and Records) and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

Section 14.3 Admission. Concurrently with, and as evidence of, the admission of an Additional Member, the Board shall amend the Books and Records to reflect the name, address and number of Units of such Additional Member.

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ARTICLE XV

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 15.1 Dissolution. The Company shall not be dissolved by the admission of Additional Members in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

(a)   an election to dissolve the Company made by the Board if it has determined to no longer engage in the Ground Lease business;

(b)   at any time there are no members of the Company unless the Company is continued without dissolution in accordance with the Act; or

(c)   entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act.

Section 15.2 Winding Up.

(a)    Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members in accordance with the Act. After the occurrence of a Liquidating Event, the Company shall not take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Board or any Person elected by the Members holding a majority of the GL Units (the Board or such other Person being referred to herein as the “Liquidator”) shall be responsible for overseeing the winding up of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(i)    First, to creditors of the Company, other than the Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the Debts and liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

(ii)    Second, to the satisfaction of all of the Company’s Debts and liabilities to the Members (whether by payment or the making of reasonable provision for payment thereof)

(iii)    Third, to the holders of Preferred Units, in the amount set forth in the Preferred Unit designations and preferences set forth in Exhibit B; and

(iv)    The balance, if any, to the Members in accordance with ARTICLE V, ARTICLE VI and ARTICLE VIII.

(b)   Notwithstanding the provisions of Section 15.2(a) that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 15.2(a), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made subject to the Act and only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c)   In the sole and absolute discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this ARTICLE XV may be:

(i)   distributed to a trust established for the benefit of the Members for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Members, from time to time, in the reasonable discretion of the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the Members pursuant to this Agreement; or

(ii)   withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent, conditional, unmatured or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 15.2(a) as soon as practicable.

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Section 15.3 Rights of Members. Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company, and (c) no Member (other than any Member who holds Preferred Units, to the extent specifically set forth herein and in the applicable Unit Designation) shall have priority over any other Member as to the return of its Capital Contributions, distributions or profits, if any.

Section 15.4 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would result in a dissolution of the Company, the Board shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and, in the Board’s discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined by the Board).

Section 15.5 Cancellation. Upon the completion of the winding up of the Company cash and property as provided in Section 15.2, a certificate of cancellation of the Certificate of Formation of the Company shall be filed with the Secretary of State of the State of Delaware, the Company shall be terminated, all qualifications of the Company as a foreign limited liability company or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Company shall be taken.

Section 15.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 15.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

ARTICLE XVI

TAX MATTERS

Section 16.1 Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within thirty (30) days following the issuance of audited annual financial statements of the Company, the tax information reasonably required by Members for federal and state income tax reporting purposes (provided that if such information is not furnished within ninety (90) days of the close of the relevant taxable year, the Company shall deliver estimates of such tax information within ninety (90) days of the close of the relevant taxable year. The Members shall promptly provide the Company with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the Company from time to time.

Section 16.2 Tax Elections.

(a)   Except as otherwise provided herein, the Board shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The Board shall have the right to seek to revoke any such election (including any election under Section 461(h) of the Code) upon the Board’s determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

Section 16.3 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Board determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445, 1446 or 1471-1474 of the Code and the Regulations thereunder. Any amount paid on behalf of or with respect to a Member in excess of any withheld amounts, shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Board that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Board determines, in its sole and absolute discretion, that such payment may be satisfied out of the available cash of the Company that would, but for such payment, be distributed to the Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 16.3. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 16.3 when due, SAFE may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Board shall request in order to perfect or enforce the security interest created hereunder.

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ARTICLE XVII

GENERAL PROVISIONS

Section 17.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by electronic mail or commercial courier service) to the Member at the address set forth on the Books and Records, or such other address of which the Member shall notify the Company in accordance with this Section 17.1.

Section 17.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 17.3 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 17.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 17.5 Waiver.

(a)   To the fullest extent permitted by law, no failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b)   The restrictions, conditions and other limitations on the rights and benefits of the Members contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Members, are for the benefit of the Company and, except for an obligation to pay money to the Company, may be waived or relinquished by the Board in one or more instances from time to time and at any time.

Section 17.6 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto. For the avoidance of doubt, a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission, including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records.

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Section 17.7 Amendments. Subject to Section 9.5, this Agreement may be amended, modified, or waived solely by action of the Board without the approval of any Member; provided, that all amendments to this Agreement shall affect all CARET Units equally.

Section 17.8 Applicable Law.

(a)   This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

(b)   To the fullest extent permitted by law, each Member hereby (i) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware, or to the extent the Chancery Court of the State of Delaware lacks jurisdiction, of any other state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, and (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Member at such Member’s last known address as set forth in the Books and Records. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH MEMBER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.9 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company. Notwithstanding the provisions of this Agreement (including Section 17.7), it is hereby acknowledged and agreed that the Company, without the approval of any Member or any other Person, may enter into side letters or similar written agreements to or with a Member, executed contemporaneously with the admission of such Member to the Company, which has the effect of establishing rights under, or altering or supplementing the terms of, this Agreement. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements to or with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement.

Section 17.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 17.11 No Partition. No Member nor any successor-in-interest to a Member shall, to the fullest extent permitted by law, have the right to have any property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

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Section 17.12 Third Party Beneficiary. No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns and that the provisions of this Agreement are solely for the purpose of defining the interests of the Members, inter se. No creditor or other third party having dealings with the Company (other than as expressly set forth herein with respect to Covered Persons) shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans to the Company or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or any of the Members. In addition, it is the intent of the parties hereto that no distribution to any Member shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of the Company or the Board.

Section 17.13 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Units any rights whatsoever as stockholders of SAFE, including any right to receive dividends or other distributions made to stockholders of SAFE or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of SAFE or any other matter.

Section 17.14 Creditors. Other than as expressly set forth herein with respect to Covered Persons, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 17.15 Resolution of Ambiguities. Without limiting Section 13.6, in the case of any ambiguity as to the interpretation of any definition or provision hereof, the Board shall, to the fullest extent permitted by law, be entitled to resolve such ambiguity in a manner permitted under Section 9.5(b)(ii) hereof.

Section 17.16 Determinations by the Board. In addition to the matters that are to be determined by the Board pursuant to the other provisions of this Agreement, the determination as to any of the following matters, made by the Board in good faith in a manner consistent with the terms of this Agreement, shall be final and conclusive and shall be binding upon the Company and each Member: (a) whether any Company GL Asset is a Development GL Asset; (b) whether a ground lease, ground sublease or other lease or sublease is a Ground Lease; (c) whether a GL Material Change has occurred with respect to any Company GL Asset, whether an Involuntary Ground Lease Termination Event or a Voluntary Ground Lease Termination Event has occurred; (d) the net income of the Company for any period and the amount of assets at any time legally available for the redemption of Units or the payment of distributions on its Units, including the amount of Net Sale Proceeds, Net Operating Income and other proceeds that are available for application and/or distribution pursuant to ARTICLE VIII; (e) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); and (f) the number of Units of any class or series of the Company (other than the CARET Units).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Second Amended and Restated Limited Liability Company Agreement has been executed as of the date first written above.

SAFEHOLD INC.

By:
Name:
Title:

EXHIBIT A

Schedule of Members

EXHIBIT B

Preferred Unit Rights and Designations

Section 1.               Preferred Distributions

1.1            Rank. The Preferred Units shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank senior to all Equity Securities issued by the Company, including all other classes or series of Units.

1.2            Distributions.

(a)            The record holders of the then outstanding Preferred Units shall be entitled to receive cumulative preferential cash distributions in respect of each Preferred Unit held, when and as authorized by the Board, out of funds legally available for the payment of distributions, at the rate of twelve percent (12%) per annum of the total of (i) the $1,000 liquidation preference (the “Liquidation Preference”), plus (ii) all accumulated and unpaid distributions thereon that are in arrears. Such distributions shall accrue on a daily basis and be cumulative from the first date on which any Preferred Unit is issued, such issue date to be contemporaneous with the first receipt by the Company of subscription funds for the Preferred Unit (the “Initial Issue Date”), and shall be payable semi-annually in arrears on June 30 and December 31 of each year or, if not a business day, either the immediately prior or next succeeding business day (each, a “Preferred Distribution Payment Date”). Any distribution payable on a Preferred Unit for any partial Preferred Distribution Period (as defined below) will be computed on the basis of a 360-day year consisting of twelve 30-day months. The term “Preferred Distribution Period” shall mean, with respect to the first “Preferred Distribution Period,” the period from and including the Initial Issue Date to and including the first Preferred Distribution Payment Date, and with respect to each subsequent “Preferred Distribution Period,” the period from but excluding a Preferred Distribution Payment Date to and including the next succeeding Preferred Distribution Payment Date. Distributions shall be paid to holders of record of the Preferred Units as their names appear in the books and records of the Company at the close of business on the applicable record date, which shall be the fifteenth (15th) day of the calendar month in which the applicable Preferred Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than thirty (30) nor less than ten (10) days prior to such Preferred Distribution Payment Date (each, a “Preferred Distribution Record Date”). Distributions in respect of any past Preferred Distribution Periods that are in arrears may be authorized and paid at any time. Any distribution payment made on the Preferred Units shall be credited first against the earliest accrued but unpaid distribution due which remains payable and shall be paid to holders of record on the Preferred Distribution Record Date related to such Preferred Distribution Period.

(b)            No distributions on the Preferred Units shall be authorized by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(c)            Notwithstanding the foregoing, distributions on the Preferred Units shall accrue whether or not the terms and provisions set forth in Section 1.2(b) of this Exhibit B at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Preferred Units will accumulate as of the Preferred Distribution Payment Date on which they first become payable.

(d)            Except as provided in Section 1.2(e) of this Exhibit B, unless full cumulative distributions on the Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all completed Preferred Distribution Periods, no distributions (other than distributions paid in Units ranking junior to the Preferred Units as to distributions and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon any Units ranking junior to the Preferred Units as to distributions or upon liquidation, nor shall any Units ranking junior to the Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such interests) by the Company (except by conversion into or exchange for other Units ranking junior to the Preferred Units as to distributions and upon liquidation). Any distribution payment made on the Preferred Units shall be first credited against the earliest accrued but unpaid distribution due with respect to such Preferred Units that remain payable.

(e)            When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Units, all distributions declared upon the Preferred Units shall be declared and paid pro rata based on the number of Preferred Units outstanding.

(f)             Holders of the Preferred Units shall not be entitled to any distribution, whether payable in cash, property or securities in excess of the full cumulative distributions on the Preferred Units as described in this Exhibit B.

Section 2.               Liquidation Preferences

2.1            Liquidation Preference.

(a)            Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Preferred Units shall be entitled to receive, or have the Company declare and set aside for payment, out of the assets of the Company legally available for distribution to its members or equity holders however denominated, a distribution in cash in the amount of the Liquidation Preference plus an amount equal to all distributions accrued and unpaid thereon to the date of payment, plus the Redemption Premium (as defined below) then in effect, if any (collectively, the “Liquidation Payment”), before any distribution of assets is made to holders of any other class or series of Units in respect of such Units that rank junior to the Preferred Units as to liquidation rights. In the event that the Company elects to set aside the Liquidation Payment for payment, the Preferred Units shall remain outstanding until the holders thereof are paid the full Liquidation Payment, which payment shall be made no later than immediately prior to the Company making its final liquidating distribution on the GL Units and CARET Units. In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the Liquidation Payment was set apart for payment, the Company may make a corresponding reduction to the funds set apart for payment of the Liquidation Payment.

(b)            In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the Liquidation Preference plus an amount equal to all distributions accrued and unpaid on all outstanding Preferred Units, the holders of Units shall contribute back to the Company any distributions or other payments received from the Company in connection with the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company to the extent necessary to enable the Company to pay all sums payable to the holders of the Preferred Units pursuant to this Agreement. If, notwithstanding the funds received from the holders of Units pursuant to the previous sentence, the legally available assets of the Company are insufficient to pay the amount of the Liquidation Preference plus an amount equal to all distributions accrued and unpaid on all outstanding Preferred Units, then the holders of the Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

(c)            After payment of the full amount of liquidating distributions to which they are entitled, the holders of the Preferred Units will have no right or claim to any of the remaining assets of the Company.

(d)            Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given to each record holder of the Preferred Units.

(e)            Neither the consolidation or merger of the Company with or into any other corporation, limited liability company, partnership, limited partnership, trust or other entity or of any other corporation, limited liability company, partnership, limited partnership, trust or other entity with or into the Company, nor the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall be deemed to constitute a liquidation, dissolution or winding up of the Company within the meaning of this Section 2 of this Exhibit B.

Section 3.               Preferred Unit Redemptions

3.1            Right of Optional Redemption. The Company, at its option and upon written notice, may redeem the Preferred Units, in whole or in part, at any time or from time to time (the “Redemption Date”), for cash at a redemption price of $1,000 per Preferred Unit, plus all accrued and unpaid distributions thereon to and including the date fixed for redemption (except as provided in Section 3.3 of this Exhibit B below) (the “Redemption Price”), plus a redemption premium per share (each, a “Redemption Premium”) as follows:

Period	Redemption Premium
Issuance date until December 31 of the year of issuance	US$	100
January 1 of the year following the year of issuance and thereafter	US$	0

If less than all of the outstanding Preferred Units are to be redeemed, the Preferred Units to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional interests) or by any other equitable method determined by the Company.

3.2            Limitations on Redemption. Unless full cumulative distributions on all of the Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all completed Preferred Distribution Periods, no Preferred Units shall be redeemed unless all outstanding Preferred Units are simultaneously redeemed, and the Company shall not purchase or otherwise acquire directly or indirectly any of the Preferred Units (except by exchange for Units ranking junior to the Preferred Units as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of the Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Units or any such purchase or acquisition made in order to ensure that the Company remains qualified as a REIT for federal income tax purposes.

3.3            Rights to Distributions on Interests Called for Redemption. Immediately prior to or concurrent with any redemption of the Preferred Units, the Company shall pay, in cash, any accumulated and unpaid distributions on the Preferred Units through the Redemption Date, unless a Redemption Date falls after a Preferred Distribution Record Date and prior to the corresponding Preferred Distribution Payment Date, in which case each holder of the Preferred Units at the close of business on such Preferred Distribution Record Date shall be entitled to the distribution payable on such interests on the corresponding Preferred Distribution Payment Date notwithstanding the redemption of such interests before such Preferred Distribution Payment Date.

3.4            Procedures for Redemption.

(a)            Notice of redemption will be given by the Company, addressed to the respective holders of record of the Preferred Units to be redeemed. No failure to give such notice or any defect thereof or in the sending thereof shall affect the validity of the proceedings for the redemption of any of the Preferred Units except as to the holder to whom notice was defective or not given. Upon the Company’s provision of written notice, by any means set forth in Section 4.4 below, as to the effective date of the redemption, accompanied by a check or electronic transfer in the amount of the full Redemption Price through such effective date to which each record holder of Preferred Units is entitled, such Preferred Units shall be redeemed and shall no longer be deemed outstanding the Company and all rights of the holders of such Units will terminate.

(b)            In addition to any information required by law or by the applicable rules of any exchange upon which the Preferred Units may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the Redemption Premium, if any; (iv) the number of Preferred Units to be redeemed; (v) the place or places where the Preferred Units are to be surrendered (if so required in the notice) for payment of the Redemption Price; and (vi) that distributions on the interests to be redeemed will cease to accrue on such Redemption Date. If less than all of the Preferred Units held by any holder is to be redeemed, the notice sent to such holder shall also specify the number of Preferred Units held by such holder to be redeemed.

(c)            If notice of redemption of any of the Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any of the Preferred Units so called for redemption, then, from and after the Redemption Date, distributions will cease to accrue on such Preferred Units, such Preferred Units shall no longer be deemed outstanding and all rights of the holders of such interests will terminate, except the right to receive the Redemption Price.

(d)            The deposit of funds with a bank or trust company for the purpose of redeeming the Preferred Units shall be irrevocable except that:

(i)            The Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holder of any interests redeemed shall have no claim to such interest or other earnings; and

(ii)            Any balance of money so deposited by the Company and unclaimed by the holders of the Preferred Units entitled thereto at the expiration of two years from the applicable Redemption Date shall be paid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the interests entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

3.5            Legally Available Funds. No Preferred Units may be redeemed except with funds legally available for the payment of the Redemption Price.

3.6            Status of Redeemed Interests. Any Preferred Units that shall at any time have been redeemed shall, after such redemption, be cancelled.

Section 4.               Preferred Unit Rights

4.1            Voting Rights. Except (a) as provided in this Section 4.1 of this Exhibit B, or (b) where a vote by class is required in this Agreement or by law, the holders of the Preferred Units shall not be entitled to vote on any matter submitted to members or equity holders of the Company however denominated for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Preferred Units (excluding any interests owned by any holder controlling, controlled by, or under common control with, the Company), voting as a separate class, shall be required for (i) authorization or issuance of any security senior to or on a parity with the Preferred Units, (ii) any amendment to the Agreement which has a material adverse effect on the rights and preferences of the Preferred Units, or (iii) any reclassification of the Preferred Units.

4.2            No Appraisal Rights. No holder of Preferred Units shall have any appraisal rights, contractual, statutory or otherwise, including any such rights as are described in Section 18-210 of the Act.

4.3            Conversion. The Preferred Units are not convertible into or exchangeable for any other property or securities of the Company.

4.4            Notice. All notices to be given to the holders of the Preferred Units shall be given by (a) mail, postage prepaid, (b) overnight delivery courier service, (c) electronic mail or (d) personal delivery, to the holders of record, addressed to the address shown by the records of the Company.

4.5            Restrictions on Ownership and Transfer.

(a)            The Preferred Units are subject to the provisions of this Agreement, including ARTICLE XIII.

Section 5.               Paying Agent

5.1            The holders of Preferred Units hereby authorize A5 REIT Services LLC, with an address at 45 Rockefeller Plaza, Suite 2000, New York, New York 10111, to act as paying agent on behalf of the holders of Preferred Units (the “Paying Agent”). Any distribution payments received by the Paying Agent shall be deemed paid to the holders of Preferred Units on the later of the date received by the Paying Agent or the date declared for payment.